As filed with the Securities and Exchange Commission on December 23, 1998
Registration No. 333-_______

                        SECURITIES AND EXCHANGE
                             COMMISSION Washington,
                             D.C.  20549

                                     FORM S-4
                             REGISTRATION STATEMENT
                                        UNDER
                           THE SECURITIES ACT OF
1933

                              TSI TELSYS CORPORATION
              (Exact name of registrant as specified
in its charter)

Delaware                                3663
Application Pending
(State or other          (Primary SIC Code Number)
(I.R.S.
Employer
jurisdiction of
Identification No.)
incorporation or
organization)

                          7100 Columbia Gateway
Drive
                            Columbia, Maryland
21046
                                 (410) 872-3900



(Address, including zip code, and telephone number,
                     including
area code,
                   or registrant's principal
                               executive office)
                               Joseph T. Pisula
                     President and Chief Executive
                          Officer 7100 Columbia
                          Gateway Drive Columbia,
                          Maryland 21046
                                (410) 872-3900

 (Name, address, including zip code, telephone number,
                       including
area code,
                           of agents for service)

                                 Copies to:

          Elizabeth R. Hughes
William Kean
     Venable, Baetjer and Howard, LLP         Clark,
Drummie & Company
   1800 Mercantile Bank & Trust Bldg.            40
                      Wellington
Row
            2 Hopkins Plaza                 Saint
John, New
Brunswick E2L 4S3
       Baltimore, Maryland 21201
(504) 633-3800
          (410) 244-7400


 Approximate date of commencement of proposed sale to
                          the
public:  As soon
as practicable after this Registration Statement is declared effective.
  If the securities being registered on this form are
                         being
offered in
connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box.
     If this form is filed to register additional
                    securities for
an offering
pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                      CALCULATION OF REGISTRATION FEE
                                      Proposed
                                       Proposed
                                       Maximum
                                       Maximum
Amount of
Title of Securities   Amount to be  Offering Price
Aggregate Registration
to be Registered      Registered       Per Share
Offering
Price(1)  Fee

Common Stock,
par value $.01         9,754,202         $1.41
$13,753,425
$3,823.45

(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457, based upon the average of the high and low prices of the Common Shares
                      reported on
the Montreal
     Exchange on December 17, 1998.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION
                     STATEMENT ON
SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE
UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY
STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN
ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION
STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING
PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.

                              TSI TELSYS CORPORATION
                            7100 Columbia Gateway
                              Drive Columbia,
                              Maryland 21046

                    NOTICE OF SPECIAL MEETING OF
                          SHAREHOLDERS TO BE
                          HELD__________, 1999

TO THE SHAREHOLDERS OF TSI TELSYS CORPORATION:

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders
(the
"Special Meeting") of TSI TelSys Corporation (the
"Company"), will be held at
the offices of the Company at 7100 Columbia Gateway
Drive, Columbia, Maryland,
at 1:00 p.m. local time on _______, _________, 1999
for the following purposes:

1. To approve the proposed reduction and change in authorized share capital by (a) reducing the authorized number of Common Shares from 100,000,000 shares to 40,000,000 shares and changing their designation to U.S. $.01 par value
Common Shares, (b) canceling the unissued Senior
Preferred Shares, Series 1 as
a series of shares and reducing the authorized number of Senior Preferred
Shares from 100,000,000 to 2,000,000 shares and changing their designation to
U.S. $5.00 par value Preferred Shares and (c) canceling the Junior Preferred
Shares as a class of share (the "Reclassification").

2. To approve the proposed discontinuance of the Company from the Province of New Brunswick, Canada and continuance to the State of Delaware, United
States (the "Continuance").

3.  To approve an amendment to the Company's Key
Employee Stock Option
Incentive Plan (the "Plan") to reduce certain restrictions on the number of options which can be granted under the Plan.

4. To increase the size of the Board of Directors from six to seven members and to elect _______ to the Board of Directors of the Company.

5. To consider and transact such other business as may properly and lawfully come before the Special Meeting or any adjournment thereof.

  The text of the resolutions to be submitted at the
                        Special
Meeting are
enclosed as Appendix "D" of the proxy
statement/prospectus and the particulars are more fully set forth therein.

     Only shareholders of record of the Common Shares at the close of business on ________ 1999, shall be entitled to notice of the Special Meeting. If you are unable to attend the Special Meeting in person, please complete, sign and date the enclosed form of proxy and return the same in the enclosed return envelope provided for the purpose within the time and to the location set out in the proxy accompanying this notice.

                                   By Order of the
Board of Directors

____________, 1999
Garry Bahsler,
Secretary
Columbia, Maryland

                             TSI TELSYS
CORPORATION
                           7100 Columbia
                               Gateway
                               Drive
                               Columbia,
                               Maryland

                       9,754,202 Shares of
                        Common Stock
                        Special Meeting of
                        Shareholders
                                  _________
                                  , 1999

                           PROXY
STATEMENT/PROSPECTUS

The Board of Directors of TSI TelSys Corporation, a
New Brunswick business
corporation (the "Company"), has approved:

* a reduction and change in authorized share capital to be effected by (a) reducing the authorized number of Common Shares, no par value (the "Common
Shares") from 100,000,000 shares to 40,000,000 shares and changing their designation to U.S. $.01 par value Common Shares, (b) canceling the unissued
Senior Preferred Shares, Series 1 as a series of shares and reducing the authorized number of Senior Preferred Shares from 100,000,000 to 2,000,000 shares and changing their designation to U.S. $5.00 par value Preferred Shares and (c) canceling the Junior Preferred Shares as a class of shares (the
"Reclassification");

* the discontinuance of the Company from the Province of New Brunswick, Canada, and continuance to the State of Delaware, United
States (the "Continuance");

* an amendment to the Company's Key Employee Stock
Option Incentive Plan (the
"Plan Amendment"); and

* an increase in the size of the Board of Directors from six to seven members and the nomination of _______ to the Board of Directors.

     The Company is delivering this proxy
statement/prospectus to you as its
proxy statement in connection with a special meeting of shareholders of the
Company (the "Special Meeting") called to seek approval of the Reclassification, the Continuance, the Plan Amendment and the increase in size of the Board of Directors from six to seven and the election of _______ to the
Board of Directors. The Special Meeting will be held at the offices of the
Company at 7100 Columbia Gateway Drive, Columbia,
Maryland, at 1:00 p.m. local
time on _______, _________, 1999.  After the
Reclassification and the
Continuance, the Company will operate the business of the Company as a Delaware corporation.

     The Company is also delivering this proxy statement/prospectus to you as a prospectus of the Company with respect to 9,754,202 shares of common stock,
U.S. $.01 par value of the continued corporation (the
"Continued Common
Stock").

 The Company's Common Shares are listed for trading on
                          the
Montreal
Exchange. Upon completion of the Reclassification and the Continuance, the
Continued Common Stock will continue to be listed on the Montreal Exchange, subject to the satisfaction of certain conditions imposed by the Montreal
Exchange.

 This proxy statement/prospectus and the accompanying
                         proxy
forms are first
being mailed to shareholders of the Company on or about _______, 1999.

     The background, structure and terms of the Reclassification, the
Continuance and the Plan Amendment are discussed in detail in this proxy statement/prospectus. You should read the entire proxy statement/prospectus and its appendices carefully, especially the risk factors beginning on page 4, before you decide how to vote.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Continued Common Stock to be issued in connection with the Continuance or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense. As well, no securities commission or similar authority in Canada has in any way passed upon the merits of the transactions described herein and any representation to the contrary is an offense.

 We have not authorized anyone to give you information
                         that
differs from
the information in this proxy statement/prospectus.
If you receive any
different information, you should not rely on it.

     The information contained in this proxy
statement/prospectus speaks as of
the date below. You should not infer that the information has not changed from that date.

     The date of this proxy statement/prospectus is _____, 1999.

TABLE OF CONTENTS

SUMMARY
1

RISK FACTORS
4

THE SPECIAL MEETING
8

THE RECLASSIFICATION
10

THE CONTINUANCE
11

CERTAIN CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF
THE RECLASSIFICATION
AND THE CONTINUANCE
13

CERTAIN UNITED STATES FEDERAL INCOME TAX
CONSEQUENCES TO THE SHAREHOLDERS OF THE
RECLASSIFICATION AND THE CONTINUANCE
16

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
TO THE COMPANY      21

DIFFERENCES BETWEEN THE DELAWARE AND THE NEW
BRUNSWICK CORPORATE LAW      21

CANADIAN SECURITIES LAW  CONSEQUENCES
27

AMENDMENT TO THE COMPANY'S KEY EMPLOYEE STOCK OPTION
INCENTIVE PLAN       27

MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE COMPANY'S
FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
29

BUSINESS
33

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER
MATTERS
37

DESCRIPTION OF SECURITIES
37

MANAGEMENT
38

INCREASE IN SIZE OF THE BOARD AND ELECTION OF
ADDITIONAL DIRECTOR 42

PRINCIPAL SHAREHOLDERS
42

CERTAIN TRANSACTIONS
43
LEGAL MATTERS
43

EXPERTS
43

FINANCIAL STATEMENTS
F-1

APPENDIX "A"  Certificate of Domestication
APPENDIX "B"  Certificate of Incorporation of
Continued Company APPENDIX "C"  Bylaws of Continued
Company
APPENDIX "D"  Text of Special Resolutions
APPENDIX "E"  Dissenters' Rights Under New Brunswick
Business Corporations Act

                                     SUMMARY
     This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the Reclassification, Continuance and Plan
Amendment fully and for a more complete description of the legal terms, you should read carefully the entire document and the documents we have referred to you. Unless otherwise indicated, all information contained in this proxy statement/prospectus reflects a 5 for 1 consolidation of the Company's Common
Shares on August 31, 1998.

The Company

 TSI TelSys Corporation  (the "Company"), through its
                         100%
owned U.S.
operating subsidiary TSI TelSys, Inc., a Maryland corporation ("TSI"), designs, manufactures and markets high-performance, modular telemetry processing and simulation systems and provides related engineering services to international scientific, military, and commercial ground station and platform integrators and operators. The Company has been active in the telemetry business since
September 1995. Upon successful completion of the Reclassification and
Continuance, the Company will be domesticated in Delaware. The principal executive offices of the Company will continue to be located at 7100 Columbia
Gateway Drive, Columbia, Maryland. The Company's telephone number at its principal office is (410) 872-3900.

The Special Meeting

Date, Time and Place of the Special Meeting

   The Company will hold the Special Meeting at the
                      offices of
the Company at
7100 Columbia Gateway Drive, Columbia, Maryland, at 1:00 p.m. local time on _____________, 1999.

Purposes of the Meeting

 At the Special Meeting, you will be asked to consider
                          and
vote upon:

* a reduction and change in authorized share capital to be effected by (a) reducing the authorized number of Common Shares, no par value (the "Common
Shares") from 100,000,000 shares to 40,000,000 shares and changing their designation to $.01 par value Common Shares (b) canceling the unissued Senior
Preferred Shares, Series 1 as a series of shares, reducing the authorized number of Senior Preferred Shares from 100,000,000 to 2,000,000 shares and changing their designation to U.S. $5.00 par value
Preferred Shares and (c)
canceling the Junior Preferred Shares as a class of shares (the "Reclassification");

* the discontinuance of the Company from the Province of New Brunswick, Canada, and continuance to the State of Delaware, United
States (the "Continuance");

* an amendment to the Company's Key Employee Stock
Option Incentive Plan (the
"Plan Amendment"); and

* an increase in the size of the Board of Directors from six to seven members and the election of _______ to the Board of Directors of the Company.

Reasons for the Continuance

    In general, the Company is being continued and
                     domesticated
into the State
of Delaware in order to become a U.S. domestic corporation which management believes will result in an increase of business opportunities within the U.S.
defense related and intelligence communities.  The
Company currently has no
business operations in Canada. Management believes that the Company's internal procedures will be simplified in the areas of accounting, tax, and general operations because after the Continuance both the Company and its U.S.
operating subsidiary, TSI, would be incorporated in the U.S. pursuant to
Delaware and Maryland law, respectively.

Reasons for the Reclassification

 The State of Delaware imposes an annual franchise fee
                          on
companies
incorporated in the state of Delaware. If the current no par value share structure of the Company were to remain in place upon the Company becoming a
Delaware corporation, the Company would have to pay a substantial annual
Delaware franchise fee. By changing the designation of all classes of shares from no par value to par value shares and by reducing the number of authorized shares of all classes, management has determined that the annual franchise fee would be significantly reduced.

Reasons for the Amendment to the Company's Key
Employee Stock Option Incentive
Plan

     The Board of Directors has approved the removal of certain limitations on the granting of options under the Company's Key
Employee Stock Option Incentive
Plan in order to enable the Company to continue to attract and compensate additional executive officers and directors.

Recommendations to the Shareholders

     The Company's Board of Directors believes that it is in your best interest and recommends that you vote for the proposals to approve the Reclassification,
Continuance, the Plan Amendment, and the increase in the size of the Board of Directors from six to seven members and the election of ______ to the Board of Directors.

Record Date

     You will be entitled to notice of the Special
Meeting if you owned Common
Shares as of the close of business on _______, 1999
(the "Record Date").  On
the Record Date, there was a total of 9,754,202
Common Shares outstanding and
entitled to notice of the Special Meeting.

Quorum

   Two holders of Common Shares entitled to vote,
                     present in
person or
represented by proxy, will constitute a quorum at the Special Meeting.

Matters Relating to Voting

Each holder of record of Common Shares is entitled to
                         one
vote for each
Common Share registered in his or her name.  The
Reclassification must be
approved by at least two-thirds of the votes cast by holders of Common Shares represented in person or by proxy at the Special
Meeting.  The Continuance must
be approved by at least two-thirds of the votes cast by holders of Common
Shares including the Company's majority shareholder, and by the affirmative vote of a majority of the holders of Common Shares, excluding the Company's majority shareholder, represented in person or by proxy at the Special
Meeting. Each issued share carries the right to vote for the Reclassification and
Continuance whether or not it otherwise carries the right to vote. The Plan
Amendment must be approved by the majority of the votes cast by holders of
Common Shares, other than votes attaching to 5,421,352
Common Shares
beneficially owned by insiders and their associates to whom Common Shares may be issued pursuant to the Plan, represented in person or by proxy at the
Special Meeting. The increase of the size of the Board of Directors and the election of _______ to the Board of Directors requires the affirmative vote of a majority of the holders of Common Shares.
Abstentions will be counted as
shares that are present and entitled to vote at the Special Meeting for purposes of determining the presence of a quorum, but an abstention as to any particular matter does not constitute a vote "for" or "against" and will be disregarded in calculating the votes cast as to such matter. "Broker non-votes" (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter), if any, will be treated in the same manner as abstentions.

Right to Dissent

  If you are a holder of Common Shares, you have the
                       right to
dissent in
connection with the Continuance and be paid the fair value of your Common
Shares if you object to the Continuance and the Continuance becomes effective. In order to exercise these dissenters rights you must strictly follow the procedures required by New Brunswick law, including the requirement to file a written objection notice before the Special
Meeting.
Any deviation
from these requirements may result in the loss of your dissenter's rights.
Please be aware that if you own Common Shares registered in the name of a broker, custodian, nominee or other intermediary, only the registered owner of such Common Shares is entitled to dissent. You should carefully review "Right of Dissent" beginning on page 11.

Risk Factors

     A number of factors, including the Company's lack of capital, need for additional financing, lack of profitable operations and competition should be considered prior to your vote in connection with the matters to be voted upon at the Special Meeting. You should review carefully
"Risk Factors" beginning
on page 4.

Regulatory Matters

 The Company's Common Shares are listed for trading on
                          the
Montreal
Exchange.   The Reclassification, the Continuance and
the Plan Amendment must
be approved by the Montreal Exchange.  The Montreal
Exchange has granted
conditional approval for the Reclassification, the Continuance and the Plan
Amendment. Upon completion of the Reclassification and the Continuance, the
Continued Common Stock will continue to be listed on the Montreal Exchange, subject to the satisfaction of certain conditions imposed by the Montreal
Exchange.

Tax Considerations

     The Company has concluded that under Canadian Tax legislation, the
Reclassification will not cause shareholders of the Company to be considered to have disposed of their Common Shares or to have realized a taxable capital gain or capital loss. The Company has also concluded that there will be no deemed dividend as a result of the Reclassification. The shareholders will not be deemed to have disposed of their shares or to have realized a taxable capital gain or capital loss as a result of the Continuance.
The Company will be
deemed to have disposed of all of its property as a result of the Continuance, but management has concluded that it will not create any Canadian tax liability. The Company is not obtaining a tax ruling from Revenue Canada as to the tax consequences of the Reclassification and Continuance, and the Company cannot assure you that such conclusion would be accepted by Revenue Canada.
You should carefully review "Certain Canadian Federal
Income Tax Consequences
of the Reclassification and the Continuance" beginning on page 13.

  The Company has concluded that the Reclassification
                          and
Continuance will
qualify as a reorganization for U.S. federal income tax purposes, which means you may recognize taxable gain only if you receive cash as a result of in the Reclassification and Continuance. The Company is not obtaining a ruling from he Internal Revenue Service about the income tax consequences of the
Reclassification and Continuance, and the Company cannot assure you that its conclusions about tax consequences would be accepted by the Internal Revenue service. You should carefully review "Certain United
States Federal Income Tax
Consequences of the Continuance" beginning on page 16.

     Tax matters are very complicated, and the tax consequences of the
Reclassification and the Continuance will depend on facts of your own tax situation. You should consult your own tax advisors for a full understanding of the tax consequences of the Reclassification and the Continuance to you.

                                     RISK FACTORS
 Shareholders of the Company should carefully consider
                          the
following risk
factors, in addition to the other information contained in this proxy statement/prospectus, in connection with their decision to approve the
Reclassification and the Continuance. This proxy statement/prospectus contains forward-looking statements. The words "anticipate,"
"believe," "expect,"
"plan," "intend," "estimate," "project," "will,"
"could," "may," and similar
expressions are intended to identify forward-looking statements. Such statements reflect the Company's current views with respect to future events and financial performance and involve risks and uncertainties, including without limitation the risks described below. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated.

Lack of Capital and Need for Additional Financing

     The Company had negative working capital of $3,287,847 as of October 2,
1998. On August 6, 1998, First Union National Bank demanded repayment of a $5 million loan owing by TSI. The loan had been collateralized by a standby letter of credit issued by Arab-Malaysian Bank Berhad of Malaysia and facilitated by the Company's majority shareholder. On
August 21, 1998, Arab-
Malaysian Bank Berhad of Malaysia repaid the loan to First Union National Bank.
The loan has been reflected on the Company's financial statements as a current loan payable. The terms of repayment of the loan have not yet been determined.
See "Management's Discussion and Analysis of Financial
Condition and Results of
Operations-Liquidity and Capital Resources" on page
29.  If ArabMalaysian Bank
Berhad of Malaysia demands repayment of the loan, there is no assurance that the Company will be able to secure additional financing, if necessary, to repay the loan or to generate sufficient cash flow to meet the Company's cash needs.
The Company's ability to obtain financing and the cost to the Company are uncertain. To the extent that the Company raises additional capital by issuing securities, dilution may result to the Company's shareholders. There can be no assurance that the Company will be able to raise additional capital and the inability of the Company to obtain such financing, or generate funds from operations sufficient to meet the Company's needs, could have a material adverse effect on the Company's business, financial condition or results of operations.

No Profit from Operations

    The Company has incurred significant losses and
                      management
expects that
the Company will continue to incur operating losses for the foreseeable future. The Company may not become profitable in the future.

Products are Subject to Rapid Technological Change

     The Company operates in a highly competitive market which is subject to rapid technological change. Any of the Company's products could become obsolete at any time due to rapid technological changes and the Company may be unable to update its products quickly enough to remain competitive. To the extent that the Company is unable to keep pace with technological advances and enhancements comparable to and competitive with those made by others in the industry, the Company's products may become obsolete.
See "Business" on page
33.

Dependence on Professional Staff

     The Company's success will depend in part upon its ability to attract, retain, train and motivate highly skilled employees, particularly in the area of systems engineering and software and hardware development. There is significant competition for employees with the technology skills required to perform the services and create the products the Company offers. The Company cannot be certain that it will be successful in retaining and attracting a sufficient number of highly skilled and qualified employees in the future.
None of the Company's employees (other than certain officers of the Company and its subsidiaries) are subject to non-competition agreements. The loss of any of the Company's key technical personnel or the Company's inability in the future to attract key employees could have a material adverse effect on the
Company's business, financial condition or results of operations.

Control by Existing Shareholders

     Currently and upon completion of the
Reclassification and the Continuance,
Abrar Group International Sdn. Bhd. will own approximately 53% of the outstanding Common Shares and will continue to be able to control the outcome of shareholder votes, including votes concerning the election of directors, the amendment of provisions in the Company's governing documents and the approval of other significant corporate transactions. Dr. Wan
Muhamad Hasni Wan
Sulaiman, the Chairman of the Board of the Company, is the Chairman of the
Board and majority shareholder of Abrar Group
International Sdn. Bhd.

Dependence on NASA and NEC Corporation

     Contracts or subcontracts funded by the National
Aeronautics and Space
Administration ("NASA") accounted for 98% of the Company's revenues for fiscal year 1996, 51% of revenues for fiscal year 1997 and 43% of revenues for the nine months ended October 2, 1998. The Company expects that NASA funded contracts are likely to continue to account for a significant portion of the
Company's revenues in the foreseeable future.
Accordingly, the Company's
financial performance could be adversely affected by the changing of NASA's procurement practices and policies. Although the Company is currently focusing on expanding its commercial and military sales, a relatively small number of large NASA contracts are likely to continue to account for a significant percentage of the Company's revenues in the future.
The Company's inability to
replace those contracts when they expire could have a material adverse effect on the Company's business, financial condition or results of operations.
Similarly, subcontracts from NEC Corporation of Japan accounted for 30% of the
Company's revenues for fiscal year 1997 and 39% of revenues for the nine months ended October 2, 1998. The contracts with NEC
Corporation are scheduled to
expire in fiscal 1999 and the Company's inability to replace these contracts when they expire could have a material adverse effect on the Company's business, financial condition or results of operations.

Possible Charge Against Earnings due to Fixed Price
Contracts

     Substantially all of the Company's contracts are for a fixed price. This subjects the Company to substantial risks relating to unexpected cost increases and other factors outside the control of the Company.
The Company may fail to
anticipate technical problems, estimate costs accurately or control costs during performance of a fixed price contract any of which may reduce the
Company's profit or cause a loss under such contracts.
In addition, the
Company recognizes revenues from the manufacture of customer specific development contracts on a percentage of completion basis. Accordingly, contract price and cost estimates on fixed price contracts are reviewed periodically as the work progresses and adjustments proportionate to the percentage of completion are reflected in income in the period when such estimates are revised. To the extent that these adjustments result in a loss or a reduction or elimination of previously reported profits with respect to a project, the Company would recognize a charge against current earnings which could be material and which could have a material adverse effect on the
Company's business, financial condition or results of operations.

When the Company employs subcontractors, the Company is at risk if any of its subcontractors do not perform their contracts with the Company. Similarly, when the Company acts as a subcontractor, the Company is at risk if the prime contractor does not perform its contract.

Risks Associated with Management of Growth

     The Company's revenues increased 48% during 1997
compared to 1996 and 136%
during the nine-month period ended October 2, 1998 compared to the nine-month period ended October 3, 1997. Continued growth could place a significant train on the Company's limited personnel, management, financial controls and financial and other resources. The Company's ability to manage any future expansion effectively will require the Company to attract, retain, train, motivate and manage new employees successfully, to integrate new management and employees into the Company's overall operations and to continue to improve the
Company's operational, financial and management systems and controls and facilities. The Company's failure to manage any expansion effectively could have a material adverse effect on the Company's business, financial condition or results of operations.

Risks Associated with Competition

    The Company faces significant competition.  In
                      addition to
direct
competition with other subcontractors of similar size, there are several large aerospace contractors which act as primary contractors and which also develop ground station systems in-house. The Company acts as a subcontractor to these primary contractors and, therefore, some of its competitors are also current or potential customers. Such large aerospace contractors are much larger and have greater financial and other resources than the Company. There can be no assurance that the Company will be able to compete effectively with these companies or maintain them as customers while competing with them on other projects.

Dependence on Remote Sensing Satellite Industry

Currently, substantially all of the Company's revenues
                          are
derived from
products and services related to remote sensing satellite applications. Should the satellite industry take a substantial downturn and the number of remote sensing satellites deployed be materially reduced, the Company's new business opportunities would be limited significantly.

Risks Associated with International Operations

     Outside of the United States, the Company currently conducts business in
Japan and Europe, and plans to expand into additional countries. There are certain risks inherent in conducting international business, including:

* exposure to currency fluctuations;
* longer payment cycles;
* greater difficulties in accounts receivable collection;
* potential difficulties in complying with a variety of foreign laws;
* unexpected changes in regulatory requirements;
* difficulties in staffing and managing foreign operations;
* political instability; and
* potentially adverse tax consequences.

Any one or more of such factors could have a material adverse effect on the
Company's international operations and, consequently, on the Company's business, results of operations or financial condition.

Limited Protection of Proprietary Technology

     The Company relies on a combination of
copyrights, trademark and trade
secret laws and non-disclosure and licensing agreements to protect the
Company's proprietary rights to its products. The
Company has six patent
applications pending in the United States and has applied for international protection of one of these. There can be no assurance that patents will be issued from any of the Company's pending applications or that claims allowed on any patents, if granted, will be sufficiently broad to protect the Company's technology. There can also be no assurance that any patents the Company will hold will provide the Company with proprietary protection.

  Additionally, the laws of certain foreign countries
                        may not
protect the
Company's proprietary rights to the same extent as do the laws of the United
States. Although the Company continues to implement protective measures and intends to defend its proprietary rights, there can be no assurances that these measures will be successful. The Company believes, however, that because of the rapid pace of technological change in the data communications and telecommunications industries, the legal protections for the Company's products are less significant factors in the Company's success than the knowledge, ability and experience of the Company's employees, the frequency of product enhancements and the timeliness and quality of support services the Company provides.

Volatility of Stock Price

The market price of securities of technology companies
                          are
volatile.  In
addition, the stock market in recent years has experienced volatility that often has been unrelated or disproportionate to the operating performance of particular companies. Many factors that have influenced trading prices, such as actual or anticipated operating results, growth rates, changes in estimates by analysts, market conditions in the industry, announcements by competitors, regulatory actions and general economic conditions, will vary from period to period. Any such event would likely result in a material adverse effect on the market price of the Common Shares. See " Market for Common Stock and Related
Stockholder Matters" on page 37.

Variability of Quarterly Operating Results

The Company's revenues and earnings may fluctuate from quarter to quarter based on a number of factors including:

* number, size and scope of projects;
* equipment purchases and our other expenditures;
* bid and proposal efforts undertaken;
* delays;
* employee utilization rates;
* adequacy of provisions for losses;
* accuracy of estimates of resources required to complete ongoing projects; and
* general economic conditions.

In addition, demand for the Company's products and services in each of the markets the Company serves can vary significantly from quarter to quarter due to revisions in customer budgets or schedules and other factors beyond the
Company's control. Due to all of the foregoing factors, it is possible that in some future period the Company's results of operations will fall below the expectations of securities analysts and investors. In this event, the market price of the Common Shares could fall substantially.

Absence of Dividends on Common Shares

     The Company has never declared or paid cash dividends on its Common Shares and the Company anticipates that future earnings, if any, will be retained for development of the Company's business.

Disclosure Relating To Low-Priced Stocks

     The Securities and Exchange Commission (the
"Commission") has adopted
rules that regulate broker-dealer practices in connection with transactions in
"penny stocks." Penny stocks are equity securities with a price of less than U.S. $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The Company's Common
Shares are currently
considered penny stocks. The penny stock rules require a brokerdealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the brokerdealer and its salesperson on the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements may have the effect of reducing the level of trading activity on the Montreal Exchange for the Company's Common Shares and shareholders may find it difficult to sell their Common Shares.

Year 2000 Compliance

Many existing computer systems and applications and other control devices use only two digits to identify a year in the date field, without considering the impact of the upcoming change in the century. As a result, such systems and applications could fail or create erroneous results unless corrected so that they can process data related to the Year 2000. This issue of Year 2000 compliance is pertinent to the products which the Company markets and to the
Company's IT systems, its non-IT systems and the systems of any third parties with whom the company has a material relationship.

The Company created a Year 2000 Plan in the third quarter of fiscal 1998.
Based upon the Company's current assessment of its Year 2000 readiness, the
Company plans to have its IT infrastructure and non-IT infrastructure Year
2000 compliant by June 30, 1999 fiscal quarter.  The
Company
has incurred minimal costs to date and does not expect that any additional costs to modify its IT infrastructure or its non-IT infrastructure to be Year
2000 compliant will be material to its business, financial condition or results of operations. However, there can be no assurance that the timing of June 30, 1999 will be achieved and that the costs will not be material. The Company does not expect any material disruption in its operations as a result of a failure by the Company to be compliant. As part of the Company's Year 2000 efforts, the Company intends to develop a contingency plan to manually process accounting and other functions which are currently computerized.

As part of its Year 2000 Plan, the Company has
initiated communications with
its key third party suppliers to determine the extent
to which the Company may
be vulnerable to such parties failure to be Year 2000
compliant in products and
services which they supply to the Company.  The
Company currently has limited
information concerning the compliance status of its
suppliers. In the event
that any of the Company's significant suppliers do not
successfully and timely
achieve Year 2000 compliance, the Company's business,
financial condition and
results of operations could be materially affected.
The Company intends to
develop a contingency plan which would include the
identification of potential
new suppliers which would be Year 2000 compliant
however, there can be no
assurance that such suppliers would be available to
the Company. There is also
no certainty that the Company's key customers will be
Year 2000 compliant.   In
the event that some or all of its customers are not
compliant, the Company
could suffer a loss in new orders and a delay in
shipping existing orders.
This would have a material adverse effect on the
Company's operations, revenue,
and cash flow.   Further, the Company would find it
difficult to develop
contingency plans to replace non-compliant customers because of the relatively few numbers of customers which operate in the Company's market.

Based upon the Company's current assessment, the Company plans to have its products Year 2000 compliant by June 30, 1999. The
Company has incurred minimal costs to date and at the current time, it does not expect that the total cost to have its products Year 2000 compliant will be material however, there can be no assurance that such costs will not become material.

No assurance can be given that unanticipated or undiscovered Year 2000 compliance problems would not have a material adverse effect on the Company's business, financial condition or results of operations.

                               THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

   The Company will hold the Special Meeting at the
                      offices of
the Company at
7100 Columbia Gateway Drive, Columbia, Maryland, 21046 at 1:00 p.m. local time on _____________, 1999.
Purposes of the Meeting

  At the Special Meeting, holders of record of Common
                        Shares
will consider
and vote upon the Reclassification, the Continuance, the Plan Amendment and the increase in the size of the Board of Directors from six to seven members and the election of _________ to the Board of Directors.
Solicitation of Proxies and Voting Requirements

    The cost of soliciting proxies on behalf of the
                       Company,
including the
cost of preparing and mailing the notice of the Special Meeting and this proxy statement/prospectus, will be paid by the Company.
Solicitation will be
primarily by mailing this proxy statement/prospectus to all shareholders of the
Company entitled to vote at the Special Meeting.
Proxies may be solicited by
officers of the Company personally, but at no compensation in addition to their regular compensation as officers. The Company may reimburse brokers, banks and others holding shares in their names for others for the cost of forwarding proxy materials and obtaining proxies from their principals.

  Only the holders of record of Common Shares at the
                       close of
business on
_______, 1999 (the "Record Date") are entitled to notice of the Special Meeting or at any adjournment thereof. On the Record Date, 9,754,202 Common Shares were issued and outstanding. Each holder of record of Common Shares is entitled to one vote for each Common Share registered in his or her name.
Special Meeting materials will be mailed to the registered holders of Common
Shares by the Company. Beneficial shareholders will receive materials from intermediaries who hold shares of Common Shares on their behalf. These materials will be delivered to the intermediaries by the Company for redistribution to the beneficial shareholders.

Two holders of Common Shares entitled to vote, present
                          in
person or
represented by proxy, will constitute a quorum at the Special Meeting.
Abstentions will be counted as Common Shares that are present and entitled to vote at the Special Meeting for purposes of determining the presence of a quorum, but an abstention as to any particular matter does not constitute a vote "for" or "against" and will be disregarded in calculating the votes cast as to such matter. "Broker non-votes" (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter), if any, will be treated in the same manner as abstentions.

Appointment and Revocation of Proxies

     The proxies are being solicited on behalf of the Board of Directors of the Company.

 The proxy for the Special Meeting must each be signed
                         by an
individual
holder of Common Shares, or by his attorney authorized in writing executed by the shareholder. If the shareholder is a corporation, such proxy must either be under its common seal or signed by a duly authorized officer, or if the shareholder is a partnership, it must be signed by either a general partner, managing partner or duly authorized officer of the partnership.

A shareholder executing the enclosed form of proxy has
                          the
power to revoke
it by an instrument in writing executed by the shareholder or by his or her attorney authorized in writing, or, where the shareholder is a corporation, by a duly authorized officer or attorney of the corporation. The instrument of revocation must be delivered either to the records office of the Company located at P.O. Box 6850 Station A, Saint John, New
Brunswick, Canada, E2L 4S3,
at any time up to and including the last business day preceding the day of the
Special Meeting or any adjournment thereof, or to the Chairman of the Special
Meeting on the day of the Special Meeting or any adjournment thereof, before any vote in respect of which the proxy is to be used shall have been taken.
Voting of Shares and Exercise of Discretion of Proxies

The Common Shares represented by a proxy will be voted
                          or
withheld from
voting by the proxy holder in accordance with the instructions of the shareholder. If the shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly. In the absence of any instructions in a proxy, it is intended that such proxy will be utilized to vote in favor of the motions proposed to be made at the Special Meeting authorizing the Reclassification, the Continuance, the Plan Amendment and the increase in the size of the Board of Directors from six to seven members and the election of ___________ to the Board of Directors.

     The accompanying instruments of proxy confer
                     discretionary
authority on
the persons named therein with respect to amendments or variations to matters identified in the notice of Special Meeting and with respect to other matters which may properly come before the Special Meeting.
For those shareholders
voting against the proposals contained in the proxy for the Special Meeting, the discretionary authority of those named therein will not be voted to adjourn any meeting. At the date hereof, management of the Company knows of no such amendments, variations or other matters to come before the Special Meeting other than the matters referred to in the notice of the Special Meeting.

                                THE RECLASSIFICATION
     In connection with the proposed Continuance, the shareholders of the
Company are being asked to consider, and, if thought fit, to pass a number of resolutions in accordance with Section 113 of the New
Brunswick Business
Corporations Act (the "NBBCA"), which will change the designation of Common
Shares and Senior Preferred Shares from no par value to par value shares, which will reduce the number of authorized Common Shares and Senior Preferred Shares, and which will cancel the Senior Preferred Shares, Series 1 as a series of shares and cancel the Junior Preferred Shares as a class of share. The
Special Resolutions must be approved by at least two thirds of the votes cast by holders of Common Shares represented in person or by proxy at the Special
Meeting.

 Specifically, the following three special resolutions
                          are
being proposed:

     1.  A special resolution to change the
designation of the no par value
Common Shares of the Company to U.S. $.01 par value common shares and to reduce the authorized Common Shares from 100,000,000 to 40,000,000 shares. There are currently 9,754,202 Common Shares issued and outstanding.

     2.  A special resolution to cancel the Senior
                       Preferred
Shares, Series 1 as
a series of shares, change the designation of the no par value Senior Preferred
Shares of the Company to U.S. $5.00 par value
Preferred Shares and to reduce the
authorized Senior Preferred Shares from 100,000,000 to
2,000,000 shares.  There
are currently no Senior Preferred Shares issued and outstanding.

  3.  A special resolution to cancel the 100,000,000
                        Junior
Preferred Shares
as an authorized class of shares of the Company.
There are currently no Junior
Preferred Shares issued and outstanding.

 The State of Delaware imposes an annual franchise fee
                          on
registered
Delaware companies. If the current no par value share structure of the Company was to remain in place upon the Company becoming a Delaware corporation, the
Company would have to pay a substantial annual
Delaware franchise fee.  By
changing the designation of all classes of shares from no par value to par value shares and by reducing the number of authorized shares of all classes, management has determined that the annual franchise fee would be significantly reduced.

     The proposed changes to the capital structure of the Company would be completed while the Company remains a New Brunswick business corporation before the Continuance. Assuming that the shareholders approve the Continuance, the
Company would then seek appropriate regulatory approval to be discontinued from
New Brunswick and be continued into the State of Delaware under the revised capital structure. If approved, the Board of Directors will be given the absolute discretion by the shareholders to evoke the implementation of the proposed changes to the capital structure of the Company without further approval of or notice to the shareholders. The text of the special resolutions is attached under Appendix D.

   It is anticipated that the Reclassification will
                        become
effective before
the Continuance and as soon as practicable after the Special Meeting. The resolutions provide that the Board of Directors will be given the absolute discretion to terminate the Reclassification if the Board of Directors abandons the Continuance. See the "Continuance."

                               THE CONTINUANCE
     Shareholders of the Company will be asked to consider and, if thought fit, pass a special resolution authorizing the discontinuance of the Company from the Province of New Brunswick, Canada in accordance with Section 127 of the
NBBCA and the continuance of the Company into the State of Delaware, United
States. The text of the special resolution is attached under Appendix D.
If at least two holders of record of Common Shares on the Meeting Record Date are represented in person or by proxy at the Special
Meeting, and if: (i)  the
Continuance is approved by at least two-thirds of the votes cast by holders of
Common Shares including the Company's majority shareholder, (ii) the
Continuance is also approved by the affirmative vote of a majority of the holders of Common Shares, excluding the Company's majority shareholder, represented in person or by proxy at the Special
Meeting and (iii) regulatory
approval is obtained, the Continuance will result in a change in the Company's jurisdiction of incorporation from the Province of New
Brunswick, Canada to the
State of Delaware, United States and will also result in the adoption of a new certificate of incorporation for the Company, which will govern the Company under Delaware law. If approved by the shareholders and subject to requisite regulatory approval, it is anticipated that the Continuance will become effective on or about _______, 1999, or as soon as practicable after the
Special Meeting.  The Board of Directors of the
Company will be given the
absolute discretion by shareholders of the Company to abandon the application to discontinue the corporation under the NBBCA and the Continuance of the
Company under the Delaware General Corporation Law
(the "DGCL") at any time
without further approval or notice to the shareholders.
General

    In general, the Company is being continued and
                     domesticated
into the State
of Delaware in order to become a U.S. domestic corporation which management believes will result in the increase of business opportunities within the U.S.
defense related and intelligence communities.  The
Company currently has no
business operations in Canada. Management believes that the Company's internal procedures will be simplified in the areas of accounting, tax, and general operations because after the Continuance both the Company and its U.S.
subsidiary, TSI, would be incorporated in the U.S.
pursuant to Delaware and
Maryland law, respectively.

     For those shareholders who are opposed to the
                     Continuance,
dissenters'
rights are set forth by law. See "Right of Dissent" on page 11.
In addition,
shareholders may make an application for an oppression remedy under Section 141 or 166 of the NBBCA.

Right of Dissent

The holders of Common Shares have the right to dissent
                          in
connection with
the Continuance. Each of the Company's shareholders is entitled to dissent and be paid the fair value of such shareholder's Common
Shares if the
shareholder
objects to the Continuance and the Continuance becomes effective in accordance with Section 131 of the NBBCA. A shareholder may dissent only with respect to all of the Common Shares held by the shareholder on behalf of any one beneficial owner and registered in the shareholder's name. A shareholder is not entitled to dissent from the resolution with respect to any Common Shares beneficially owned by one owner if the shareholder votes any Common Shares beneficially owned by that owner in favor of the resolution that is adopted. In order to dissent, a shareholder must send to the Company at 7100 Columbia
Gateway Drive, Columbia, Maryland, 21046, U.S.A., attention: Mr. Paul R.
Sevigny, Chief Financial Officer, on or before the date of the Special Meeting, a written objection (an "Objection Notice") to the Continuance in respect of which the shareholder proposes to dissent at or before the Special Meeting. A vote against the Continuance or an abstention in respect thereof does not constitute such an Objection Notice, but a shareholder need not vote his Common
Shares against the Continuance in order to dissent in respect of the
Continuance. Similarly, the revocation of a proxy conferring authority on the proxy holder to vote in favor of the Continuance does not constitute an
Objection Notice in respect of the Continuance, but any such proxy granted by a shareholder who intends to dissent should be validly revoked. Within 10 days following the date of the Special Meeting, the Company will deliver to each shareholder who has filed an Objection Notice in respect of the resolution passed at the Special Meeting, except a shareholder who voted for the
Continuance resolution or has withdrawn his Objection
Notice at the address
specified for such purpose in the Objection Notice, a notice stating the special resolution authorizing the Continuance has been adopted.

     Persons who are beneficial owners of Common
Shares registered in the name
of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that only the registered owner of such Common Shares is entitled to dissent. A registered holder such as a broker who holds Common
Shares as nominee for beneficial owners, some of whom desire to dissent, must exercise dissent rights on behalf of such beneficial owners with respect to the
Common Shares held for such beneficial holders. In such case, the objection notice should set forth the number of Common
Shares to which it
relates.

     Within 20 days after he or she receives notice or learns that the resolution in respect of the Continuance has been
                      approved, a
dissenting
shareholder must send to the Company written notice containing the shareholder's name and address, the number of Common Shares in respect of which he dissents and a demand for payment of the fair value of such Common Shares.
Not later than 30 days after sending such notice, a dissenting shareholder is then required to send to the Company the certificates representing the Common
Shares in respect of which he dissents. Not later than 14 days after receiving such notice or the effective day of the Continuance, whichever is later, the
Company shall send to each dissenting shareholder who sent such written notice, a written offer (the "Offer to Purchase") to pay him an amount considered by the Board of Directors of the Company to be the fair value of such Common
Shares as of the close of business on the day before the resolution approving the Continuance was adopted accompanied by a statement showing how the fair value was determined. Every Offer to Purchase Common
Shares made to a holder
of Common Shares who dissents to the Continuance shall be on the same terms as every other Offer to Purchase made to other dissenting shareholders of the
Company.

   A dissenting shareholder may accept the Company's
                       Offer to
Purchase in the
amount of the Company's Offer to Purchase, but an Offer to Purchase lapses if not accepted within 30 days after it has been made.
If the Offer to Purchase
has not been accepted, an application may be made to the Court of Queen's Bench of New Brunswick (the "Court") by the Company within
15 days, or by any
dissenting shareholder, within a further 20 days or any such further period the
Court may allow, to fix the fair value of the Common
Shares held by the
dissenting shareholder. All dissenting shareholders whose Common Shares have not been purchased by the Company will be joined as parties to the application and will be bound by the decision of the Court. The
Court order will fix the
fair value of the Common Shares of all dissenting shareholders who are parties to the application, give judgment in that amount against the Company in favor' of each of the dissenting shareholders and fix the time within which the
Company must pay the amount to the dissenting shareholders.

 Except where the dissenting shareholder withdraws his dissent, or the Board of Directors abandons the Continuance, a dissenting shareholder ceases to have any rights as a shareholder of the Company other than the right to be paid the fair value of his Common Shares. The Company will not make a payment to a dissenting shareholder if there are reasonable grounds for believing that: (a) the Company is or would after the payment be unable to pay its liabilities as they become due or (b) the realizable value of the Company's assets would thereby be less than the aggregate amount of its liabilities. If either of these tests cannot be met, the Company shall within 10 days of the Court order or acceptance of an Offer to Purchase, send a notice to each dissenting shareholder that the Company cannot lawfully pay dissenting shareholders for the Common Shares. Once this notice is received, a dissenting shareholder may, by written notice delivered to the Company within 30 days after receiving the
Company's notice, withdraw his Objection Notice, in which case the dissenting shareholder is returned his full rights as a shareholder or retains his status as a claimant against the Company to be paid as soon as the Company is lawfully able to do so or, in liquidation, to be ranked subordinate to the rights of the creditors of the Company but in priority to its shareholders.

  If approved, the Board of Directors of the Company
                        will be
given the
absolute discretion by shareholders of the Company to abandon the application to discontinue the Company under the NBBCA and the Continuance of the Company under the DGCL at any time without further approval or notice to the shareholders.

   The foregoing is only a summary of the rights of
                      dissenting
shareholders
and is qualified in its entirety by the provisions of
section 131 of the NBBCA,
a copy of which is attached as Appendix "E." Any shareholder desiring to exercise a right of dissent should seek legal advice and his or her failure to comply strictly with the provisions of that section may prejudice that right.
The right of shareholders to dissent is not exclusive of any other rights available to shareholders generally, such as rights in respect of a corporate director's duties of good faith and care under the NBBCA, or otherwise.

Approval of the Continuance under the NBBCA

Under the NBBCA, a proposed Continuance is subject to approval by the
Company's shareholders and the Director appointed under the NBBCA (the
"Registrar"). The Company expects to be able to satisfy the requirements of the Registrar regarding the Continuance.

               CERTAIN CANADIAN FEDERAL INCOME TAX
                  CONSEQUENCES OF THE
                  RECLASSIFICATION AND THE
                  CONTINUANCE

General

      In the opinion of Clark, Drummie & Company,
Canadian counsel to the
Company, the following is a summary of the principal
Canadian federal income
tax considerations under the Income Tax Act (Canada)
(the "Canadian Tax Act")
with respect to the Reclassification and the Continuance generally applicable to the Company and to shareholders of the Company who, for purposes of the
Canadian Tax Act, hold their Common Shares as capital property, deal at arm's length with the Company, and are not affiliated with the Company. This summary does not apply to a shareholder who is or will be a foreign affiliate within the meaning of the Canadian Tax Act or who holds more than 10 percent of the
Common Shares. The Common Shares will generally be considered to be capital property to a shareholder unless such Common Shares are held in the course of carrying on a business, acquired in a transaction considered to be an adventure in the nature of trade or held as "mark-to-market" property for the purposes of the Canadian Tax Act. Shareholders should consult their own tax advisors regarding whether, as a matter of fact, they hold their Common Shares as capital property for the purposes of the Canadian Tax
Act. Shareholders who do
not hold their shares as capital property should consult their own tax advisors regarding their particular circumstances and, in the case of certain "financial institutions" (as defined in the Canadian Tax Act), the potential application to them of special "mark-to-market" rules in the Canadian Tax Act. This summary is based on the current provisions of the Canadian Tax
Act, the regulations
thereunder, the Canada-United States Income Tax
Convention, 1980, as amended
(the "Tax Treaty"), and counsel's understanding of the current administrative practice published by Revenue Canada, Customs, Excise and Taxation ("Revenue
Canada"). This summary does not take into account or anticipate any changes in the law, whether by judicial, administrative or legislative action or decision, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein. No advance income tax ruling has been obtained from Revenue Canada to confirm the tax consequences of any of the transactions described herein.

This summary is based on the assumptions that:
     (a)     the Common Shares will remain listed on
the Montreal Exchange up
to the effective date of the Continuance;
 (b)     after the effective date of the Continuance,
                          the
management of the
Company will not reside in Canada at any time; and
     (c)     the Common Shares may not reasonably be
considered to derive their
value, directly or indirectly, primarily from portfolio investment in shares, debt or any other similar properties.

THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT
INTENDED TO BE, NOR SHOULD
IT BE CONSTRUED TO BE, LEGAL, BUSINESS OR TAX ADVICE
TO ANY PARTICULAR
SHAREHOLDER. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX
ADVISORS WITH RESPECT TO
THE TAX CONSEQUENCES OF THE TRANSACTIONS DESCRIBED
HEREIN IN THEIR PARTICULAR
CIRCUMSTANCES.

The Reclassification

  Revenue Canada, in an Interpretation Bulletin, has
                        stated
that the
reclassification of shares from no par value to par value by itself will not be considered to be a disposition of the shares. Under this interpretation, shareholders of the Company will not be considered to have realized a taxable capital gain or loss by reason only of the Reclassification. The Reclassification will also have no effect on the adjusted cost base to shareholders of their Common Shares. The management of the Company, in consultation with its professional advisors, has reviewed the paidup capital of the Company and has advised counsel that there will be no increase in the paid-up capital of the Company as a result of the Reclassification. There will be no deemed dividend resulting from the Reclassification.

The Continuance

The Company

Upon completion of the Continuance, the Company will be deemed to have disposed of all of its property for proceeds of disposition equal to the fair market value thereof immediately prior to the Continuance. The Company will be subject to tax on any income and net taxable capital gains arising thereby. The
Company will also be subject to an additional tax at the rate of five percent on the amount by which the fair market value of the Company's assets, net of liabilities, exceeds the paid-up capital of the Company's issued and outstanding shares, except that if one of the main reasons for the Company changing its residence to the United States was to reduce the amount of such additional tax or Canadian withholding tax, the rate of such tax would be 25 percent. Provided the management of the Company does not reside in Canada at any time thereafter, the Company will not be resident in Canada after the
Continuance. The management of the Company, in consultation with its professional advisors, has reviewed the Company's assets, liabilities and paid-up capital and has advised counsel that no Canadian federal taxes should be due and payable by the Company under the Canadian Tax Act as a result of the
Continuance. This conclusion is based in part on a valuation to be completed by
KPMG LLP Chartered Accountants of the Company's principal asset and certain other factual matters, and counsel can express no opinion on such matters of factual determination. No opinion has been sought in this matter, and facts underlying the Company's assumptions and conclusions may also change prior to the effective date of the Continuance. The Company has not applied to Canadian federal tax authorities for a ruling as to the amount of federal taxes payable by the Company under the Canadian Tax Act as a result of the Continuance and does not intend to apply for such a ruling given the factual nature of the determinations involved. There can be no assurance that the Canadian federal tax authorities will accept the valuation or the positions that the Company has adopted with respect to the Canadian federal tax treatment of such amounts.
Accordingly, there can be no assurance that the Canadian federal tax authorities will conclude after the effective date of the Continuance that no
Canadian federal taxes are due under the Canadian Tax
Act as a result of the
Continuance or that the amount of Canadian federal taxes claimed or found to be due will not be significant.

Shareholders resident in Canada

     The following portion of the summary applies to shareholders of the
Company who are resident in Canada for the purposes of the Canadian Tax Act.

 Shareholders of the Company will not be considered to
                         have
disposed of
their Common Shares or to have realized a taxable capital gain or loss by reason only of the Continuance. The Continuance will also have no effect on the adjusted cost base to shareholders of their Common
Shares.

  Following the Continuance, dividends received by a shareholder on shares of the Common Shares will be subject to U.S.
withholding taxes and will be
included in computing income and will generally not be deductible in computing taxable income of a shareholder that is a corporation, and, in the case of a shareholder who is an individual, such dividends will not receive the gross-up and dividend tax credit treatment generally applicable to dividends on shares of taxable Canadian corporations.

 Dissenting Shareholders.  Although the matter is not
                         free
from doubt,
officials of Revenue Canada have taken the position that generally amounts paid to dissenting shareholders should be treated as proceeds of disposition of his or her Common Shares and not as a deemed dividend under section 84 of the
Canadian Tax Act. Accordingly, the dissenting shareholder would recognize a capital gain (or a capital loss) to the extent that the amount received, net of any reasonable costs of disposition, exceeds (or is less than) the adjusted cost base of the Common Shares to the holder. If a holder is a corporation, any capital loss arising on the disposition of Common
Shares may in certain
circumstances be reduced by the amount of any dividends which have been received on such shares. Analogous rules apply to a partnership or trust of which a corporation is a member or beneficiary. A shareholder will be required to include three-quarters of any capital gain (a
"taxable capital gain") in
computing his or her income for purposes of the Canadian Tax Act and will be entitled to deduct three-quarters of any capital loss only against taxable capital gains in accordance with the detailed provisions of the Canadian Tax
Act in that regard.

Shareholders not resident in Canada

     The following portion of this summary is limited to shareholders who, for purposes of the Canadian Tax Act hold the Common
Shares as capital property
and: (i) are not resident or deemed to be resident in Canada at any time when they held or hold Common Shares; and (ii) do not use or hold and are not deemed to use or hold their Common Shares in the course of carrying on a business in
Canada.

     Shareholders will not be considered to have disposed of their Common
Shares or to have realized a taxable capital gain or loss by reason only of the Continuance. The Continuance will also have no effect on the adjusted cost base to shareholders of their Common Shares. After the effective date of the
Continuance, dividends received by a shareholder on Common Shares will not be subject to Canadian withholding tax.

 Provided that a Common Share is not "taxable Canadian property" to a shareholder at the time of disposition of such Common
Share, such shareholder
will not be subject to Canadian tax on any capital gain arising by reason of the disposition of such Common Share. After the effective date of the
Continuance, Common Shares will not generally be taxable Canadian property to a shareholder at any particular time unless at any time during the five-year period that ends at the particular time the shareholder (together with persons not dealing at arm's length with the shareholder) owned 25 percent or more of the shares of any class of the Company and more than 50 percent of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of real property situated in Canada, Canadian resource properties and timber resource properties. For the purposes of this test, a shareholder and any person not dealing at arm's length with a shareholder will be considered to own any share that the shareholder or person has a right to acquire.

Dissenting Shareholders. Although the matter is not free from doubt, the amount paid to a dissenting shareholder should be treated as proceeds of disposition of his or her Common Shares. Such shareholder should consult his or her own tax advisors in this regard.

             CERTAIN UNITED STATES FEDERAL INCOME TAX
                      CONSEQUENCES TO SHAREHOLDERS OF
                      THE CONTINUANCE

General

  In the opinion of Venable, Baetjer and Howard, LLP,
                        United
States counsel
to the Company ("U.S. Counsel"), the following summarizes the material United
States federal income tax consequences arising from and relating to the
Continuance that are generally applicable to shareholders of the Company that are United States citizens or residents, domestic corporations, domestic partnerships, and estates and trusts not classified as foreign estates or trusts (collectively, "U.S. Shareholders"), and to certain shareholders of the
Company that are not U.S. Shareholders ("non-U.S.
Shareholders"). This summary
is intended for general information only. It does not discuss all aspects of
United States federal income taxation that may be relevant to a particular U.S.
Shareholder (including, without limitation, potential application of the alternative minimum tax), to a particular non-U.S.
Shareholder, or to certain
types of investors subject to special treatment under the United States federal income tax laws (for example, banks, life insurance companies, taxexempt organizations, broker-dealers or holders who received their Common Shares as compensation). This summary does not discuss any aspect of state, local or foreign tax laws, not does it discuss United States income tax consequences with respect to current holder and option holders.
This summary is based on U.S. laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly with retroactive effect. No advance income tax ruling has been or will be sought or obtained from the U.S. Internal Revenue Service (the
"IRS") regarding the tax
consequences of any of the transactions described herein. Accordingly, it is possible that the U.S. federal income tax consequences of the Continuance may differ from those described below.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS
WITH RESPECT TO THE UNITED
STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX
CONSEQUENCES OF THE CONTINUANCE.

Taxation of U.S. Shareholders

The following summary is limited to U.S. Shareholders
(i) who hold Common
Shares as a "capital asset" within the meaning of
Section 1221 of the United
States Internal Revenue Code of 1986 (the "Code"), (ii) who will hold Continued
Common Stock after the Continuance as a "capital asset," (iii) whose ownership, receipt or disposition of Common Shares is not attributable to a permanent establishment in a country other than the United
States for purposes of an
income tax treaty to which the United States is a party and (iv) who are not residents of a country other than the United States for purposes of an income tax treaty to which the U.S. is a party. U.S.
Shareholders who do not meet one
or more of the foregoing criteria are urged to consult their tax advisors regarding their particular United States federal income tax consequences of the
Continuance.

Based on certain assumptions and representations from both the Company and certain principal shareholders of the Company, including those enumerated below, the Continuance should, for United States federal income tax purposes, qualify as a "reorganization" within the meaning of
Section 368(a) and should
accordingly result in a tax-free, constructive exchange by the Company shareholders of their Common Shares for the Continued
Common Stock in a new
domestic corporation (the "Continued Company"). The assumptions and representations relied upon in reaching the above conclusions include, but are not limited to, the following:

1. The proxy statement/prospectus adequately reflects the Company's principal purposes and reasons for the Continuance, including increased business opportunities in the U.S.

2.     The fair market value of the Continued Common
Stock held by each of the
Continued Company's shareholders immediately following the effective date of the Continuance will be approximately equal to the fair market value of the
Company's shares held immediately prior to the effective date of the
Continuance.

3. To the best of the knowledge of the management of the Company, there is no plan or intention on the part of any shareholder of the Company to sell or transfer the Continued Common Stock to the Company following the Continuance.

4. Immediately following the Continuance, the shareholders of the Company will own all of the outstanding Continued Common Stock and will own such stock solely by reason of their ownership of the Common
Shares immediately prior to
the Continuance.

5.     The Company has no intention of the Continued
Company issuing additional
shares of its stock immediately following the Continuance.

6. Immediately following the Continuance, the Continued Company will possess the same assets and liabilities, except for assets used to pay dissenters to the Continuance and assets used to pay expenses incurred in connection with the Continuance, as those possessed by the Company immediately prior to the Continuance.

7. Assets distributed to shareholders who receive cash or other property, assets used to pay expenses, assets used to pay dissenters to the Continuance, and all redemptions and distributions (except for regular, normal dividends) made by the Company immediately preceding the Continuance will, in the aggregate, constitute less than one percent of the net assets of the Company.

8. Dissenting shareholders will own less than one percent of the Common
Shares.

9.     The Company has no intention of the Continued
Company reacquiring any of
its stock immediately following the Continuance.

10.     The Company has no intention of the Continued
Company selling or
otherwise disposing of any of the assets of the Company acquired pursuant to the Continuance, except for dispositions made in the ordinary course of business.

11. The liabilities of the Company constructively assumed by the Continued
Company, plus the liabilities, if any, to which the assets constructively transferred as a result of the Continuance are subject, were incurred by the
Company in the ordinary course of its business and are associated with the assets constructively transferred.

12.     Following the Continuance, the Continued
Company will continue the
historic business of the Company or use a significant portion of the Company's historic business assets in a business.

13. The shareholders will pay their respective expenses, if any, incurred in connection with the Continuance.

14. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section
368(a)(3)(A).

15. The Company will comply with the reporting requirements of Section
1.367(b)-1(c) of the United States Treasury regulations (the "Regulations").

16. The Company is not and has not ever been a "controlled foreign corporation" within the meaning of Section 957 (a
"CFC").

17. The Company is not and has not ever been a "passive foreign investment company" within the meaning of Section 1297 (a
"PFIC").

General Rule

With respect to a U.S. Shareholder other than a Corporate Shareholder (as defined below) or a Section 1248 Shareholder (as defined below) (collectively,
"Taxable Shareholders"), if, as expected, the Continuance qualifies as a tax-free reorganization, the following will be the material United States federal income tax consequences:

1. The U.S. Shareholder will recognize no gain or loss pursuant to the
Continuance;

2. The tax basis of the Continued Common Stock constructively received pursuant to the Continuance will be the same as the basis of the Common Shares constructively surrendered;

3.     The holding period of the Continued Common
Stock will include the holding
period of the Common Shares constructively surrendered pursuant to the
Continuance; and

4. Any U.S. Shareholder who exercises his rights under New Brunswick law to dissent from the Continuance will be treated as if his Common Shares were redeemed for cash and will in general recognize a capital gain or loss in an amount equal to the difference between the amount of cash received (less any amount constituting interest) and the U.S.
Shareholder's basis in the Common
Shares surrendered pursuant to the Continuance.
Special rules may apply to
dissenting Company shareholders that actually or constructively (pursuant to
Section 318 and the regulations thereunder) own shares of the Company as to which dissenters' rights are not being exercised. Any amount constituting interest will be taxable as ordinary income.

Taxable Shareholders

Section 1248 Shareholders

A U.S. Shareholder that satisfies the ownership requirements of Section
1248(a)(2) or Section 1248(c)(2) (a "Section 1248
Shareholder") will generally
be required to recognize gain (the "Gain") or loss
(the "Loss") in an amount
equal to the difference between the fair market value of the Continued Common
Stock received pursuant to the Continuance and such shareholder's basis in the
Common Shares constructively surrendered unless such shareholder includes in gross income the "Section 1248 amount" as such term is defined in Section
1.367(b)-2 of the Regulations and which generally relates to the Section 1248
Shareholder's distributable share of the Company's earnings and profits. Only shareholders of CFCs can be classified as "Section
1248 Shareholders."  In
addition, "Section 1248 amounts" accrue only while a foreign corporation is a
CFC. Accordingly, a foreign corporation that is not and has never been a CFC will have no Section 1248 Shareholders and no Section
1248 amounts.
Corporate Shareholders

If a U.S. Shareholder of the Company is a domestic corporation (a "Corporate
Shareholder"), such Corporate Shareholder will generally be required to recognize the Gain or the Loss pursuant to the Continuance unless such
Corporate Shareholder includes in gross income the "all earnings and profits amount" as such term is defined in Section 1.367(b)-2 of the Regulations and which generally relates to the Corporate Shareholder's distributable share of the Company's earnings and profits. Although the issue is not free from doubt, the "all earnings and profits amount" should accrue only while a foreign corporation is a CFC. Accordingly, a foreign corporation that is not and has never been a CFC will have no "all earnings and profits amounts."

While there can be no assurance with respect to the classification of the
Company as a CFC, the Company believes and has represented that it has never been a CFC at any time at or prior to the Continuance.
In connection with the
transactions contemplated herein, U.S. Counsel will not be rendering an opinion with regard to the Company's status as a CFC at any time at or prior to the

Continuance. Thus, the amount, if any, which a Taxable Shareholder will include in gross income as a result of the Continuance cannot be predicted with certainty. Accordingly, Taxable Shareholders are urged to consult their tax advisors regarding the United States federal income tax consequences resulting from the Continuance.

The Proposed Regulations

Proposed Treasury regulations issued by the Service
(the "Proposed regulations"), while not currently effective, would significantly alter the
United States federal income tax consequences arising from the Continuance.

The Proposed Regulations would have the following effects:

1. U.S. shareholders as defined in Section 951(b) and foreign corporate shareholders owned by certain U.S. persons (as defined in Section 957(c)) would be required to recognize the Gain or the Loss pursuant to the Continuance unless they include in gross income the "all earnings and profits amount" and they recognize "exchange gain or loss" as defined in the Proposed Regulations and which generally relates to changes in the relative exchange rates of a U.S.
shareholder's share of a foreign corporation's functional currency.

2. U.S. persons (as defined in Section 957(c)) that are not U.S.
shareholders as defined in Section 951(b) would be required to recognize the
Gain (but not the Loss) pursuant to the Continuance.

3. The "all earnings and profits amount" would include all net positive earnings and profits, if any, of the Company that would be attributable to the surrendered stock and that would be includable in income as a dividend under
Section 1248 and the regulations thereunder if the
Section 1248 Shareholder had
sold the stock, regardless of whether the Company was ever a CFC.

As currently proposed, the Proposed Regulations generally will be effective 30 days after they are finalized. No assurance can be given, however, as to whether the Proposed Regulations will be finalized, the precise terms such regulations will include or their actual effective date (which may be sooner than stated in the Proposed Regulations).
Consequently, U.S. Shareholders are
urged to consult their tax advisors regarding the potential application of the
Proposed
Regulatio
ns.

Notice
Requireme
nts

Any U.S. Shareholder that does not recognize income pursuant to the Continuance based on the position that the Continuance qualifies as a tax-free reorganization is required to file a notice with the IRS on or before the last day for filing a United States federal income tax return (taking into account any extensions of time therefor) for the U.S.
Shareholder's taxable year in
which the Continuance occurs. The notice must contain certain information specifically enumerated in Section 7.367(b)-1(c)(2) of the Regulations, and
U.S. Shareholders are advised to consult their tax advisors for assistance in preparing such notice. If a U.S. Shareholder required to give notice as described above fails to give such notice, and if the U.S. Shareholder further fails to establish reasonable cause for the failure, then the IRS may determine, based on all the facts and circumstances, that the Continuance is wholly or partially ineligible for non-recognition treatment. Nevertheless, the failure of any one U.S. Shareholder to satisfy the foregoing notice requirements should not bar other U.S. Shareholders that do satisfy such requirements from receiving non-recognition treatment with respect to the
Continuance.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a foreign corporation generally will be classified as a PFIC for any taxable year during which either (i) 75 percent or more of its gross income is passive income
(as defined for United
States federal income tax purposes) or (ii) on average for such taxable year, 50 percent or more of its assets (by value) produce or are held for the production of passive income. For purposes of applying the foregoing tests, all or some of the assets and gross income of a foreign corporation's subsidiaries may be attributed to such foreign corporation. In addition, if a foreign corporation met or meets any of the foregoing tests in a particular taxable year, it could, under certain circumstances, remain a PFIC even in subsequent years in which it no longer met the tests.

If the Company was a PFIC prior to the Continuance and a U.S. Shareholder has not made a qualified electing fund election (a "QEF
Election"), then (i) the
U.S. Shareholder would be required to recognize the Gain upon the Continuance and to allocate the Gain ratably over the U.S.
Shareholder's holding period for
such Common Shares, (ii) the amount allocated to each year other than (x) the year of the Continuance or (y) any year prior to the beginning of the first taxable year of the Company in the U.S. Shareholder's holding period in which the Company was a PFIC, would be subject to tax at the highest rate applicable to individuals or corporations, as the case may be, for the taxable year to which such income is allocated, and an interest charge would be imposed upon the resulting tax attributable to each such year
(which charge would accrue
from the due date of the return for the taxable year to which such tax was allocated), and (iii) amounts allocated to (x) the year of the Continuance and
(y) any year prior to the beginning of the first taxable year of the Company in the U.S. Shareholder's holding period in which the Company was a PFIC would be taxable as ordinary income.

A U.S. Shareholder who either (i) made a QEF Election for the first taxable year of the Company in the U.S. Shareholder's holding period in which the
Company was a PFIC, or (ii) (a) made a QEF Election for a subsequent year and
(b) elects to include certain amounts in his taxable income, will not be required to recognize the Gain upon the Continuance even if the Company is classified as a PFIC.

While there can be no assurance with respect to the classification of the
Company as a PFIC, the Company believes and has represented that it did not constitute a PFIC during any taxable year ending at or prior to the
Continuance. In connection with the transactions contemplated herein, U.S.
Counsel will not be rendering any opinion regarding to the Company's status as a
PFIC. Because the United States federal tax consequences to a U.S. Shareholder under the PFIC provisions may be significant, U.S.
Shareholders of Common Shares
are urged to discuss those consequences with their tax advisors.

Taxation of Non-U.S. Shareholders

The following summary is applicable to non-U.S.
Shareholders (i) who hold
Common Shares as "capital assets" within the meaning of Section 1221, (ii) who will hold Continued Common Stock as "capital assets,"
(iii) who do not actually
or constructively own (and have not at any time in the preceding five-year period actually or constructively owned) five percent or more (by vote or value) of the stock of the Company, (iv) whose ownership, receipt or disposition of Common Shares or Continued Common Stock is not attributable either to the conduct of a trade or business in the United States or to a permanent establishment in the United States, and (v) who are not residents of the United States for purposes of United States federal income tax law or an income tax treaty to which the United States is a party. Non-U.S. Shareholders who do not meet one or more of the foregoing criteria are urged to consult their tax advisors regarding their particular United
States federal income tax
consequences.

Income Tax

If, as expected, the Continuance qualifies as a reorganization, then a non-U.S.
Shareholder generally should have the same United
States federal income tax
consequences as those described above for a U.S.
Shareholder regarding non-
recognition of gain or loss, tax basis and holding period. Except as set forth in the following paragraph, a non-U.S. Shareholder generally will not be required to file a notice with the IRS with respect to the Continuance.

A non-U.S. Shareholder generally will not be subject to United States federal income tax on gain recognized, if any, pursuant to the Continuance unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the non-U.S. Shareholder,
(ii) in the case of a
non-U.S. Shareholder who is a nonresident alien individual and holds the Common
Shares as a capital asset, such non-U.S. Shareholder is present in the United
States for 183 or more days in the taxable year and certain other circumstances are present or (iii) the non-U.S. Shareholder is subject to tax pursuant to the provisions of the Code applicable to certain United
States expatriates.  A non-
U.S. Shareholder that would be subject to United
States federal income tax on
such gains and does not recognize income pursuant to the Continuance based on the position that the Continuance is eligible for non-recognition treatment will be required to file a notice (as described above in the section discussing the taxation of U.S. Shareholders) with the IRS.

Estate Tax

Continued Common Stock owned (or treated as owned) by an individual may be includable in his or her gross estate for United
States federal estate tax
purposes and thus may be subject to United States federal estate tax, unless an applicable estate tax treaty provides otherwise.

 CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
                        TO THE
COMPANY

This summary is based upon United States laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly with retroactive effect. No advance income tax ruling has been or will be sought or obtained from the IRS regarding the tax consequences of any of the transactions described herein. Accordingly, it is possible that the United
States federal income tax consequences of the Continuance may differ from those described below.

As described in more detail in the first section above, based on certain assumptions and representations, the Continuance should qualify as a tax-free reorganization within the meaning of Section 368(a).
Consequently, the Company
should recognize no gain or loss pursuant to the Continuance. Following the
Continuance, the Company will be subject to United
States federal income
taxation on its worldwide net taxable income (if any), subject to any applicable foreign tax credits available for income taxed in other jurisdictions, whereas, prior to the Continuance, the Company has been taxable only on United States source income and on income considered to be effectively connected with a trade or business of the Company conducted within the United
States.

         DIFFERENCES BETWEEN DELAWARE AND NEW
BRUNSWICK CORPORATE LAW
  After the Continuance, shareholders of the Company
                         will
become subject to
the DGCL and will be governed by the Certificate of Incorporation filed in
Delaware (the "Delaware Certificate of Incorporation") and the new Bylaws adopted in connection therewith (the "Delaware
Bylaws").  The DGCL is similar
in many ways to the NBBCA, to which the Company is now subject, but differs in several material respects, including the following:

Vote on extraordinary corporate transactions

     Under the NBBCA, continuances, sales of
substantially all of the assets of
a corporation, amendments to the articles of incorporation and other extraordinary corporate actions require authorization by a special resolution, meaning a resolution passed by two-thirds of the votes cast by the shareholders who voted in respect of that resolution, or by an instrument signed by all shareholders entitled to vote on that resolution.
Under the DGCL, mergers or
consolidations require the approval of the holders of a majority of the outstanding stock of the corporation entitled to vote thereon. A sale, lease or exchange of all or substantially all the property and assets of a corporation, and an amendment to the certificate of incorporation of a corporation also generally requires the approval of the holders of a majority of the outstanding stock entitled to vote thereon.

Bylaw Amendments

 Under the NBBCA, either shareholders or directors may
                         make,
amend or
repeal bylaws (subject to any restrictions under the articles, bylaws or any unanimous shareholder agreement), but any such action of the directors with respect to the bylaws are subject to confirmation by resolution passed by a majority of the votes cast by the shareholders entitled to vote on that resolution. Under the DGCL, after a corporation has received any payment for any of its stock, the shareholders entitled to vote thereon, and where authorized by the certificate of incorporation, the directors, may adopt, amend or repeal the bylaws. The Company's Delaware
Certificate of Incorporation will
authorize the Board of Directors of the Company to adopt, amend or repeal the
Company's Delaware Bylaws.

Amendments to Charter

 Under the DGCL, the vote of holders of a majority of
                          the
outstanding stock
entitled to vote is required to alter, amend, change or repeal a company's certificate of incorporation. Under the NBBCA, a corporation may amend its articles by a special resolution passed by two thirds of the votes cast by the shareholders who vote in respect of the special resolution. The holders of shares of a class or, of a series, are entitled to vote separately as a class or series upon a proposal specifically affecting such class or series, regardless of whether or not such shares of a class or series otherwise carry the right to vote. The holders of a series of shares are entitled to vote separately as a series only if such series is affected by an amendment in a manner different from the other shares of the same class.

Removal of Directors

 Directors generally may be removed under the NBBCA by ordinary resolution, meaning a resolution passed by a majority of the votes cast by the shareholders who voted in respect of that resolution. Directors generally may be removed, with or without cause, under the DGCL by holders of a majority of shares then entitled to vote at an election of directors.
Directors of an NBBCA corporation
may be removed at any time without cause; directors of a Delaware corporation may be removed without cause unless the board is classified, in which case directors may be removed for cause only, unless the certificate of incorporation provides otherwise. The
Company's Delaware Bylaws will provide
that any director may be removed, either with or without cause, by the affirmative vote of the holders of record of a majority of the issued and outstanding stock entitled to vote thereon.

Quorum of Shareholders

Unless the articles, by-laws or a unanimous shareholders agreement otherwise provide, a quorum for a shareholders' meeting under the NBBCA consists of the holders of the majority of shares entitled to vote at a meeting of shareholders present in person or by proxy. The Company's current articles provide that a quorum shall be two shareholders. Under the DGCL, a quorum consists of a majority of shares entitled to vote present in person or represented by proxy unless the certificate of incorporation or bylaws provide otherwise, but in no event may a quorum consist of less than one-third of shares entitled to vote at the meeting. The Company's Delaware Bylaws will provide that a quorum shall consist of a majority of the shares entitled to vote present or represented by proxy.

Notice and Call of Shareholder Meetings

     Under the NBBCA, shareholders' meetings may be called by the board of directors, who must call a meeting when so requested by holders of not less than ten percent (10%) of the issued shares that carry the right to vote, on not less than 21 days and not more than 50 days notice. Under the DGCL, unless the certificate of incorporation or bylaws authorize additional persons, only the board of directors may call a special shareholders' meeting. Under the
DGCL, written notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting (provided that a minimum of 20 days notice is required for a merger). Under the Company's Delaware Bylaws, special meetings of the shareholders may be called by the Chairman of the Board of Directors, the President, the Board of Directors or by the holder(s) of at least 10 percent of the outstanding Company's Common
Stock entitled to vote at
such meeting, unless otherwise prescribed by statute.

Shareholder Written Consent in Lieu of Meeting

     Under the NBBCA, shareholder actions without a meeting may be taken by resolution in writing signed by all of the shareholders entitled to vote. Under the DGCL, unless otherwise provided in the corporation's certificate of incorporation, stockholders may act by written consent without a meeting if holders of outstanding stock, having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voting, execute a written consent providing for such action.

Appraisal Rights

     Under the DGCL, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Under the
DGCL, such appraisal rights are not available (i) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation,
(ii) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares, or
(iii) to stockholders of a
corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met.

  Shareholders are entitled to dissent and appraisal
                        rights
under the NBBCA
in connection with any sale of all or substantially all of the assets of a corporation outside the ordinary course of business, for amendments to its articles of incorporation such as those affecting share issuance, transferability or ownership of shares of the class held by a dissenting shareholder, or amendments to its articles of incorporation to add, change or remove any restriction on the business of the corporation, amalgamation other than between a holding corporation and its wholly-owned subsidiary corporation, or the Continuance. Also, the NBBCA provides rights of appraisal to shareholders of a class of shares entitled to vote on proposals to amend the articles of incorporation to vary the number of authorized shares of the class, effect a reclassification or cancellation of shares of the class, affect restrictions, right or privileges attached to such shares, create a new class of shares, or constrain the issue or transfer of ownership of such shares.

Shareholder Register

A Delaware corporation's stock list showing the names, addresses and the number of shares registered in the name of each shareholder may be inspected by shareholders of record for any purpose reasonably related to their interests as shareholders. Under the NBBCA, shareholders, creditors, and judgment creditors of a shareholder may inspect the share register.

Dividends and Distributions

The DGCL and NBBCA treat dividends similarly. The DGCL permits a corporation, unless otherwise restricted by the certificate of incorporation, to declare and pay dividends out of surplus or, if there is no surplus, out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation and the capital of the corporation is not impaired.

 Under the NBBCA, a corporation may not declare or pay
                           a
dividend or redeem
or repurchase its shares if the corporation is, or would after the payment, be unable to pay its liabilities as they become due, or if the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

Number of Directors

     The DGCL provides that the number of directors shall be fixed by, or in the manner provided in, the bylaws unless the certificate of incorporation fixes the number of directors. The NBBCA provides that the number of directors of a corporation shall be specified in the bylaws subject to the articles, and notwithstanding this provision, a corporation which has its shares listed on a prescribed stock exchange shall not have less than three directors. The current governing documents of the Company provide that the number of directors shall be a minimum of three (3) and a maximum of eight
(8).  An increase or
decrease of the number, or a change in the minimum or maximum number, of directors is a fundamental change requiring a special resolution by shareholders. The Company's Delaware Certificate of
Incorporation will be
silent as to the number of directors.  The Company's
Delaware Bylaws will
provide that the Board of Directors may fix the number of directors to a number not less than five (5) and not more than fifteen (15).

Director Liability

The DGCL permits the certificate of incorporation of a Delaware corporation to contain a provision limiting the personal liability of a director to the shareholders or the corporation for monetary damages for breach of fiduciary duty, except (i) for any breach of a director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws,
(iii) for paying a dividend or approving a stock repurchase in violation of statutory limitations, or (iv) for any transaction from which a director derived an improper personal benefit. Such a provision does not affect a director's liability under United States federal securities laws. The Company's
Delaware Certificate of Incorporation will contain such a provision.

 Under the NBBCA, directors of a corporation who vote
                        for or
consent to a
resolution authorizing the issue of shares for consideration other than money are jointly and severally liable to the corporation to make good any amount by which the consideration received is less than the fair equivalent of the money that the corporation would have received if the shares had been issued for money. Directors of a corporation who authorize an improper purchase, redemption or other acquisition of shares, authorize improper payments of dividends, commissions, financial assistance, indemnities or other improper payments to a shareholder are jointly and severally liable to restore to the corporation any amounts so distributed or paid and not otherwise recovered by the corporation. In addition, directors of a corporation may be jointly and severally liable to employees for certain wages and salaries payable to each employee for services performed for the corporation.
The NBBCA has no provision
limiting directors' liability as does the DGCL.

   The liability limitations will be included in the
                       Company's
Delaware
Certificate of Incorporation in order to enhance the ability of the Company to attract and retain highly qualified people to serve as outside directors, and not in response to any resignation, threat of resignation or refusal to serve by a director or potential director of the Company.
Furthermore, although the
effect of this provision of the DGCL on the insurance market generally will be determined in the future based on the insurance industry experience, the Board of Directors of the Company believes that the inclusion of this provision in the Company's Delaware Certificate of Incorporation should help to make directors' liability insurance available to the Company in the future. To the extent that such provision would eliminate litigation for which the Company would otherwise be obligated to indemnify directors for defense or other costs, the Company would avoid director indemnification expense.

     There has been no litigation involving the Board of Directors of the
Company or any of its members which might have been effected had such a limitation of liability provision been in effect.
Further, to the best
knowledge of the Company, there is no litigation pending or threatened against any director of the Company which would be effected by such provision of the
Company's Certificate of Incorporation.

Indemnification of Officers, Directors and Others

 The NBBCA authorizes a corporation, except in respect
                         of an
action by or
on behalf of the corporation or a body corporate to procure a judgment in its favor, to indemnify its directors and officers or a person who acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses including an amount paid to settle an account or satisfy a judgment, reasonably incurred by him or her, in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of that corporation or body corporate, provided that such individual
(the "indemnitee") acted honestly and in good faith with a view to the best interests of the corporation and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds to believe his or her conduct was lawful. A corporation may with the approval of the Court indemnify a person referred to above in respect of an action by or on behalf of the corporation or a body corporate to procure a judgment in its favor to which he or she is made a party by reason of being or having been a director or officer of that corporation or body corporate against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she fulfills the foregoing conditions.

     Under the NBBCA, there is a right of mandatory indemnification against all costs, charges and expenses reasonably incurred by him or her, in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of that corporation or body corporate, if the indemnitee was substantially successful on the merits in defense of any action or proceeding that fulfills the conditions of honesty, and good faith and belief on reasonable grounds described in the foregoing paragraph, and is fairly and reasonably entitled to indemnity.

      The DGCL provides that a Delaware corporation has the power generally to indemnify its directors, officers, employees and other agents (each, a
"Corporate Agent") against expenses and liabilities
(including amounts paid in
settlement) in connection with any proceeding involving such person by reason of his being a Corporate Agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful.
In the case of an action
brought by or in the right of the corporation, indemnification of a Corporate
Agent against expenses is permitted if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of
Chancery or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of such proceeding, whether or not by or in the right of the corporation, or in the defense of any claim, issue or matter therein, the corporation is required to indemnify such person for expenses in connection therewith. Expenses incurred by a Corporate Agent in connection with a proceeding may, under certain circumstances, be paid by the corporation in advance of the final disposition of the proceeding as the corporation deems appropriate. The power to indemnify and advance the expenses under the DGCL does not exclude other rights to which a Corporate
Agent may be
entitled to
under the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

    The DGCL and the NBBCA permit a corporation to
                       maintain
insurance on
behalf of an indemnitee against any liability asserted against such indemnitee by reason of his or her having been a director or officer, whether or not the corporation would have the power to indemnify him or her against such liabilities under the applicable provisions of the respective act. The NBBCA limits this in that insurance is not available where the liability relates to a director's failure to act honestly and in good faith with a view to the best interests of the corporation. In addition, the DGCL provides that the indemnification rights provided by the provisions described above are not exclusive of any rights to indemnification or advancement of expenses to which such indemnitee may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, but the NBBCA does not contemplate such arrangements. The Company's Delaware
Bylaws will match the
provisions of the DGCL.

Oppression Relief and Equitable Remedies

 The NBBCA creates a cause of action for "oppression"
                          and
"unfairness" with
respect to shareholders, creditors, directors and officers, and vests the courts with broad remedial powers in connection therewith; to rectify the matters complained of. The DGCL contains no comparable provision, and the scope of the equitable powers of the DGCL as defined by existing case law is less certain than the scope of the powers in Canada.

     Certain differences between the powers granted to corporations under the
DGCL and the powers granted under the NBBCA may make a Delaware corporation somewhat less vulnerable than a corporation governed by the NBBCA to hostile takeover attempts. These differences include the absence of power of shareholders to call special meetings unless expressly granted as discussed above, the power of the directors to ascribe attributes to a series of preferred stock authorized by the certificate of incorporation which give the series a priority over another series within the class, and the restrictions on business combinations discussed below. On the other hand, because of such provisions as the power of shareholders to take action without a meeting by less than unanimous consent, the DGCL may, under such circumstances, facilitate a hostile takeover attempt.

Business Combinations

The Company will be subject to Section 203 of the DGCL
("Section 203").
    In general, Section 203 prevents an "interested
                     stockholder"
(defined
generally as a person owning 15% or more of the Company's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with the Company for three years following the date that person became an interested stockholder unless: (i) before that person became an interested stockholder, the Board approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon completion of the transaction that resulted in the interested stockholders becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the Company and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or
(iii) on or following the date on which that person became an interested stockholder, the business combination is approved by the Company's Board and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66.7% of the outstanding voting stock of the Company not owned by the interested stockholder.

     Under Section 203, these restrictions do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions which (i) involve the Company and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the directors and (ii) is approved or not approved by a majority of directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors then in office.

The NBBCA does not contain a comparable provision with respect to business combinations. However, policies of certain Canadian securities regulatory authorities, including Policy 9.1 of the Ontario
Securities Commission ("Policy
9.1"), contain requirements in connection with related party transactions.
Related party transaction means, generally, any transaction by which an issuer, directly or indirectly, acquires or transfers an asset or acquires or issues treasury securities or assumes or transfers a liability from or to, as the case may be, a related party by any means in any one or any combination of transactions. "Related Party" is defined in Policy 9.1 and includes directors, senior officers and holders of at least 10 percent of the voting securities of the issuer.

  Policy 9.1 requires more detailed disclosure in the
                         proxy
material sent to
security holders in connection with a related party transaction, and, subject to certain exceptions, the preparation of a form of valuation of the subject matter of the related party transaction and any non-cash consideration offered therefor and the inclusion of a summary of the valuation in the proxy material.
Policy 9.1 requires, subject to certain exceptions, that the minority shareholders of the issuer separately approve the transaction, either by simple majority or two-thirds of the votes cast, depending on the circumstances.

Shareholder Proposals

  Subject to certain restrictions and conditions, the
                         NBBCA
permits  a
shareholder entitled to vote at an annual meeting of
shareholders may (a)
submit to the corporation notice of any matter that he
proposes to raise at the
meeting, hereinafter referred to as a "proposal"; and
(b) discuss at the
meeting any matter in respect of which he would have
been entitled to submit a
proposal.  The corporation shall set out the proposal
in the notice of meeting
or attach the proposal thereto and if requested by the
shareholder, the
corporation shall include in the notice of meeting or
attach thereto a
statement by the shareholder of not more than two
hundred words in support of
the proposal, and the name and address of the
shareholder.   A proposal may
include nominations for the election of directors if the proposal is signed by one or more holders of shares representing in the aggregate not less than ten percent of the shares or ten percent of the shares of a class of shares of the corporation entitled to vote at the meeting to which the proposal is to be presented, but this subsection does not preclude nominations made at a meeting of shareholders. The DGCL does not contain a comparable provision.

                    CANADIAN SECURITIES LAW
CONSEQUENCES
  After the Reclassification and the Continuance, the
                        Company
will continue
to be a "reporting issuer" pursuant to the Ontario, Quebec, and British
Columbia Securities Acts and as such, will be required to file with the securities commissions or other regulatory authorities annual and quarterly financial statements, proxy circulars, material change reports and other similar continuous disclosure documents, and will be required to send quarterly and annual financial statements and its proxy circular to shareholders resident in those provinces. The Company will fulfill, to the extent possible, these obligations by filing or mailing, as the case may be, the corresponding documents that it is required to prepare pursuant to applicable United States securities legislation but may be required to prepare further documents for the purposes of maintaining its reporter issuer status in the various provinces.

            AMENDMENT TO THE KEY EMPLOYEE STOCK OPTION
INCENTIVE PLAN

  The Key Employee Stock Option Incentive Plan of the
                        Company
(the "Plan")
was adopted by the Board of Directors of the Company
and approved by the
shareholders of the Company effective as of June 15,
1990.   The Plan was
amended in March, 1997 to increase the time period for the exercise of options from thirty days to ninety days after the termination of employment. The Plan was amended in June, 1998 to increase the number of shares which may be issued on the exercise of options by 1,536,000 Common Shares for a total of 2,401,883
Common Shares (adjusted to reflect the 5 for 1 share consolidation). The Plan was also amended in June, 1998, to limit the number of options which may be granted to "Insiders" (which are generally defined as executive officers of the
Company and directors of the Company and its subsidiary TSI) to 10% of the outstanding Common Shares, to limit the number of Common Shares to 10% of the outstanding number of Common Shares which may be issued to Insiders on the exercise of options within a one year period, and to limit the number of Common
Shares to 5% of the outstanding Common Shares which may be issued to any one
Insider and such Insider's associates within a one year period. The Plan was amended on November 12, 1998, to provide for the issuance of options to persons or companies engaged to provide ongoing management or consulting services to the Company or its subsidiaries.

 The Plan permits the granting of options exercisable
                          to
purchase Common
Shares.  Under the terms of the Plan, the exercise
price may not be less than
the market price on the Montreal Exchange at the time
of the grant of the
option. The closing price of the Common Shares on
December  11, 1998 was CDN
$2.40 as reported by the Montreal Exchange.  All
employees, directors, and
consultants of the Company and its subsidiaries are
eligible to participate in
the Plan.  An aggregate of 2,401,883 shares of the
Company's Common Shares have
been authorized and reserved for issuance under the
Plan, of which 61,667
Common Shares have been issued upon the exercise of
options.  As of December
11, 1998, there were options outstanding to purchase
an aggregate of 1,700,101
of the Company's Common Shares which were granted
under the Plan at various
exercise prices between CDN $.52 and CDN $11.45 per
share.   The Compensation
Committee of the Board of Directors of the Company determines who shall be granted options under the Plan and the terms thereof, and administers and amends the Plan.

By resolution dated November 12, 1998, the Board of
Directors of the Company
amended the Plan (i) to remove the 10% limitation on the number of options which may be granted to Insiders; (ii) to remove the 10% limitation on the number of Common Shares which may be issued to Insiders on the exercise of options within a one year period; and (iii) to remove the 5% limitation on the number of shares which may be issued to any one
Insider and such Insider's
associates within a one year period. The shareholders of the Company are being asked to pass a resolution to ratify and confirm the said resolution of the
Board of Directors of the Company amending the Plan to remove the limitations as described above. Pursuant to the rules of the Montreal Exchange, the amendment requires the approval of a majority of the votes cast at the Special
Meeting, other than votes attaching to 5,421,352
Common Shares beneficially
owned by insiders and their associates to whom Common
Shares may be issued
pursuant to the Plan. As of December 11, 1998, there were outstanding options issued to employees and consultants to purchase
776,401 Common Shares, and
there were outstanding options issued to Insiders
(currently 10 individuals) to
purchase 923,700 Common Shares for total options to purchase 1,700,101 Common
Shares. The Company believes that the removal of the limitations are necessary to enable the Company to continue to attract and compensate additional executive officers and directors.

Certain Canadian Federal Income Tax Considerations.
An optionee employed in
Canada will not recognize any income upon the grant of an option. Upon the exercise of the option, however, a Canadian optionee generally will be required to include in income under the Income Tax Act (Canada)
(the "ITA") a benefit in
an amount equal to the excess of the fair market value of the Common Shares on the date of exercise over the option price. The taxable amount is included in the optionee's income for the year in which he acquires the Common Shares as a taxable employment benefit. The amount of the benefit included in income is added to the adjusted cost base of the Common Shares acquired for purposes of determining any subsequent capital gain or loss. Such officer or employee generally will be entitled to a deduction in computing taxable income equal to one-quarter of the amount of that benefit included in income. Upon the disposition of Common Shares, a Canadian resident optionee generally will recognize a capital gain (or loss) to the extent that the proceeds of disposition exceed (or are exceeded by) the sum of the adjusted cost base of the Common Shares and the cost of disposition. The ITA denies a deduction to the Corporation in respect of any benefits deemed to be received in an issue of Common Shares to employees or officers.

Certain United States Federal Income Tax
Considerations.  Upon the grant of an
option, a U.S. resident optionee will not recognize any taxable income. A U.S.
resident optionee generally will recognize ordinary income on the date of the exercise of the option equal to the excess, if any, of the fair market value of the Common Shares on the exercise date over the exercise price. Any ordinary income recognized by a U.S. optionee by reason of the exercise of an option will constitute wages subject to withholding for United States federal tax purposes provided the option was granted in connection with services as an employee of the Company or its Subsidiaries. Upon a sale or other disposition of Common Shares by a U.S. resident optionee who acquired the Common Shares pursuant to the exercise of an option, the U.S.
resident optionee generally
will recognize gain or loss equal to the difference between the amount realized on such sale or other disposition and the U.S.
resident optionee's tax basis in
such Common Shares (which would include the exercise price plus the amount of any ordinary income recognized on account of the exercise of the option). If the Common Shares are held as capital assets, any such gain or loss will be a capital gain or loss. In general, a U.S. resident optionee may elect to claim either a deduction or, subject to certain limitations, a credit in computing his or her United States federal income tax liability for any Canadian income tax paid with respect to the exercise of the option or the sale or disposition of Common Shares acquired pursuant to the exercise of an option.

The U.S. income tax treatment of stock options held by employees who are neither citizens nor residents of the U.S. depends on whether the options were granted with respect to services performed in the U.S.
or outside the U.S.  In
general, if the options were granted to such employees for services performed outside the U.S., the optionee would not be subject to income taxation and tax withholding in the U.S. If, however, the options were granted to such employees for services performed in the U.S., the optionee generally (subject to certain exceptions) would be subject to income taxation and tax withholding in the U.S. upon exercise of the option. The income subject to taxation would be the amount by which the fair market value of the stock received exceeds the exercise price of the option. If the options were granted to such employees partly for services in the U.S. and partly for services outside the U.S., only a proportionate amount of this income would be subject to taxation and tax withholding in the U.S.

     In general, to the extent an optionee is taxed upon exercise of an option, the Company, or its subsidiary if the optionee was employed by the subsidiary, is entitled to a corresponding tax deduction.
General. The income tax considerations discussed above relate to outstanding options and are subject to modification by the Canada-
United States Income Tax
Convention. In addition, the foregoing summary is of a general nature and is not intended to be, nor should it be construed to be, legal or tax advice to any particular participant in the Plan. This discussion does not purport to deal with all aspects of Canadian and United States federal income taxation that may be relevant to a participant in the Plan and does not take into account Canadian provincial or territorial tax laws, United States state or local tax laws, or tax laws of jurisdictions outside of Canada and the United
States. The preceding is based upon the tax laws of Canada and the United
States as in effect on the date of this proxy statement/prospectus, which are subject to change. Participants should consult their own tax advisors with respect to their particular circumstances.

                     MANAGEMENT'S DISCUSSION AND
ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS

The following Management's Discussion and Analysis of
Financial Condition and
Results of Operations contains forward-looking statements based on management's current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. These forward-looking statements involve risks and uncertainties, and actual results may differ materially from those anticipated or expressed in such statements.
Potential risks and uncertainties include, among others, those set forth under the "Risk Factors" section of this prospectus. Except as required by law, the
Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Overview

          The Company's financial statements are stated in United States
Dollars (US$) and are prepared in accordance with United States Generally
Accepted Accounting Principles.

          The Company was incorporated on September
22, 1987 and was in the
business of the sales and distribution of residential appliances and cabinets until March 15, 1996 at which time these operations were sold and discontinued.
In the 1996 fiscal year, the Company recorded earnings of $8,681 from these discontinued operations.

          In August, 1994, the Company formed a new majority owned subsidiary,
TSI, which was incorporated in the State of Maryland.
TSI was formed to
develop a business to design and manufacture and market highperformance ground telemetry processing and simulation systems and related engineering services based on technology developed at the Goddard Space
Flight Center Microelectronics Systems Branch, a division of NASA. The core technology was acquired by TSI pursuant to NASA's commercial technology transfer program.

          Active startup of operations of TSI
commenced during the fourth
quarter of fiscal 1995.  On November 10, 1995, the
Company acquired the shares
of TSI which it did not own and which were held by the minority shareholders, in exchange for 2,630,000 new Common Shares of the Company.

Results of Operations

Nine Months Ended October 2, 1998 Compared with Nine
Months Ended October 3,
1997

          The Company's revenue for the nine months ended October 2, 1998 was
$7,210,262 which represented an increase of 136% compared to $3,059,968 for the nine months ended October 3, 1997. The increase was primarily attributable to sales to two major customers with large increases from 1996 to 1997. Sales to NEC Corporation were $2,799,584 in the first nine months of 1998 compared to sales of $1,278,066 during 1997 and sales to Lockheed
Martin Corporation of
$1,156,757 for the first nine months of 1998 compared to nil for 1997.

          Net interest expense for the nine months ended October 2, 1998 was
$184,688 compared to the net expense of $14,495 for the nine months ended
October 3, 1997. The increase in interest expense was the result of net increased bank borrowings (bank debt less cash, cash equivalents and term deposits) which equaled $3,422,902 at October 2, 1998 compared to cash on hand of $219,143 on October 3, 1997.

          The Company's total expenses for the nine months ended October 2,
1998 were $4,299,373 which represented a decrease of 16% compared to $5,118,279 for the nine months ended October 3, 1997. General and administrative expenses for the nine months ended October 2, 1998 were $2,194,265 which represented an increase of 11% compared to $1,979,427 for the nine months ended October 3,
1997. The increase in 1998 was primarily due to increases in severance costs and fees associated with the stand-by letter of credit. The Company expects that the percentage rate of increase in general and administrative expenses will decrease in 1999. Selling and marketing expenses for the nine months ended October 2, 1998 were $1,651,137 which represented a decrease of 14% compared to $1,914,608 for the nine months ended
October 3, 1997. The
decrease in selling and marketing expenses was primarily due to a reduction in salary costs associated with fewer sales and sales support personnel. The
Company expects that selling and marketing expenses will increase in 1999.

          Research and development expenses for the nine months ended October
2, 1998 were $453,971 which represented a decrease of 63% compared to
$1,224,244 for the nine months ended October 3, 1997.
The decrease was
attributable to the reallocation of engineering staff from research and development activities to the production of products and services for customer orders. The Company expects this to be temporary and that research and development expenses will increase in the future as engineering staff are reassigned from the production of customer orders to research and development projects.

          The net loss for nine months ended October
2, 1998 was $2,184,716
which represented a decrease of $2,285,320 or 51% compared to a net loss of $4,470,036 for the nine months ended October 3, 1997.
The decrease in the net
loss is primarily attributable to: (i) an increase in gross margin dollars of
$1,666,047 resulting from the increase in sales revenue and an increase in gross margin percentage from 21% to 32% resulting from improved program performance, and (ii) the decrease in research and development expenses during the period of $770,273 as discussed above.

Year Ended December 31, 1997 Compared To Year Ended
December 31, 1996

          The Company's total revenue for the year
ended December 31, 1997 was
$4,215,940, which was an increase of 48% compared to
$2,841,427
for the year
ended December 31, 1996. The increase was the result of sales to an expanded customer base.

          Net interest expense for the year ended
December 31, 1997 was $13,537
compared to $164,063 in 1996. The decrease in interest expense resulted from the increase in bank debt from nil at December 31, 1996 to net bank borrowings of $1,125,279 (bank debt of $3,407,500 less cash, cash equivalents and term deposits of $2,282,221) at December 31, 1997.

          The Company's total expenses for the year ended December 31, 1997 were $7,064,054 which was a 5% increase compared to total expenses of
$6,713,659 for the year ended December 31, 1996.
Selling and marketing
expenses totaled $2,627,669 in the year ended December
31, 1997 which was a
19% increase compared to expenses of $2,210,256 in the year ended December
31,
1996. The increase in selling and marketing expenses was primarily attributable to increased sales and marketing activities which were associated with the increase in sales revenue. Research and development expenses decreased by 7% from $1,679,422 in the year ended
December 31, 1996 to
$1,555,707 in the year ended December 31, 1997.
General and administrative
expenses increased by 2% from $2,823,981 in the year ended December 31,1996 to
$2,880,678 in the year ended December 31, 1997.

          The net loss in 1997 was $6,546,167 (loss of
$0.69 per share)
compared to a net loss of $5,483,055 before earnings
of $8,681 from
discontinued operations in 1996 (loss of $0.62 per
share).   The net loss
increased by a total of $1,071,793 or 20%. Although sales revenue increased by
$1,374,513, gross margin dollars decreased by $562,181 and the gross margin percentage decreased from 37.5% to 12% for the 1997 fiscal year compared to the
1996 fiscal year. This was primarily the result of poor control of program costs. The Company has improved its control of program costs and as a result, the gross margin on sales has improved to 32% during the first nine months of the current fiscal year. The decrease in gross margin dollars of $562,181 combined with the increased operating costs of $350,395 and the reduction in interest income of $150,536 resulted in the increased loss for the year.

Liquidity and Capital Resources

          The Company's liquidity position at the end of the nine month period ended October 2, 1998 shows a current ratio of .58 to 1 with negative working capital of $3,287,847. This compares to a current ratio of .73 to 1 and negative working capital of $1,504,355 at December 31, 1997. The change was primarily a result of the use of current debt to finance the Company's continuing loss from operations.

          The Company does not believe that operations
will begin to generate
sufficient positive cash flow during 1999 to meet
operating and capital needs.
If sufficient positive cash flow is not generated, the
Company would need to
seek additional equity or debt financing and there can
be no assurance that the
Company would be able to obtain such financing.   On
August 6, 1998, First
Union National Bank, demanded repayment of a
$5,000,000 loan owing to it by the
Company's subsidiary TSI.   The loan had been
collateralized by a standby
letter of credit issued by Arab-Malaysian Bank Berhad of Malaysia and facilitated by the Company's majority shareholder
Abrar Group International
Sdn. Bhd. of Malaysia.  On August 21, 1998, Arab-
Malaysian Bank Berhad repaid
the loan to First Union National Bank. The $5,000,000 obligation to Arab-
Malaysian Bank Berhad has been shown as a current loan payable on the Company's
October 2, 1998 consolidated balance sheet. Terms of repayment of the obligation have not been determined at this time. If the lender was to demand repayment of the loan, the Company would need to refinance the obligation.
There is no assurance that the Company would be able to obtain such refinancing.

          Cash used in operating activities in 1997 was $6,282,333 compared to
$4,128,512 in 1996. Increases in accounts receivable and inventory accounted for uses of cash of $760,363 and $317,573 respectively. An increase in accounts payable & accrued liabilities provided a source of cash of $705,146.

          Cash used in operating activities in the first nine months of 1998 was $1,877,849 compared to $4,328,873 in the first nine months of 1997.

          Cash provided from financing activities in
1997 was $6,589,262
compared to $2,253,701 in 1996.  During 1997 and 1996,
800,000 and
460,000
share purchase warrants were exercised for proceeds of $3,489,640 and
$2,043,386 respectively. In addition, 11,000 and 61,667 Common Shares were issued in 1997 and 1996 for services of $71,739 and proceeds of $72,644 respectively.

          Cash received from financing activities in the first nine months of
1998 was $1,255,347 compared to cash of $3,262,489
which was provided from
financing activities in the first nine months of 1997.

          Cash used in investing activities in 1997 was $684,976 compared to
$1,506,989 in 1996. The primary decrease in 1997 was a reduction of $611,582 in the purchase of capital assets in 1997compared to 1996.

     Cash used in investing activities in the first nine months of 1998 was
$85,832 compared to $737,284 used in investing activities in the first nine months of 1997. The reduction in the use of cash in the 1998 period compared to the 1997 period was primarily due to the decrease of $632,601 in the purchase of fixed assets. Cash was also provided by the decrease in software development costs of $70,718 during the 1998 period compared to the 1997 period. The Company expects that cash used in investing activities will increase during 1999 for the acquisition of computers and equipment for additional staff.

Year 2000 Compliance

Many existing computer systems and applications and other control devices use only two digits to identify a year in the date field, without considering the impact of the upcoming change in the century. As a result, such systems and applications could fail or create erroneous results unless corrected so that they can process data related to the Year 2000. This issue of Year 2000 compliance is pertinent to the products which the Company markets and to the
Company's IT systems, its non-IT systems and the systems of any third parties with whom the company has a material relationship.

The Company created a Year 2000 Plan in the third
quarter of fiscal 1998.
Based upon the Company's current assessment of its
Year 2000 readiness, the
Company plans to have its IT infrastructure and non-IT
infrastructure Year 2000
compliant by June 30, 1999.  The Company has incurred
minimal
costs to date and does not expect that any additional
costs to modify its IT infrastructure or its non-IT
infrastructure to be Year 2000 compliant will be
material to its business, financial condition or
results of operations.  However, there can be no
assurance that the timing of June 30, 1999 will be
achieved and that the costs will not be material. The
Company does not expect any material disruption in its
operations as a result of a failure by the Company to
be compliant.  As part of the Company's Year 2000
efforts, the Company intends to develop a contingency
plan to manually process accounting and other
functions which are currently computerized.
As part of its Year 2000 Plan, the Company has
initiated communications with
its key third party suppliers to determine the extent
to which the Company may
be vulnerable to such parties failure to be Year 2000
compliant in products and
services which they supply to the Company.  The
Company currently has limited
information concerning the compliance status of its
suppliers. In the event
that any of the Company's significant suppliers do not
successfully and timely
achieve Year 2000 compliance, the Company's business,
financial condition and
results of operations could be materially affected.
The Company intends to
develop a contingency plan which would include the
identification of potential
new suppliers which would be Year 2000 compliant
however, there can be no
assurance that such suppliers would be available to
the Company. There is also
no certainty that the Company's key customers will be
Year 2000 compliant.   In
the event that some or all of its customers are not
compliant, the Company
could suffer a loss in new orders and a delay in
shipping existing orders.
This would have a material adverse effect on the
Company's operations, revenue,
and cash flow.   Further, the Company would find it
difficult to develop
contingency plans to replace non-compliant customers because of the relatively few numbers of customers which operate in the Company's market.

Based upon the Company's current assessment, the Company plans to have its products Year 2000 compliant by June 30, 1999. The
Company has incurred minimal costs to date and at the current time, it does not expect that the total cost to have its products Year 2000 compliant will be material however, there can be no assurance that such costs will not become material.

No assurance can be given that unanticipated or undiscovered Year 2000 compliance problems would not have a material adverse effect on the Company's business, financial condition or results of operations.

                                  BUSINESS
Overview
     The Company, through TSI, a wholly-owned operating subsidiary incorporated in the State of Maryland, designs, manufactures and markets highperformance, modular telemetry processing and simulation systems and provides related engineering services to international scientific, military, and commercial ground station and platform integrators and operators.
The Company has been
active in the telemetry business since September 1995.
Until March 1996, the
Company was also a distributor of residential appliances and cabinetry through another wholly-owned subsidiary, which was sold in March 1996. These operations were sold to two separate purchasers for notes payable to the
Company aggregating CDN $228,952. The notes are repayable over a period ending
April 1, 2001. In addition, the Company provided guarantees, secured by cash deposits, to the Royal Bank of Canada which total CDN
$156,827 as at November
1, 1998, as security for the existing bank operating loans of purchasers' companies. The bank loans are being repaid by the purchasers' companies over the period ending April 1, 2001.

          The Company was incorporated in the Province of British Columbia in
September 1987 as "International Contour Technology
Inc."  In October 1995, the
Company changed its name to "TSI TelSys Corporation."
In April 1996, the
Company became a New Brunswick company by continuing into the Province of New
Brunswick. The Company's principal office is located at 7100 Columbia Gateway
Drive, Columbia, Maryland 21046. The telephone number is (410) 872-3900.

Company Operations

          In August 1994, the Company formed TSI to develop a business to design, manufacture and market high-performance modular telemetry processing and simulation systems based on technology developed at the Goddard Space
Flight Center Microelectronics Systems Branch, a division of NASA. The core technology was acquired by TSI pursuant to NASA's commercial technology transfer program. Active operations began in September 1995.

Products

  The Company, through TSI, designs, manufactures and
                        markets
high-
performance, modular telemetry processing and simulation systems and related engineering services to international scientific military, and commercial ground station and platform integrators and operators.
The Company's
expertise and products are based on over 200 man years of collective experience with microelectronics systems and object-oriented software supporting space communications protocols. These products and services include Data Acquisition and Simulation Systems, and Engineering Services.

     Data Acquisition and Simulation Systems.  The
                       Company's
telemetry
processing and simulation systems are currently available in three platforms and three off-the-shelf configurations. The systems can also be customized to meet specific customer requirements.

     The data acquisition configuration ingests data from a ground station's
RF processing system and then performs a variety of processing functions such as bit synchronization, frame synchronization, Reed
Solomon error checking and
CCSDS service processing. The processed data is then written to disk or distributed across a ground network. The simulation configuration generates simulated TDM or CCSDS encoded data which is used to test spacecraft and ground station components. The dual use configuration enables a single system to be used for both functions. Data acquisition and simulation system performance is measured in millions of bits per second (Mbps).

 Systems can be customized by changing processing and simulation modules included and by adding customer specific data processing, display and handling features. The Company's products include:


          Platforms
          * Panther - data rates up to 300 Mbps (9U
VME based system)
          * Jaguar  - data rates up to 160 Mbps (SGI
O200 / IRIX based system)
          * Viper   - data rates up to 40 Mbps (SUN
Ultra AX / Solaris based
                      system)
          Configurations
          * Data Acquisition
          * Simulation
          * Dual Use Data Acquisition & Simulation


Engineering Services

     The Company provides its customers with complete installation, integration, training, maintenance and repair services through standard warranties and maintenance contracts. The Company also offers related professional engineering consulting services.

Marketing

     The markets for the Company's products and services include U.S. and foreign government space programs, commercial buyers of space telemetry products, and research and development projects. The
Company's sales,
marketing, engineering, manufacturing and administrative operations are located at the 22,000 sq. ft. corporate headquarters in Columbia, Maryland. An additional sales office is located in La Jolla, California. The Company sells directly to domestic and foreign ground station and platform prime contractors and end users.

The Company utilizes its sales and marketing staff, program managers and senior systems engineers to execute its marketing plan. The sales staff is composed of a direct domestic and international sales team working in cooperation with technical support staff, as well as domestic representative firms and international representative firms who promote and sell the Company's products and services. These various individuals collect information from industry, through industry announcements and existing customer interaction, to generate potential new business opportunities. Senior management evaluates new opportunities based on several criteria, which include but are not limited to:
future growth potential, gross margin and engineering content. The Company also advertises in various space-related and other industry publications that are widely read by the industry. The Company also participates in several major trade shows.

The Company primarily pursues business opportunities that it believes will leverage either its core technology or its core engineering talent by offering a combination of space communications products and engineering services. The primary marketing strategy of the Company is to leverage existing customer relationships into new business opportunities by evaluating and anticipating customers' needs and providing a successful combination of products and services for this existing customer base.

As part of its marketing efforts, the Company intends to extend its current core product offerings to include higher performance systems in anticipation of market needs in the commercial, government and military market segments. The
Company believes that its core architectural approach which is based on reconfigurable technology and its extensive space/ground communications engineering expertise can be effectively used to develop such higher performance systems.

Competition

  The Company faces two primary types of competition:
                        direct
competitors and
in-house developers.

Direct Competitors. The Company competes against other organizations who offer complete solutions or component subsystem solutions. Competition is limited in the market for high data rate telemetry systems however, there is significant competition in the market for low data rate systems primarily from several small to medium size firms who support a variety of aeronautic and space telemetry processing activities. These firms generally offer specific products to meet specific needs and do not generally offer a comprehensive suite of components and systems supporting the recently adopted CCSDS space telemetry data standard protocol. Many of the Company's competitors are significantly larger and have greater financial resources than the Company, and some of these competitors are divisions or subsidiaries of large, diversified companies that have access to the financial resources of their parent companies.

  In-House Developers.  Some large prime contractors
                         have
business units
that develop custom solutions for each project.  This
is often less attractive
as more cost effective, commercial-off-the-shelf
solutions such as those
offered by the Company and its competitors have
entered the market.   However,
given the industry trend towards consolidation, large prime contractors may once again offer in-house solutions developed by a newly acquired company. A mitigating factor is the market's willingness to search for and integrate the
"best-of-class" for a given product category.

Major Customers

The Company relies heavily on several customers, NASA,
                          NEC
Corporation of
Japan, Lockheed Martin Corporation and the Boeing
Company.  These four
customers accounted for approximately 88% percent of overall sales for the nine months ended October 2, 1998. The loss of one or more customers could have a material adverse effect on the Company's business, financial condition and results of operations.

Proprietary Rights

     The Company relies on a combination of
copyrights, trademark and trade
secret laws and non-disclosure and licensing agreements to establish and maintain its proprietary rights to its products. The
Company has six patent
applications pending in the United States and has applied for international protection of one of these and intends to file additional applications, domestically and internationally, as appropriate for patents covering its products. There can be no assurance that patents will be issued from any of the Company's pending applications or that claims allowed on any patents, if granted, will be sufficiently broad to protect the Company's technology.
There can also be no assurance that any patents issued to the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide proprietary protection to the Company.

  Additionally, the laws of certain foreign countries
                        may not
protect the
Company's proprietary rights to the same extent as do the laws of the United
States. Although the Company continues to implement protective measures and intends to defend it proprietary rights, there can be no assurances that these measures will be successful. The Company believes, however, that because of the rapid pace of technological change in the data communications and telecommunications industries the legal protections for its products are less significant factors in the Company's success than the knowledge, ability and experience of the Company's employees, the frequency of product enhancements and the timeliness and quality of support services provided by the Company.

     Certain technology used in the Company's products is licensed from third parties, generally on a non-exclusive basis, including licenses. These license agreements generally require the Company to fulfill confidentiality obligations in order to maintain the licenses. The Company has no franchise, concession or royalty agreements.

Research and Development

     The markets for high-performance, modular telemetry processing and simulation systems is characterized by rapidly changing technology and constantly evolving standards. The Company will continue to invest in research and development in order to keep pace with and exceed these technological changes in these markets. During the nine month period ending October 2, 1998, the Company invested $193,971 on research and development activities for its products and related services. The Company also invested approximately
$260,000 during the nine months ended October 2, 1998 in the research and development of design automation software which would be intended to be marketed to designers of integrated circuits and electronic systems. The intended software product would be a software compiler which would automate certain low level design details to create a hardware architecture from functional software. The software is in the development stage and the Company is projecting to have a beta version completed during the first quarter of
1999. There has been no commercial revenue to date from the sale of the software.

Employees

    As of November 30,1998, the Company employed 73
                      persons, of
whom 51 were
engaged in engineering and manufacturing, 8 in sales, marketing, customer support and related activities, and 14 in management, administration and finance. None of the Company's employees are currently represented by a labor union. The Company considers its relations with its employees to be good.

Legal Proceedings

     The Company is not a party to any material legal

proceedings. Available Information

      The Company has filed with the Commission a
                     registration
statement on Form
S-4 together with any amendments thereto (the
"Registration Statement") under
the Securities Act, of which this proxy
statement/prospectus forms a part, with
respect to the shares of Continued Common Stock offered hereby. This proxy statement/prospectus does not contain all the information set forth in the
Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information with respect to the Company and the Continued Common Stock, reference is made to the
Registration Statement, including the exhibits and schedules thereto.
Statements contained in this proxy
statement/prospectus concerning the contents of any contract or any other document are not necessarily complete. With respect to each such contract or document filed as an exhibit to the
Registration Statement, reference is made to such exhibit for a more complete description of the matters involved, and each statement shall be deemed qualified in its entirety by such reference to the copy of the applicable document filed with the Commission. A copy of the Registration Statement, including the exhibits thereto, may be inspected without charge at the Public
Reference Room of the Commission at Room 1024,
Judiciary Plaza, 450 Fifth
Street, N.W., Washington, D.C. 20549. Further information on the operations of the Public Reference Room may be obtained by calling the Commission at 1-800-
SEC-0330. Copies of the Registration Statement and the exhibits and schedules thereto can be obtained from the Public Reference
Section of the Commission
upon payment of prescribed fees. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. A copy of the
Registration Statement, including the exhibits thereto, is available on the
Commission's Internet web site. The address of that site is http://www.sec.gov.

     Upon effectiveness of the Registration Statement, the Company will become subject to the informational and periodic reporting requirements of the
Securities Exchange Act of 1934 and in accordance therewith, will file periodic reports, proxy statements, and other information with the Commission. Such periodic reports, proxy statements, and other information will be available for inspection and copying at the public reference facilities and the Commission's
Internet web site referred to above.

Facilities

     The Company's leases approximately 22,000 square feet for its headquarters at 7100 Columbia Gateway Drive, Columbia, Maryland.
The lease
expires November
30, 2005 and the annual payments under the lease are approximately $201,960 net of operating costs. The Company also leases approximately 200 square feet in
La Jolla, California for a sales office. The sales office lease expires May
31, 1999 and the annual payments under the lease are approximately $21,120.
The Company believes that its current facilities are adequate for its existing needs and that additional suitable space will be available as required.

          MARKET FOR COMMON STOCK AND RELATED
STOCKHOLDER MATTERS
     The Company's Common Shares trades in Canadian
Dollars on the Montreal
Exchange located in Montreal, Quebec, Canada. Its trading symbol is "TSI." The
Common Shares were previously listed on the Toronto
Stock Exchange during the
period July 14, 1989 to November 11, 1995, under the trading symbol "ICY."

   The following table sets forth, for the calendar
                        periods
indicated, the
range of high and low sale prices for the Common
Shares as reported by the
Montreal Exchange, after giving effect as applicable to the consolidation of
Company's Common Shares which became effective on August 31, 1998, wherein five pre-consolidated shares were exchanged for one post-consolidated share, and after having been converted to U.S. dollars.


                                               High
Low
Year Ended December 31, 1998
Fourth Quarter (through November 30, 1998)    $1.25
$.27
Third Quarter                                 $1.30
$.38
Second Quarter                                $1.83
$.62
First Quarter                                 $2.78
$1.23

Year Ended December 31, 1997
Fourth Quarter                                $4.43
$1.06
Third Quarter                                 $6.57
$2.89
Second Quarter                                $7.40
$5.12
First Quarter                                 $9.02
$5.60

As of October 13, 1998, the number of registered holders of Common Shares was
123.

                             DESCRIPTION OF SECURITIES
     The following summary description of the capital stock of the Company does not purport to be complete and is qualified in its entirety by reference to the
Company's Delaware Certificate of Incorporation and
Delaware Bylaws, copies of
which are attached as Appendix "B" and "C," respectively. Furthermore, except as noted, the following discussion describes the capital stock of the Company assuming that the Reclassification and the Continuance have already been effected.

General

  After completion of the Continuance, the authorized
                        capital
stock of the
Company will consist of 40,000,000 shares of U.S. $.01 par value Continued
Common Stock of which 9,754,202 shares will be issued and outstanding; and
2,000,000 shares of U.S. $5.00 par value Continued
Preferred Stock, none of
which will be issued and outstanding.

Common Stock

     Subject to the rights of holders of Continued
Preferred Stock then
outstanding, holders of the Company's Continued Common
Stock are entitled to
receive such dividends as may from time to time be declared by the Board of
Directors of the Company. Holders of the Company's
Continued Common Stock are
entitled to one vote per share on all matters on which the holders of the
Company's Continued Common Stock are entitled to vote.
Because holders of the
Company's Continued Common Stock do not have cumulative voting rights, the holders of a majority of the shares of the Company's
Continued Common Stock
represented at a meeting for the election of directors can elect all of the directors. Holders of the Company's Continued Common
Stock have no preemptive
rights to subscribe for any additional securities that the Company may issue.
All shares of Company's Continued Common Stock to be outstanding upon completion of the Reclassification and the Continuance will be legally issued, fully paid and nonassessable. Upon the liquidation, dissolution or winding up of the Company, holders of the shares of Company's
Continued Common Stock are
entitled to share equally, share-for-share, in the assets available for distribution after payment to all creditors of the Company, subject to the rights, if any, of the holders of any outstanding shares of the Continued
Preferred Stock.

Preferred Stock

  The Continued Preferred Stock is issuable in series
                        and the
Board of
Directors of the Company may, before the issue of shares of any particular series, alter the Bylaws of the Company to fix the number of and determine the designation of the Continued Preferred Stock of that series and alter the
Bylaws of the Company to create, define and attach the preferences, special rights and restrictions attaching to the Continued
Preferred Stock of that
series.

The Continued Preferred Stock ranks in preference over
                          the
Continued
Common Stock in respect to the payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Company's affairs.

Warrants

The Company has warrants outstanding which entitle the holders thereof to purchase a total of 2,840,000 shares of Continued
Common Stock at a price of
CDN $6.00 per share expiring on November 10, 2000.

                                    MANAGEMENT
          The following table sets forth information regarding the directors and executive officers of the Company.

Name                                 Age   Position
Dr. Wan Muhamad Hasni Wan Sulaiman   34    Director
and Chairman
of the Board

Joseph T. Pisula                     57    Director,
Chief
Executive Officer
                                           and
President

Garry R. Bahsler                     47    Director
and Secretary

Paul R. Sevigny                      42    Director
and Chief
Financial Officer

Dr. Abdul Rahman Bin Abdullah        42    Director

Azman Hussin                         39    Director

          The Directors have served in their
respective capacities since their
election and will serve until the next Annual Meeting of Shareholders or until a successor is duly elected, unless the office is vacated in accordance with the Delaware Bylaws of the Company.

   Dr. Wan Muhamad Hasni Wan Sulaiman has served as
Chairman of the
Board of the Directors of the Company since November
1995.  He is also the
Chairman of Abrar Group International Sdn. Bhd., an investment company based in Malaysia and the Company's majority shareholder, and until 1998, he was the President and Chief Executive Officer of Abrar.

   Joseph T. Pisula has been the President and Chief
Executive Officer
of the Company since June 1998.  He was the Chief
Executive Officer of Network
Storage Solutions Inc. from 1996 until April 1998.
From 1995 to 1996, he was
the President of Network Imaging Corporation. Prior thereto, he was the
President and Chief Executive Officer of Digital
Transmission Systems Inc.
Mr. Pisula is a director of SSE Telecom Corp. He was previously a director of the Company during 1995 and 1996.

          Garry R. Bahsler has served as a director of the Company since 1987 and has been the Secretary of the Company since
February 1997. Prior thereto,
Mr. Bahsler held various positions with the Company including President, Vice
President, Chief Financial Officer and Secretary.

          Paul R. Sevigny has served as a director of
the Company since January
1998 and has been the Chief Financial Officer of the
Company since June 1998.
From 1997 to 1998, he was the Chief Investment
Officer, Abrar Global Asset
Managers Sdn. Bhd., an asset management company based
in Malaysia. In 1996, he
was a consultant to Abrar Group International Sdn.
Bhd.   Prior thereto he was
Associate Director, Morgan Grenfell Asia Holdings
(Pte) Ltd. in Singapore, the
headquarters for the Deutsche Bank/Morgan Grenfell group of investment banking and stockbroking entities in Asia.

          Dr. Abdul Rahman Bin Abdullah has served as a director of the Company since February 1997, and from February 1, 1997 to June
1, 1998, he was the
President of the Company.  He is also the Chief
Executive Officer of Abrar
Technology Sdn. Bhd., a Malaysian technology company and subsidiary of Abrar
Group International Sdn. Bhd., a position he has held since 1997. From 1996 to
1997, Dr. Abdullah was the General Manager -
Technology Division, Abrar Group
International Sdn. Bhd., an investment company based in Malaysia. From 1993 to
1996 he  was the Information Technology Manager,
Perusahaan
Otomobil Nasional
of Malaysia.

          Azman Hussin has served as a director of the Company since February
1997. He also serves as the Managing Director, Accurate Network & System
Integration Sdn. Bhd., a systems integration company.
He has held this
position since 1994. Prior thereto, he was the General Manager of Komputer
Sistem of Malaysia.

                             FORMER MANAGEMENT
          During 1997 and up to the respective dates indicated, the following individuals were officers and/or directors of the
Company:

Name              Positions Held                Date
Ceased to be
an

Officer/Director

James R. Chesney  Director,                     June
1, 1998 as a
officer
                  Senior Vice President and     and
June 25, 1998
as a
                  President of TSI
director

Barent S. Wagar   Director                      June
25, 1998

Peter J. Campisi  Director,
January 16, 1998
                  Vice President &
                  Chief Financial Officer

Rashid Khan       Director
January 1, 1998

Indebtedness Of Directors And Officers

          As of the date hereof, there was no
indebtedness to the Company or
any of its subsidiaries by any of the directors, officers, employees and former directors, officers and employees of the Company and its subsidiaries.

Directors' Compensation

          The Company pays each Director, other than Directors who are
Executive Officers, the sum of $500 for each meeting attended in person and the sum of $250 for each teleconference meeting.
Directors are also reimbursed for
reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors. The
Board of Directors may
award special remuneration to any Director undertaking any special services on behalf of the Company other than services ordinarily required of a Director.
Other than indicated below, no Director received any compensation for his services as a Director other than the per meeting rate described above, including committee participation and/or special assignments.

  Mr. Barry Wagar, a former director of the Company,
                       received
the sum of
$44,201 for services rendered during 1997 for a special assignment while serving as a director of the Company.


Executive Compensation

   The following table presents certain information concerning compensation earned for services rendered in all capacities to the Company for the years ended December 31, 1996 and 1997 by the Chief
Executive Officer and
each of the other most highly compensated executive officers of the Company whose salaries and bonuses exceeded $100,000 in fiscal
1997 (the "Named
Officers").

                           SUMMARY COMPENSATION TABLE
                                                         Long-
                                                            T
                                                            e
                                                            r
                                                            m
                                                            C
                                                            o
                                                            m
                                                            p
                                                            e
                                                            n-
                          Annual Compensation               sation
                                                            Awards Other
                                                Number
All
                                               Annual    of Shares
Other
Name and Principal                             Compen
Underlying
Compen-
     Position              Year  Salary  Bonus
sation(1)
Options(5) sation(1)

Dr. Abdul Rahman Bin Abdullah(2)
President                  1997       $0      $0    $0
20,000      -

James R. Chesney(3)        1997 $151,811      $0    $0
0      -
Senior Vice President      1996 $135,966      $0    $0
20,000      -
                           1995 $101,596      $0    $0
0      -

Peter J. Campisi(4)        1997 $139,202      $0    $0
27,000      -
Vice President             1996 $ 48,820 $10,000    $0
40,000      -
and Chief Financial Officer

(1) Amounts do not include perquisites and other personal benefits not exceeding the lesser of $50,000 and 10% of the total annual salary and bonus for any of the Named Officers.
(2)     Dr. Abdullah was President of the Company until
June 1,
1998.
(3) Mr. Chesney was the Senior Vice President of the Company and was the
        President of TSI until June 1, 1998.
(4)     Mr. Campisi was the Vice President and Chief
Financial
Officer of the
        Company and TSI until January 16, 1998.
(5)     Adjusted to reflect the 5 for 1 share
consolidation.

                            OPTION GRANTS IN 1997
   The following table presents certain information
                      concerning
the stock
option grants made to the Named Officers for the fiscal year ended December 31,
1997.

                                        Percent of
                                             Total
                                           Options
                               Number of   Granted
                                  Shares         To
Exercise
                              Underlying  Employees
                                 or Base Options  In
                                 Fiscal    Price
Expiration
Name                          Granted (1)     Year
(CDN$/Sh)
Date

Dr. Abdul Rahman Bin Abdullah     20,000     4.84%
2.19
Jan. 28, 2002
Peter J. Campisi                  20,000     6.54%
2.19
Jan. 16, 1999
                                   7,000
1.62
Jan. 16, 1999

(1) Adjusted to reflect the 5 for 1 share
consolidation.
(2)
   The following table presents certain information
                      concerning
the value of
options for the fiscal year ended December 31, 1997 by each of the Named
Officers. Except as indicated below, none of the Named Officers exercised options during the fiscal year ended December 31, 1997.

         AGGREGATED OPTION EXERCISES 1997 AND YEAR END
OPTION VALUES

                                      Number of  Value
of Unexercised In-
                             Unexercised Shares
the-Money Options at
                          Underlying Options at
Fiscal Year End
                                Fiscal Year End
(CDN$)(2)
                                 Unexercisable/
Unexercisable/
Name                             Exercisable (1)
Exercisable

Dr. Abdul Rahman Bin Abdullah          0/20,000
0
James R. Chesney                       0/20,000
0
Peter J. Campisi                 41,200 /25,800
0
(1)     Adjusted to reflect the 5 for 1 share
consolidation.
(2) Based upon the difference between the exercise price and the closing price of the shares on the Montreal Exchange on December 31, 1997.

Employment Contracts

     The contract with Mr. Chesney requires TSI to pay six months severance in the event of termination of Mr. Chesney's employment, other than termination for cause. The contract also contains a non-competition clause and a confidentiality clause. Mr. Chesney resigned as both the President of TSI and the Senior Vice President of the Company on June 1,
1998 and accordingly, the
contract expired and no termination payments were made. The Company continues to employ Mr. Chesney as a Special Advisor, with such employment to terminate on May 31, 1999.

  Effective June 1, 1998, the Company entered into a
                        written
employment
contract with Joseph T. Pisula, as the President and
Chief Executive Officer
of the Company.   The contract expires in April 2001.
Under the terms of the
contract, Mr. Pisula will be paid an annual salary of $240,000. The contract contains a non-competition covenant and a confidentiality agreement. In the event of termination, other than termination for cause, the Company is required to pay a severance payment equal to a maximum of twelve months salary. In addition to the salary, Mr. Pisula was awarded options to purchase
487,700 Common Shares of which 307,700 options vest according to a time-based schedule and 180,000 options vest according to a performance-based schedule.
The options have an exercise price of CDN $2.25 per Common Share and expire at the earlier of ninety days from the date of termination or May 31, 2008. The options also vest according to a schedule of valuation in the event of a change of control of the Company or a sale of the operating business.
The contract
with Mr. Pisula requires the payment of a bonus to Mr.
Pisula in the event of a
change of control of the Company or a sale of the operating business. The maximum bonus payable is three quarters of one percent of the predeal valuation of the Company's equity or of the pre-deal valuation of the operating business. There is no termination or retirement provision in the event of a change of control of the Company.


       INCREASE IN SIZE OF THE BOARD AND ELECTION OF
ADDITIONAL DIRECTOR
          In addition to the above directors,
management proposes that at the
Special Meeting, the size of the Board of Directors be increased from six to seven and that Mr. _____ be elected as a Director of the Company.

          The election of ___ to the Board of
Directors requires the affirmative
vote of a majority of the holders of Common Shares.

                             PRINCIPAL SHAREHOLDERS
     The following table sets forth certain
information regarding the
beneficial ownership of the Company's Common Shares as of November 1, 1998 by
(i) each person known by the Company to beneficially own five percent or more of the outstanding Common Shares, (ii) each director and executive officer of the Company and (iii) all executive officers and directors as a group. Except as indicated in the footnotes to the table, the address of the shareholders listed below as beneficially owning more than five percent of the Common Shares is that of the Company's principal executive offices.
Except as indicated in
the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned.



                                  Number of Shares
Name                                         Owned
Percent of
Class



Dr. Wan Muhamad Hasni Wan Sulaiman     5,209,082(1)
53.21 Azman Hussin                        27,000(2)
*
Joseph T. Pisula                         197,700(3)
2.01
Paul R. Sevigny                           53,500(4)
*
Dr. Abdul Rahman Bin Abdullah             35,000(5)
*
Garry R. Bahsler                          60,150(6)
*
Caravan Development Group Limited (7)  2,740,000(7)
21.93% All Directors and Executive Officers
as a group (6 persons)                 5,582,432
55.56%

___________________
*     Less than one percent of stock outstanding.
(1)     Includes outstanding options to purchase
35,000 Common
Shares which are
exercisable within 60 days and 5,174,082 Common Shares registered in the name of Abrar Group International Sdn. Bhd., of which Dr.
Sulaiman is the Chairman
and majority shareholder and therefore exercises control over such Common
Shares.
(2)     Includes outstanding options to purchase
27,000 Common Shares which are
exercisable within 60 days.
(3)     Includes outstanding options to purchase
104,500 Common Shares which
are exercisable within 60 days.
(4)     Includes outstanding options to purchase
31,400 Common Shares which are
exercisable within 60 days.
(5)     Includes outstanding options to purchase
35,000 Common Shares which are
exercisable within 60 days.
(6)     Includes outstanding options to purchase
60,000 Common Shares which are
exercisable within 60 days.
(7)     Includes outstanding warrants to purchase
2,740,000 Common Shares which
are exercisable within 60 days.
The address of Caravan Development Group Limited is 12
Majestic Drive,
Onchan, Isle of Man, IM3 2JQ, United Kingdom

                              CERTAIN TRANSACTIONS
 In the year ended December 31, 1996, the Company paid management fees of
$292,056 to Abrar Group International Sdn. Bhd., its majority shareholder. Dr.
Wan Muhamad Hasni Wan Sulaiman, the Chairman of the
Board of the Company, is
the Chairman of the Board and majority shareholder of Abrar Group International
Sdn. Bhd. In the year ended December 31, 1997, and in the current fiscal year, the Company paid fees of $225,000 and $125,000 respectively to Abrar Group
International Sdn. Bhd. The fees were in payment for the facilitation and guarantee by Abrar to Arab-Malaysian Bank Berhad in connection with a $5 million standby letter of credit issued by Arab-
Malaysian Bank Berhad to First
Union National Bank, as collateral for a $5 million loan granted by First Union
National Bank to TSI, the Company's operating subsidiary. See "Management's
Discussion and Analysis of Financial Condition and
Results of Operations Liquidity and Capital
Resources."

Parent Company

The Company is controlled by Abrar Group International
                         Sdn.
Bhd. which
owns approximately 53% of the Company's issued and outstanding Common Shares.
Dr. Wan Muhamad Hasni Wan Sulaiman, the Chairman of the Board of the Company, is the Chairman of the Board and majority shareholder of Abrar Group
International Sdn. Bhd.


                                 LEGAL MATTERS

     The validity of the issuance of the shares of the Continued Common Stock offered hereby will be passed upon by Venable, Baetjer & Howard, LLP,
Baltimore, Maryland.

                                     EXPERTS
     The financial statements of the Company as of December 31, 1997 and 1996 and for the years then ended have been included in this proxy statement/prospectus in reliance upon the report by KPMG LLP, Chartered
Accountants, independent public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

        Consolidated Financial Statements of


               TSI TELSYS CORPORATION
               AND SUBSIDIARIES
               (In U.S. dollars)


               Years ended December 31, 1997 and
1996

TSI TELSYS CORPORATION
AND SUBSIDIARIES
Consolidated Financial Statements
(In U.S. dollars)

Years ended December 31, 1997 and 1996




Auditors' Report
1

Consolidated Financial Statements

   Consolidated Balance Sheets 2 Consolidated

   Statements of Operations 4

Consolidated Statements of Stockholders' Equity
(Deficiency) 5 Consolidated Statements of Cash Flows
6

   Notes 7

AUDITORS' REPORT TO THE DIRECTORS

We  have  audited the consolidated balance sheets of
TSI TelSys Corporation and
Subsidiaries  as  at  December  31,  1997 and 1996 and
the related consolidated
statements of operations, stockholders'  equity  and
cash  flows for the years
then ended.  These financial statements are the
responsibility of the Company's
management.   Our  responsibility  is to express an
opinion on these  financial
statements based on our audits.

We  conducted  our  audits  in  accordance  with
generally accepted  auditing
standards in Canada.  Those standards require that we
plan and perform an audit
to obtain reasonable assurance whether  the  financial
statements are free of
material misstatement.  An audit includes examining,
on a test basis,  evidence
supporting  the amounts and disclosures in the
financial statements.  An  audit
also  includes   assessing  the  accounting
principles  used  and significant
estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial
statements present fairly, in all
material  respects,  the  financial  position  of  TSI
TelSys Corporation  and
Subsidiaries  as  at  December  31,  1997  and  1996
and the results  of  their
operations and cash flows for the years then ended in accordance with generally accepted accounting principles in the United States.



"KPMG LLP"

Chartered Accountants
Vancouver, Canada
February 27, 1998



COMMENTS BY AUDITOR FOR U.S. READERS ON

CANADA-U.S. REPORTING DIFFERENCE





In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in note 1(b) to the financial statements. Our report to the directors dated
February 27, 1998 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.



"KPMG LLP"

Chartered Accountants
Vancouver, Canada
February 27, 1998

                             TSI TELSYS CORPORATION
                                AND
                          SUBSIDIARIES
                          Consolidated
                          Balance Sheets
                               (in U.S.
                               dollars)



                                          October 2, December
31,
                                                1998
1997 1996
                                      (unaudited)
Assets
Current assets:
   Cash  and  cash equivalents           $ 1,416,400
$ 2,124,734
$ 2,502,781
   Accounts receivable, less allowance for
     doubtful accounts of $nil in 1998,
     $nil in 1997  and  $nil  in  1996     2,337,297
1,144,643
384,280
   Inventories (note 2)                      619,228
549,964
232,391
   Current portion of notes receivable (note 4)
                                              40,326
40,326 38,747
   Prepaid expenses and deposits             166,933
209,334
43,679

         Total current assets              4,580,184
4,069,001
3,201,878

Term deposits (note 9 (d))                   160,698
157,487
199,926

Property, plant and equipment (note 3)     1,075,607
1,327,291
1,140,635

Software, net of amortization of $428,973 in
  1998, $259,028 in 1997 and $56,909 in 1996  85,724      217,811
170,727

Notes receivable (note 4)                     60,489       91,802
139,923

                                         $ 5,962,702
$ 5,863,392 $       4,853,089

                            TSI TELSYS CORPORATION
                               AND SUBSIDIARIES
                    Consolidated Balance Sheets
                    (continued)
                               (in U.S.
                               dollars)




October 2, December 31,
                                               1998         1997
1996

                                         (unaudited)

Liabilities and Shareholders' Equity

Current liabilities:
   Note payable to bank (note 5)         $ 5,000,000
$ 3,407,500
$         -
   Trade accounts payable                    747,602      426,452
249,673
   Accrued payroll                         1,102,112      703,422
345,828
   Accrued expenses                          647,779      354,122
183,349
   Payable to shareholder                     62,955      252,804
446,371
   Customer advances                           6,000            -
-
   Deferred revenues                         232,559      223,377
-
   Current installments of capital leases
     and loans payable (note 6)               69,024      205,679
238,129
     Total current liabilities             7,868,031
5,573,356
1,463,350

Capital leases and loans payable,
  excluding current portion (note 6)          61,036       71,685
186,600


Stockholders' equity (deficiency) (note 7):
 Senior preferred shares without
            par value
     Authorized 100,000,000
     shares; no shares issued and
     outstanding
   Junior preferred shares
     without par value Authorized
     100,000,000 shares; no
     shares
     issued and outstanding
   Common stock voting without par
     value Authorized 100,000,000
     shares; issued and
     outstanding 9,754,202 shares
     in 1998, 9,754,202 shares in
     1997 and
     9,038,832 in 1996                    16,509,995
16,509,995
13,086,987
   Additional paid-in capital                431,174
431,174
292,803
   Accumulated deficit                   (18,907,534)
(16,722,818)
(10,176,651)

                                          (1,966,365)
218,351 3,203,139
Commitments and contingencies (notes 1(b) and 9)
                                         $ 5,962,702
$ 5,863,392 $ 4,853,089


See accompanying notes to consolidated financial statements.

On behalf of the Board:

"Joseph T. Pisula"  Director "Paul R. Sevigny"
Director

                            TSI TELSYS CORPORATION
                               AND
                     SUBSIDIARIES Consolidated
                     Statements of Operations
                               (In U.S.
                               dollars)



                              Nine months
ended
Years ended

                           October 2,
October 3, December 31,

                                1998          1997
1997
1996

                          (unaudited)   (unaudited)

Sales                    $ 7,210,262   $ 3,059,968
$ 4,215,940
$ 2,841,427

Cost of sales              4,910,917     2,426,670
3,711,580
1,774,886

                           2,299,345       633,298
504,360
1,066,541

Expenses:
   Research and product
     development             453,971     1,224,244
1,555,707
1,679,422
   Selling, general and
     administrative        3,845,402     3,894,035
5,508,347
5,034,237

                           4,299,373     5,118,279
7,064,054
6,713,659
Operating loss            (2,000,028)   (4,484,981)
(6,559,694)
(5,647,118)

Interest income               82,250        73,198
81,778
173,641

Interest expense            (266,938)      (58,253)
(68,251)
(9,578)

Loss from continuing operations
                          (2,184,716)   (4,470,036)
(6,546,167) (5,483,055)
Earnings from discontinued
  operations (note 10)             -             -
-
8,681

Net loss                $ (2,184,716) $ (4,470,036) $
(6,546,167) $            (5,474,374)



Loss per share from continuing
  operations                 $ (0.22)      $ (0.48)
$ (0.69)
$ (0.62)



Earnings per share from
  discontinued operations        $ -           $ -
$ -
$ -



Net loss per share           $ (0.22)      $ (0.48)
$ (0.69)
$ (0.62)



Weighted average number of shares
  outstanding              9,754,202     9,347,450
9,451,116
8,770,888



Comprehensive loss (note 1(n))

See accompanying notes to consolidated financial statements.

                            TSI TELSYS CORPORATION
                               AND SUBSIDIARIES
         Consolidated Statements of Stockholders'
Equity (Deficiency)
                               (In U.S. dollars)


                                     Additional
Total

                         Common Stock   Paid-in
Accumulated
Stockholders'
                   Shares       Amount  Capital
Deficit
Equity

Balances at
  December 31,
   1995          8,742,399 $ 11,263,760      $ -  $
                    (4,702,277)   $
6,561,483
Common shares
  issued in:
   Exercise of
     share
     purchase
     warrants     460,000    2,043,386         -
-
2,043,386
   Exercise of
     stock options 61,667       72,644         -
-
72,644
Shares cancelled (225,234)    (292,803)  292,803
-
-
Net loss                -            -         -
(5,474,374)
(5,474,374)

Balances at
  December 31,
  1996          9,038,832   13,086,987   292,803
(10,176,651)
3,203,139

Common shares
  issued:
   Exercise of
     share purchase
     warrants     800,000    3,489,640         -
-
3,489,640
   Exercise of
     stock options 11,000       71,739         -
-
71,739
Shares cancelled  (95,630)    (138,371)  138,371
-
-
Net loss                -            -         -
(6,546,167)
(6,546,167)

Balances at
  December 31,
  1997          9,754,202   16,509,995   431,174
(16,722,818)
218,351

Net loss (unaudited)    -            -         -
(2,184,716)
(2,184,716)

Balance at
  October 2, 1998
   (unaudited)   9,754,202 $ 16,509,995 $ 431,174 $
                    (18,907,534) $
(1,966,365)


See accompanying notes to financial statements.

                            TSI TELSYS CORPORATION
                               AND
SUBSIDIARIES
                     Consolidated Statements
                               of Cash Flows
                               (In U.S.
                               dollars)
                               Nine months
ended
Years ended

                          October 2,
October 3, December 31,

                                1998          1997
1997 1996
                          (unaudited)   (unaudited)


Net cash used in operating
activities (note 8)    $ (1,877,849) $ (4,328,873) $
                     (6,282,333)
$ (4,128,512)


Cash flows from investing activities:
   Purchase of term deposits  (3,211)            -
                          -
(199,926)
   Proceeds from sale of term
     deposits                      -        42,439
42,439
-
   Receipts on notes receivable
                              31,313        37,530
46,542 -
   Capital expenditures      (76,076)     (708,677)
(524,754)
(1,136,336)
   Increase in software
     production costs        (37,858)     (108,576)
(249,203)
(170,727)

   Net cash used in investing activities
                             (85,832)     (737,284)
(684,976) (1,506,989)

Cash flows from financing activities:
   Proceeds from issuance of note
     payable to bank       1,592,500             -
3,407,500
-
   Principal payments on note
     payable to bank               -             -
-
(442,196)
   Advances from shareholder
-
446,371
   Payments to shareholder  (189,849)     (190,530)
(193,567) -
   Proceeds from borrowings
     under loans payable           -             -
75,528
133,496
   Principal payments on capital
     leases obligations and loans
     payable                (147,304)     (108,360)
(261,578)
-
   Proceeds from issuance of
     common shares, net of
     issue costs                   -        71,739
71,739
72,644
   Proceeds from issuance of
     special warrants              -     3,489,640
3,489,640
2,043,386

   Net cash provided by financing
     activities            1,255,347     3,262,489
6,589,262
2,253,701

Net decrease in cash and cash
  equivalents               (708,334)   (1,803,668)
(378,047)
(3,381,800)

Cash and cash equivalents at
beginning of period        2,124,734     2,502,781
2,502,781 5,884,581

Cash and cash equivalents
at end of period         $ 1,416,400     $ 699,113
$ 2,124,734
$ 2,502,781



Supplementary information of non-cash transactions:
   Advances on notes receivable
      on disposition of
      discontinued operations    $ -           $ -
$ $  (178,670)
     Equipment acquired under
        capital leases             -             -
38,685
231,229

See accompanying notes to consolidated financial statements.

                             TSI TELSYS CORPORATION
                  Notes to Consolidated Financial
                               Statements (In
                               U.S. dollars)

                    Years ended December 31, 1997
        and 1996 Nine months ended October 2,
        1998 and October 3, 1997
(unaudited)


1. Significant Accounting Policies:

   (a) Description of business:

      TSI TelSys Corporation, a Canadian company (the
"Company"), through its
 100% owned U.S. operating subsidiary TSI TelSys, Inc.
("TSI"), designes,
      manufactures and markets high-performance, modular telemetry processing and simulation systems and provides related
                      engineering
services to
   international scientific, military and commercial
                        ground
station and
      platform integrators and operators.

   (b) Continuing operations:

      These consolidated financial statements have been prepared on the basis
 That the Company will continue to operate as a going concern. The
      Company incurred losses of $6,546,167 and $5,474,374 in the years ended
      December 31, 1997 and 1996, respectively, in connection with the startup
      Of operations as a developer and manufacturer of satellite data protocol
 Processing systems for ground station operations and satellite test and
      Integration operations (the "new operations").

(Unaudited)  In  1996,  the first complete year of new
operations, the
      Company received customer orders of $3,739,110
and generated sales of
      $2,841,427. In 1997 the Company received
customer orders of $9,984,153
      and generated sales of $4,215,940.  The
Company's  customer order
 backlog at December 31, 1997 was $6,665,896 compared
                         to a
customer order
  backlog  at December 31,  1996  of  $897,683.   The
Company's  ability
    to continue as a going concern is dependent on
                       obtaining
additional
  financing in the event that positive cash flow from
operations is not
      attained.   Failure  to achieve sufficient  cash
flow from operations or
 obtain additional financing may limit the Company's ability to satisfy its obligations as they come due and could negatively impact the recoverability  of the carrying value of assets.

   (C) Principles of Consolidation:

      The consolidated financial statements include the financial statements of the Company and its subsidiaries:

      Contour Appliance Distributors Ltd. ("CADL")
(inactive) 100% ownership
      Contour Distributors Ltd. (inactive)
100% ownership
      TSI TelSys, Inc. ("TSI")
100% ownership
      TSI Technology Inc. (inactive)
100% ownership

      All significant intercompany balances and transactions have been eliminated in consolidation.

   (D) Cash equivalents

      Cash equivalents of $1,939,784 and $244,073 at December 31, 1997 and
  1996, respectively, consist of overnight repurchase agreements. For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to  be cash equivalents.

                             TSI TELSYS CORPORATION
                               Notes to Consolidated
                               Financial Statements
                               (continued) (In U.S.
                               dollars)

                    Years ended December 31, 1997 and
1996
 Nine months ended October 2, 1998 and October 3, 1997
(unaudited)


1. Significant accounting policies (continued):

   (e) Inventories:

  Inventories are valued at the lower of cost and net realizable value.

   (f) Property, plant and equipment:

      Property, plant and equipment is stated at cost.
Equipment under capital
Leases is stated at the present value of minimum lease payments.
      Amortization is provided for at the following annual rates:

      Equipment under capital leases       20%
declining balance
      Computers and equipment              5 years
straight-line
      Furniture and fixtures               20%
declining balance
      Demo equipment                       6 months
straight-line
      Software                             3 years
straight-line
      Laboratory equipment                 1 year
straight-line
      Leasehold improvements               10 years
straight-line

   (G) Software:

      Certain applications and systems software production costs are capitalized once technical feasibility has been established for the product  and  the Company has identified a market for
                          the
product,  and
  intends to market the developed product. No other development costs are capitalized. Such capitalized costs are amortized over the lesser of the expected life  of the related product or two
                        years.

   (H) Change in reporting currency:

   The consolidated  financial  statements  of  the
                        Company
have
      historically been expressed in Canadian dollars.
Effective June  30,
 1996, the U.S. dollar became the Company's functional
                          and
reporting
 currency as a substantial portion of the Company's consolidated assets and liabilities are located in the United States and consolidated revenues and expenses are primarily transacted  in
                         U.S.
currency.  The
      results of operations for the period from January 1, 1996 to June 30,
      1996 have been restated to U.S. dollars using the exchange rates prevailing in the applicable period.

   (I) Revenue recognition:

 Revenue from the sale of  production-type  contracts
                          is
recognized at
      the time goods are shipped. Revenue from the manufacture of customer specific development contracts is recognized  using
                          the
percentage of
 completion method  where  progress is measured based
                          on
costs incurred
  to  date  as compared  to  total  expected  costs.
Estimated  losses,
  if  any,  are recognized when they are identified.

                             TSI TELSYS CORPORATION
            Notes to Consolidated Financial Statements
                               (continued) (In U.S.
                               dollars)

                    Years ended December 31, 1997 and
1996
 Nine months ended October 2, 1998 and October 3, 1997
(unaudited)


1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

   (j) Income taxes:

      Income taxes are accounted for under the asset and liability method.
      Deferred tax assets and liabilities are
recognized for the future tax
      consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities
                          and
their respective
      tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

   (k) Stock option plan:

  Prior to January 1, 1996, the Company accounted for
                          its
stock option plan
      in accordance with the provisions of Accounting
Principles Board ("APB")
    Opinion No. 25, Accounting for Stock Issued to
                      Employees,
and related
 interpretations. As such, compensation expense would
                          be
recorded on the
 date of grant only if the current market price of the
underlying stock
      exceeded the exercise price. On January 1, 1996,
the Company adopted
      Statement of Financial Accounting Standards
(SFAS) No. 123, Accounting
 for Stock Based Compensation, which permits entities
                          to
recognize as
      expense over the vesting period the fair value
of all stock based awards
on the date of grant. Alternatively, SFAS No. 123 also
allows entities
to continue to apply the provisions of APB Opinion No.
                          25
and provide pro
      forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had
                         been
applied. The
      Company has elected to continue to apply the provisions of APB opinion
No. 25 and provide the pro forma disclosure provisions
                          of
SFAS No. 123.

                            TSI TELSYS CORPORATION
            Notes to Consolidated Financial Statements
                               (continued) (In U.S.
                               dollars)

                    Years ended December 31, 1997 and
1996
 Nine months ended October 2, 1998 and October 3, 1997
(unaudited)


1. Significant accounting policies (continued):

     (l) Disclosures about fair value of financial

                     instruments:

      The Company is required to disclose the fair values of, and the methods and assumptions used to estimate the fair value of each of, the on and off-balance sheet financial instruments. The following methods and assumptions have been used.

    Accounts receivable,  note  payable  to  bank,
                       accounts
payable  and
    accrued liabilities, payable to shareholder and
                       customer
advances:

      The carrying amount approximates fair value because of the short-term maturity of these instruments.

      Notes receivable:

         The fair value is determined as the present value of expected future cash flows discounted at the imputed interest rates which approximates rates currently offered by local lending institutions for loans of similar terms to companies with comparable credit risk. Accordingly, the carrying amount approximates fair value.

      Capital leases and loans payable:

         The carrying values of the obligations under capital leases and loans payable approximate their fair values, as the effective interest rates of the obligations under capital leases and loans payable approximate the current market rates for similar debt instruments.

      Limitations:

         Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instruments. These instruments are subjective in nature and involve uncertainties and matters of significant judgement and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

   (m) Use of estimates:

      The preparation of financial statements in conformity with generally accepted accounting principles requires
management to make estimates and
      assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and
liabilities at the date of the
   financial statements and the reported amounts of
                       revenues
and expenses
      during the reporting period. Significant areas requiring the use of management estimates relate to the determination of deferred revenue, useful lives for amortization and provision for contingencies. Actual results could differ from these estimates.

                            TSI TELSYS CORPORATION
            Notes to Consolidated Financial Statements
                               (continued) (In U.S.
                               dollars)

                    Years ended December 31, 1997 and
1996
 Nine months ended October 2, 1998 and October 3, 1997
(unaudited)


1. Significant accounting policies (continued):

   (n) Comprehensive loss
   Net loss represents comprehensive loss for all
                       periods
presented.

   (o) Interim financial statements

      Interim financial statements include all adjustments which in the opinion of management are necessary in order to make the financial statement not misleading.


2. Inventories:


                                               1998          1997
1996

                                         (unaudited)

   Raw materials                          $ 589,603
$ 530,056
$ 181,586
   Work-in-progress                          29,625
19,908
50,805

                                          $ 619,228
$ 549,964 $ 232,391



3. Property, plant and equipment:


   1998 (unaudited)


                                                    A
                                                    c
                                                    c
                                                    u
                                                    m
                                                    u
                                                    l
                                                    a
                                                    t
                                                    e
                                                    d
                                                    d
                                                    e
                                                    p
                                                    r
                                                    e
                                                    c
                                                    i
                                                    a
                                                    t
                                                    i
                                                    o
                                                    n
                                                             a
                                                             n
                                                             d
                                                Cost
amortization Net
   Equipment under capital leases          $ 360,254
$ 183,699
$ 176,555
   Computers and equipment                   622,268
197,085
425,183
   Furniture and fixtures                    272,152
95,956
176,196
   Demo equipment                            119,064
119,064
-
   Laboratory equipment                      416,559
416,559
-
   Software                                  404,459
355,841
48,618
   Leasehold improvements                    312,190
63,135
249,055

                                         $ 2,506,946
$ 1,431,339 $ 1,075,607

                            TSI TELSYS CORPORATION
                               Notes to Consolidated
                               Financial Statements
                               (continued) (In U.S.
                               dollars)
                    Years ended December 31, 1997 and
1996
 Nine months ended October 2, 1998 and October 3, 1997
(unaudited)




3. Property, plant and equipment (continued):


   1997


                                                    Ac
                                                    cu
                                                    mu
                                                    la
                                                    te
                                                    d
                                                    de
                                                    pr
                                                    ec
                                                    ia
                                                    ti
                                                    on
                                                             a
                                                             n
                                                             d
                                                Cost
amortization Net
   Equipment under capital leases          $ 360,254
$ 129,661
$ 230,593
   Computers and equipment                   557,740
108,726
449,014
   Furniture and fixtures                    272,151
55,813
216,338
   Demo equipment                            119,064
119,064
-
   Laboratory equipment                      416,559
395,873
20,686
   Software                                  392,909
255,681
137,228
   Leasehold improvements                    312,190
38,758
273,432

                                         $ 2,430,867
$ 1,103,576
$ 1,327,291



   1996


                                                     A
                                                     c
                                                     c
                                                     u
                                                     m
                                                     u
                                                     l
                                                     a
                                                     t
                                                     e
                                                     d
                                                     d
                                                     e
                                                     p
                                                     r
                                                     e
                                                     c
                                                     i
                                                     a
                                                     t
                                                     i
                                                     o
                                                     n
                                                              a
                                                              n
                                                              d
                                                Cost
amortization Net


   Equipment under capital leases          $ 321,519
$ 58,255
$ 263,264
   Computers and equipment                   272,459
39,810
232,649
   Furniture and fixtures                     63,882
11,843
52,039
   Demo equipment                            117,139
117,139
-
   Laboratory equipment                      331,063
241,199
89,864
   Software                                  457,737
143,995
313,742
   Leasehold improvements                    196,641
7,564
189,077

                                         $ 1,760,440
$ 619,805  $ 1,140,635

                            TSI TELSYS CORPORATION
            Notes to Consolidated Financial Statements
                               (continued) (In U.S.
                               dollars)

                    Years ended December 31, 1997 and
1996
 Nine months ended October 2, 1998 and October 3, 1997
(unaudited)




4. Notes receivable:


                                             1998
1997
1996

                                       (unaudited)

     Receivable in monthly installments
     of $2,291 with imputed interest of 6.0%, with
     the balance due March 1,
2001 (see note 10                      $ 68,725
$ 89,342
$ 124,118
     Receivable in monthly installments
     of $1,070 plus interest at Royal Bank prime
     (6.0% at December 31, 1997) per annum, with
     the balance
due March 1, 2001 (see note 10)           32,090
42,786
54,552

                                         100,815
132,128 178,670
   Current portion                        40,326
40,326
38,747

                                        $ 60,489
$ 91,802 $ 139,923



5. Note payable to bank:

  Note payable to bank consists of advances on a
                    $5,000,000
commercial
  promissory note  secured by a $5,000,000 letter of
                        credit
issued by Arab-
Malaysian Bank Berhad and facilitated by the Company's
                       majority
shareholder.
 Amounts drawn under the  commercial  promissory  note
                         bear
interest at
  overnight Federal Funds  rate  plus  1%  (6.72%  at
                       December
31, 1997).
 The  total  amount outstanding  as  at  December  31,
                       1997 and
1996 was
   $3,407,500  and  $Nil respectively.
   (Unaudited) On August 6, 1998, the bank demanded
                     repayment of
the $5,000,000
 loan owing by the Company. On August 21, 1998, Arab-
                       Malaysian
Bank repaid
the loan to the bank. The loan has been reflected as a
                        current
loan payable
   since the terms of repayment of the loan have not


been determined.

                            TSI TELSYS CORPORATION
            Notes to Consolidated Financial Statements
                               (continued) (In U.S.
                               dollars)

                    Years ended December 31, 1997 and
1996
 Nine months ended October 2, 1998 and October 3, 1997
(unaudited)




6. Capital leases and loans payable:

                                             1998
1997 1996
                                       (unaudited)

   Loans payable                         $ 83,466    $
135,926
$ 125,000
   Payable to Abrar Group International
   Sdn. Bhd., its major shareholder,
   with no interest bearing,
   due May, 1997                                -
-
68,500
   Obligations under capital leases        46,594
141,438
231,229
                                          130,060
277,364 424,729
   Less:  current installments             69,024
205,679
238,129

   Non-current portion                   $ 61,036
$ 71,685
$ 186,600


 The loans payable are unsecured and consisted  of
                        the
following at December
   31, 1997:

 (a)  A  loan  of  $125,000  bearing  interest  at 12%
                       repayable
in  monthly
    installments of $5,825 due on November 1, 1998.

 (B)  A  loan  of  $67,560  bearing interest at 10.5%
                       repayable
in monthly
   installments of $1,001 due on November 30, 2005.

   Principal due on capital lease obligations and loans payable as at
   December 31,1997 is as follows:

                                           Loans
                                         Capital lease
                                         payable
                                         obligations
Total

   1998                                  $ 79,207
$ 146,775
$ 225,982
   1999                                     7,440
17,753
25,193
   2000                                     7,440
-
7,440
   2001                                     7,440
-
7,440
   2002 and after                          34,399
-
34,399
                                          135,926
164,528 300,454
   Less:  Amount representing interest          -
23,090
23,090
                                          135,926
141,438 277,364
   Less:  Current installments             79,207
126,472
205,679

                                         $ 56,719
$ 14,966
$ 71,685

                            TSI TELSYS CORPORATION
            Notes to Consolidated Financial Statements
                               (continued) (In U.S.
                               dollars)

                    Years ended December 31, 1997 and
1996
 Nine months ended October 2, 1998 and October 3, 1997
(unaudited)




7. Stockholders' equity (deficiency):

   (a) Authorized:
      Common shares voting without par value
100,000,000
      Senior preferred shares without par value
100,000,000
      Junior preferred shares without par value
100,000,000

 (B) (Unaudited) Effective August 31, 1998, the issued
                          and
outstanding common
      shares were consolidated on the basis of one post consolidated share for each five pre consolidated shares. The financial statements have been changed to reflect the consolidation on a retroactive basis.



   (C) ISSUED AND OUTSTANDING:

      In 1995 the Company issued 2,630,000 common shares in exchange for
249,999 common shares of the Company's subsidiary, TSI
TelSys, Inc.
      The shares acquired represented the 25% of TSI TelSys Inc. which was owned by management and key employees of the subsidiary. These class
  A shares are subject to escrow provisions providing
                          for
their release
      over a period of five years. In addition, the Company may, at its option, repurchase (a) two thirds of the shares issued to any employee whose employment is terminated with the
                        Company
before May 10,
      1997; and (b) one third of the shares issued to any employee whose employment is terminated with the Company before November 10, 1998, all at a nominal amount.

    In 1997, the Company repurchased 95,630 (1996 -
                       225,233)
shares at a
      nominal value of $3 (1996 - $2). The excess of the assigned value over cost of the shares was credited to additional paid-in capital.

As at December 31, 1997 and 1996, there were no senior preferred shares and junior preferred shares issued and outstanding.

    (D) Common shares reserved:

 In 1995, the Company issued 4,100,000 share purchase
warrants and
      options, each of  which  entitles the holder to
acquire one common share
 of the Company for $4.38 per  share  at  any  time up
                          to
November 10,
     2000.  In 1997 and 1996,  a  warrant holder
                      exercised
800,000   and
      460,000 warrants and acquired 800,000 and 460,000 shares respectively.
      As at December 31, 1997 and 1996 there were warrants and options outstanding to purchase a total of 2,840,000

and 3,640,000 common shares.

                           TSI TELSYS CORPORATION
            Notes to Consolidated Financial Statements
                               (continued) (In U.S.
                               dollars)

                    Years ended December 31, 1997 and
1996
 Nine months ended October 2, 1998 and October 3, 1997
(unaudited)




8. Reconciliation of net loss to net cash used for operating activities:

  The reconciliation of net loss to net cash used for
                       operating
activities for
   the periods ended are as follows:


                               Nine months ended Years
ended
                          October 2,    October 3,
December 31,

                                1998          1997
1997 1996
                          (unaudited)   (unaudited)
Cash flows from operating activities:
   Loss from continuing
     operations         $ (2,184,716) $ (4,470,036) $
(6,546,167)
$ (5,483,055)
   Adjustments to reconcile
     loss from continuing operations to net cash used
     for continuing operations:
Amortization                 497,705       430,550
544,858
616,269
      Loss on sale of equipment    -             -
34,044 2,555
      Increase in accounts
        receivable        (1,192,654)     (924,922)
(760,363)
(206,404)
      Decrease (increase) in
        inventories          (69,264)     (474,955)
(317,573)
595,937
      Decrease (increase)
        in prepaid expenses
        and deposits          42,401      (223,538)
(165,655)
(15,795)
      Increase in deferred costs   -             -
659
      Increase in accounts
        payable and
        accrued liabilities 1,013,497      796,219
705,146 353,282
      Increase in customer
        advances                6,000      239,973
-
-
      Increase in deferred revenues
                                9,182      297,836
223,377 -
   Net cash used for continuing
     operations            (1,877,849)  (4,328,873)
(6,282,333)
(4,136,552)

   Earnings from discontinued
     operations                     -            -
-
8,681
   Adjustments to reconcile
     earnings from discontinued operations to net
     cash provided by discontinued operations:
      Amortization and depreciation -            -
3,536
      Gain on sale of equipment     -            -
(4,177)


   Net cash provided by
     discontinued operations        -            -
-
8,040


   Net cash used in operating
     activities          $ (1,877,849)  (4,328,873)
(6,282,333)
(4,128,512)

                            TSI TELSYS CORPORATION
            Notes to Consolidated Financial Statements
                               (continued) (In U.S.
                               dollars)

                    Years ended December 31, 1997 and
1996
 Nine months ended October 2, 1998 and October 3, 1997
(unaudited)


9. Commitments and contingencies:

   (a) Leases

   The Company rents office and warehouse space and
                        leases
furniture and
      computers under long-term operating leases.
The aggregate net rentals
      for these commitments, over the five year period ending December 31,
      2002, amount to approximately:

      1998      $ 381,000
      1999        344,000
      2000        268,000
      2001        214,000
      2002        221,000


      Rent expense for the years ended December 31, 1997 and 1996 was $302,338 and $169,020 respectively. (Unaudited) Rent expenses for the nine months ended October 2, 1998 and October 3, 1997 was
$206,050 and $231,549
      respectively.

   (b) Legal proceedings:

      In 1995, a third party commenced legal action in the amount of $180,000 against one of the Company's subsidiaries, for an
                        alleged
employment
      obligation regarding a non-related company. In
June 1996, on a summary
      judgement application, the United States district court for the District of Maryland ruled in favour of the subsidiary. The individual appealed to the United States Court of Appeals for the Fourth
Circuit, which in
 Februrary 1998, vacated the lower court's ruling and remanded the case for trial. The Company will continue to defend the
                        action
vigourously. No
      provision was made in the accounts, as the outcome was not determinable as of December 31, 1997.

      (Unaudited)  The  claim  was  settled  on June
26, 1998 and the Company
      paid $130,000 to the third party.

   (C) Continuance as a Delaware corporation:

      Holders of the common shares have the right to dissent in connection with the continuance of the Company from Canada to the United States as a Delaware corporation and be paid the fair value of
such
      stockholder's common shares if the stockholder objects to the continuance and the continuance becomes effective.

   (D) Guarantees:

      The Company provided guarantees, secured by term deposits, to the Royal
 Bank of Canada for Canadian $266,000 as security  for
                          the
existing bank
      operating loans of the purchasers (see note 10).
The  bank
loans are
  being repaid by the purchasers businesses over the
                        period
ending April 1,
      As at November 1, 1998, the operating loans payable to Royal Bank of
      Canada amounted to Canadian $156,827.

                            TSI TELSYS CORPORATION
            Notes to Consolidated Financial Statements
                               (continued) (In U.S.
                               dollars)

                    Years ended December 31, 1997 and
1996
 Nine months ended October 2, 1998 and October 3, 1997
(unaudited)


9. Commitments and contingencies (continued):

   (e) Uncertainty due to the Year 2000 Issue:

      The Year 2000 issue arises because many
computerized systems use two
      digits rather than four to identify a year. Date-
sensitive systems may
  recognize the year 2000 as 1900 or some other date,
resulting in errors
 when information using Year 2000 dates is processed.
                          In
addition,
      similar problems may arise in some systems which
use certain dates in
      1999 to represent something other than a date.
The effects of the Year
      2000 issue may be experienced before, on, or
after January 1, 2000, and,
    if not addressed, the impact on operations and
                       financial
reporting may
      range from minor errors to significant systems
failure which could affect
      an entity's ability to conduct normal business
operations. It is not
  possible to be certain that all aspects of the Year
                         2000
issue affecting
 the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

10. Discontinued operations:

   In 1996, one of the Company's subsidiaries, CADL, had a distribution contract with its main supplier which as not renewed
                        by the
supplier. As a
 result, CADL ceased operations at the end of January,
                       1996 and
was
   liquidated. In addition, the Company sold certain
                       assets of
another
subsidiary, Contour Kitchen Design Ltd. ("CKDL") to DG
                        Pacific
Distribution
 Limited ("DG") for consideration of 49% of the shares
                        of DG.
Then the
 Company signed an agreement to sell 51% of the shares
                       of CKDL,
and granted
   options for the respective holders to acquire the
                     remaining 49%
of DG and
 CKDL for cash consideration in the amount of $1, such
                        options
to be
    exercisable upon the repayment, in full, of all
                     principal and
interest owing
    under the promissory notes (see Note 4) and the
                    release of the
Company from
 its guarantees in respect of the bank loans owing by
                        DG and
CKDL (see Note 9
 (D)). As a result of these events, the Company ceased
                        in its
kitchen
   appliance segment and the operations of these former subsidiaries have been recorded as discontinued operations and have been
                      accumulated
under the
   heading "Earnings from discontinued operations" in the Consolidated
   Statements of Operations and Deficit.

Earnings from discontinued operations are comprised of
                          the
following:


                                                         1997
1996



   Sales                                                  $ -   $
815,001
   Cost of sales                                            -
705,008



Expenses                                                    -
194,026


   Net operating loss                                       -
84,033

   Gain on sale of discontinued operations                  -
92,714

   Earnings from discontinued operations                  $ -
$ 8,681

                            TSI TELSYS CORPORATION
            Notes to Consolidated Financial Statements
                               (continued) (In U.S.
                               dollars)

                    Years ended December 31, 1997 and
1996
 Nine months ended October 2, 1998 and October 3, 1997
(unaudited)




11. Stock option plan:

 The Company has an Employee  Stock  Option  Incentive
                         Plan
(the "Plan")
 which provides  for the issuance of stock options to
                          key
employees and
directors. The Plan was  amended  in  March,  1997, to
                       increase
the time
period for the exercise of options from thirty days to
                        ninety
days after the
   termination of employment.

   (Unaudited) The Plan was amended in June, 1998 to
                     increase the
number of
 common shares which may be issued on the exercise of
                      options to
a aggregate
 of 2,401,883 common shares. The plan was also amended
                       in June,
1998 to
  limit the number of options which may be granted to
                       insiders,
which are
generally defined as executive officers of the company
                          and
directors of the
      Company and its subsidiaries, to 10% of the
                  outstanding common
shares, to
 limit the number of common shares which may be issued
                          to
insiders on the
exercise of options within a one year period to 10% of
                          the
outstanding
  number of common shares, and to limit the number of
                        common
shares which may
    be issued to any one insider and such insider's
                      associates
within a one year
  period to 5% of the outstanding common shares. The
                       Plan was
amended on
   November 12, 1998, to provide for the issuance of
                      options to
persons or
  companies engaged to provide ongoing management or
                      consulting
services to
the Company or its subsidiaries. On November 12, 1998,
                          the
Board of
  Directors of the Company amended the Plan to remove
                        the 10%
limitation on
     the number of options which may be granted to
                     insiders, to
remove the 10%
limitation on the number of common shares which may be
                        issued
to insiders on
 the exercise of options within a one year period, and
                       to remove
the 5%
limitation on the number of common shares which may be
                        issued
to any one
  insider and such insider's associates within a one
                     year period.
This
      amendment is subject to the approval of the
                  shareholders of the
Company.

    Options in  the  Company  are  issued  with  an
                       exercise
price denominated
   in Canadian  dollars.  In this section, exercise
                      prices have
been  reported
   in U.S. dollar equivalents.

 At December 31,  1997, there were 188,043 additional
                        options
available for
  grant under the Plan.  (Unaudited)  On October  2,
                      1998 there
were 819,882
   additional options  available for grant under the
                      Plan.   The
per share
 weighted-average fair value of stock options  granted
                        during
1997 and 1996
  was  $2.44  and $4.85 (unaudited - 1998 - $0.37) on
                      the date of
grant using
   the Black Scholes option-pricing  model with the
                       following
weighted-average
 assumptions - expected volatility of  50%;  expected
                       dividend
yield  nil%,
   risk-free interest rate of 4.00%, and an expected life of 5 years.

   The  Company  applies  APB  Opinion  No.  25  in
                      accounting
for its Plan
    and, accordingly, no compensation cost has been
                    recognized for
its stock
  options in  the  financial  statements  because  of
                        options
have been issued
  with an exercise price greater than on equal to the
                        market
price of the stock
   on the date of grant.  Had the Company determined
                     compensation
cost  based
   on the fair value at the grant date for its stock
                     options under
SFAS No.
   123,  the Company's  net  loss and loss per share
                      would have
been increased
   to the pro forma amounts indicated below.

                            TSI TELSYS CORPORATION
            Notes to Consolidated Financial Statements
                               (continued) (In U.S.
                               dollars)

                    Years ended December 31, 1997 and
1996
 Nine months ended October 2, 1998 and October 3, 1997
(unaudited)




11. Stock option plan (continued):


                                       1998
1997
1996

                                 (unaudited)
   Net loss:
      As reported              $ (2,184,716)   $
(6,546,167)   $
(5,474,374)
      Pro forma                  (2,363,361)
(7,012,890)
(6,716,231)



 Stock option activity during the periods indicated is
                          as
follows:



Weighted-

Number of average

shares exercise price
   Balance, December 31, 1995                         100,000
$ 1.90
   Granted                                            204,100
8.12
   Exercised                                          (61,667)
1.18
   Forfeited                                           (8,333)
1.83


   Balance, December 31, 1996                         234,100
7.53
   Granted                                            423,524
5.70
   Forfeited                                          (41,450)
6.93


   Balance, December 31, 1997                         616,174
6.07
   (Unaudited)
   Granted
1,268,700
1.30
   Forfeited
(414,323)
5.76


   Balance, October 2, 1998 (unaudited)
1,470,551
$ 1.90
 At December 31, 1997,  the range of exercise prices
                         and
weighted-average
Remaining contractual life of outstanding options was
                       $1.05 -
$9.01
(unaudited - October 2, 1998 - $0.58 - $8.28) and 4.5
                       years,
respectively.

   Excise prices shown have been converted from Canadian dollars to their
   U.S. dollar equivalents.

                            TSI TELSYS CORPORATION
            Notes to Consolidated Financial Statements
                               (continued) (In U.S.
                               dollars)

                    Years ended December 31, 1997 and
1996
 Nine months ended October 2, 1998 and October 3, 1997
(unaudited)




11. Stock option plan (continued):
   At December 31, 1997 and 1996, the number of options exercisable was 159,589 and 49,625, respectively  (unaudited - October 2,
                       1998 -
369,056), and the
   weighted-average exercise price of those options was $6.40 and $5.29, respectively (unaudited - October 2, 1998 -
$3.96).

(Unaudited) On June  1,  1998  the  Company  awarded
                      options,
as part of the
  employment  contract, to its president and chief
                      executive
office  of  the
Company, to purchase  487,700  common shares of which
                       307,700
vest according
to a time-based schedule and 180,000  vest  according
                        to a
performance-based
  schedule.  The options have an exercise price  of
                      Canadian
$2.25 per share
  and expire at the earlier of ninety days from the
                       date of
termination or May
   31, 2008.

12. Income taxes:

  Loss before income taxes for each of the periods
                    presented by
jurisdiction
   are as follows:


                                                           1997 1996
   Canada
$ 230,763
$ 247,025
   United States
6,315,404
5,227,349


                                                    $
6,546,167 $ 5,474,374



 The tax effects of temporary differences and carry
                      forwards
that give rise
   to significant portions or deferred tax assets and liabilities at December
   31, 1997 and 1996 were as follows:

                                                           1997 1996


   Deferred tax assets - loss carry forward         $
4,523,949 $
2,571,620
   Valuation allowance
4,523,949
2,571,620



                                                            $ -
$ -

    SFAS 109 requires that deferred tax assets be
                    reduced by a
valuation
  allowance if it is more likely than not that some
                     portion or
all of the
   deferred tax asset will not be realized. During
                    1997, the net
increase in
   the valuation allowance was $1,952,329 (1996 -
                    $1,890,768).

                            TSI TELSYS CORPORATION
            Notes to Consolidated Financial Statements
                               (continued) (In U.S.
                               dollars)

                    Years ended December 31, 1997 and
1996
 Nine months ended October 2, 1998 and October 3, 1997
(unaudited)




13. Segmented information:

   The Company operates in one segment. Export sales were primarily to Japan
  And amounted to $1,362,166 and $nil for the  years
                         ended
December 31, 1997
and 1996 respectively.  (Unaudited) $2,799,584 for the
                         nine
months ended
   October 2, 1998.



14. Major customers:

   The sales to major customers are approximately as

                       follows:

                                     1998
1997
1996
                               (unaudited)

   National Aeronautics and Space
     Administration            $ 2,703,100    $
2,096,300    $
2,794,500
   NEC Corporation               2,799,584
1,278,066
-


   As at December 31, 1997 and 1996, NEC Corporation
                     accounted for
40% and nil
 of accounts receivable (unaudited - October 2, 1998 -
                         29%).


15. Related party transactions:

   In the year ended December 31, 1996, the Company paid management fees of
   $292,056 to Abrar Group International Sdn. Bhd.,
                     ("Abrar") its
majority
   shareholder. The Company paid fees to Abrar for the facilitation and guarantee by Abrar to Arab-Malaysian Bank Berhad on
                      the letter
of credit
 referred to in note 5 of $225,000 for the year ended
                       December
31, 1997 and
(unaudited) $125,000 for the nine months ended October
                       2, 1998.

                                      PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.     Indemnification of Officers and
Directors.

     The Continued Company will be organized under the laws of the State of
Delaware. The DGCL provides that a Delaware corporation has the power generally to indemnify its directors, officers, employees and other agents
(each, a "Corporate Agent") against expenses and liabilities (including amounts paid in settlement) in connection with any proceeding involving such person by reason of his being a Corporate Agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful.
In the case of an action
brought by or in the right of the corporation, indemnification of a Corporate
Agent against expenses is permitted if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of
Chancery or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of such proceeding, whether or not by or in the right of the corporation, or in the defense of any claim, issue or matter therein, the corporation is required to indemnify such person for expenses in connection therewith. Expenses incurred by a Corporate Agent in connection with a proceeding may, under certain circumstances, be paid by the corporation in advance of the final disposition of the proceeding as the corporation deems appropriate. The power to indemnify and advance the expenses under the DGCL does not exclude other rights to which a Corporate
Agent may be entitled to
under the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

  The Company's Delaware Certificate of Incorporation
                          and
Delaware Bylaws
will provide for the indemnification of the officers and directors of the
Company for certain expenses, judgments, fines and payments incurred by them in connection with the defense or settlement of claims asserted against them in their capacities as officers and directors of the Company to the fullest extent authorized by the DGCL, provided that such indemnification is authorized (i) by a majority vote of the directors who are not parties to the action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders, or (iv) by a court of competent jurisdiction in the State of Delaware. To the extent, however, that a director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses
(including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case. In addition, expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Company, upon the determination by the Board of Directors, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company, provided the Company approves in advance counsel selected by the director or officer, which approval shall not be unreasonably withheld.

     The Delaware Certificate of Incorporation of the
Company will also contain
provisions which limit the personal liability of directors to the Company or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability: of any director for any breach of the director's duty of loyalty to the Company or its stockholders; for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law; for certain unlawful payments of dividends or stock repurchases under Section 174 of the DGCL; or for any transaction from which the director derives an improper personal benefit.
These provisions do not
limit the rights of the Company or any stockholder to seek an injunction or any other non- monetary relief in the event of a breach of a director's fiduciary duty. In addition, these provisions apply only to claims against a director arising out of his or her role as a director and do not relieve a director from liability for violations of statutory law, such as certain liabilities imposed on a director under the federal securities laws.

 Under the DGCL, a Delaware corporation has the power
                          to
purchase and
maintain insurance on behalf of any Corporate Agent against any liabilities asserted against and incurred by him in such capacity, whether or not the corporation has the power to indemnify him against such liabilities under the
DGCL. The Company currently maintains directors' and officers' insurance and intends to maintain such insurance if available at a reasonable cost.

     Reference is made to Sections 102(b)(7) and 145 of the DGCL, in connection with the above summary of indemnification, insurance and limitation of liability.

   The purpose of these provisions is to assist the
                      Company in
retaining
qualified individuals to serve as officers, directors or other Corporate Agents of the Company by limiting their exposure to personal liability for serving as such.


ITEM 21.     Exhibits and Financial Statement
Schedules.

(a) Exhibits

Exhibit
Number     Description
3.1     Articles of TSI TelSys Corporation
5.1 Opinion of Venable, Baetjer & Howard, LLP regarding legality of securities being registered.
8.1 Opinion of Venable, Baetjer & Howard, LLP regarding U.S.
federal tax
        matters.
8.2     Opinion of Clark, Drummie & Company regarding
Canadian tax
matters.*
10.1 Employment Agreement dated as of May 20, 1998 between TSI
TelSys
        Corporation and Joseph T. Pisula.*
10.2    Company Key Employee Stock Option Incentive
Plan.
10.3 Agreement of Lease dated November 22, 1995 by and between
Brit Limited
 Partnership and TSI TelSys, Inc., as amended by First
Amendment to
        Lease dated July 2, 1996 by and between TSI
TelSys, Inc. and Brit
        Limited Partnership and by Second Amendment to
Lease dated September
        30, 1996, by and between TSI TelSys, Inc.
10.4    Subcontract number NAS5-96-010-27 dated
July 1, 1997
between Unisys
        Corporation and TSI TelSys, Inc.*
10.5    Contract dated July 8, 1998 between Cornes
& Co. Ltd,
Tokyo and TSI
        TelSys, Inc. (Order No. ZLS-2164/97B).*
10.6    Contract dated July 8, 1998 between Cornes
& Co. Ltd.,
Tokyo and TSI
        TelSys, Inc. (Order No. ZLS-2163/97B).*
21.1    List of Subsidiaries of the Registrant.
23.1    Consent of Clark, Drummie & Company.*
23.2    Consent of Venable, Baetjer & Howard, LLP.
(included in
Exhibit 5.1).
23.3    Consent of KPMG LLP, Chartered Accountants.
24.1 Power of Attorney (contained on the signature page).
27.1    Financial Data Schedule

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

ITEM 22.       Undertakings.

          Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities
Act of 1933 and will be
governed by the final adjudication of such issue.

          The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          The undersigned Registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                    SIGNATURES
          Pursuant to the requirements of the
Securities Act of 1933, the
Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Maryland, on the 23rd day of December, 1998.


                                          TSI TELSYS
CORPORATION
                                   By:    /s/ Joseph
T. Pisula
                                          Joseph T.
                                          Pisula
                                          President
                                          and Chief
Executive Officer


                                  POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Joseph T. Pisula and Paul R. Sevigny, either of whom may act, as their true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments
(including post-effective amendments) to this registration statement, to sign any related registration statement filed pursuant to Rule 462(b) of the
Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the
Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature               Title
Date
/s/ Joseph T. Pisula    President, Chief Executive
December 23,
1998
Joseph T. Pisula        Officer (Principal
                  Executive Officer)

/s/ Paul R. Sevigny     Vice President and
December 23,
1998
Paul R. Sevigny         Chief Financial Officer and
Director
                        (Principal Financial and
                  Accounting Officer)

/s/ Dr. Abdul Rahman Bin Abdullah    Director
December 23, 1998
Dr. Abdul Rahman Bin Abdullah

/s/ Garry R. Bahsler
Garry R. Bahsler        Director
December 23,
1998

                              TSI TelSys Corporation
                            7100 Columbia Gateway
Drive
                              Columbia, Maryland
21046

                PROXY SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS


          The undersigned hereby appoints Garry R.
Bahsler and Paul Sevigny and
each of them as proxies of the undersigned with full power of substitution, to act and vote at the Special Meeting of Stockholders of TSI TelSys Corporation
(the "Company") to be held on ________ __, 1999 and at any adjournment thereof
(the "Special Meeting"). The undersigned acknowledges receipt of a notice of the meeting dated ________ __, 1999.

          The shares represented by this proxy will be voted as directed below or, if a direction is not indicated, will be voted
"FOR" the proposal referred
to below.

1. Approval of the proposed reduction and change in authorized share capital by (a) reducing the authorized number of
                        Common
Shares from
       100,000,000 shares to 40,000,000 shares and
changing their designation
  to U.S. $.01 par value Common Shares, (b) canceling
                          the
unissued Senior
 Preferred Shares, Series 1 as a series of shares and reducing the authorized number of Senior Preferred Shares from 100,000,000 to
  2,000,000 shares and changing their designation to
                         U.S.
$5.00 par value
     Preferred Shares, and (c) deleting the Junior
                       Preferred
Shares as a
       class of shares.

          FOR          AGAINST          ABSTAIN

2. Approval of the proposed discontinuance of the Company from the Province of New Brunswick, Canada and continuance to the State of Delaware,
       United States.

          FOR          AGAINST          ABSTAIN

3. Approval of the proposed amendment to the Company's Key
Employee Stock
 Option Incentive Plan (the "Plan") to reduce certain restrictions on the number of options which can be granted under the Plan.

          FOR          AGAINST          ABSTAIN


4. To increase the size of the Board of Directors from six to seven members and to elect _______to the Board of Directors of the Company.



Date: ______________, 1999


Signature:
______________________________________________________
________
          (Please sign name exactly as stock is
          registered, as
indicated
           on the Notice of Special Meeting of
Shareholders accompanying this
    Proxy. If you are signing in a representative capacity, please indicate the capacity in which you are
signing.)

(PRINT NAME)
____________________________________________________
_
CAPACITY (if applicable)
_________________________________________

No. of Common Shares owned:  ______________


Please return your proxy to Garry Bahsler, Secretary, TSI TelSys Corporation,
7100 Columbia Gateway Drive, Columbia, Maryland
21046, prior to the date of the
Special Meeting.

                                   Appendix
"A"
                           CERTIFICATE OF
                                         DO
                                         ME
                                         ST
                                         IC
                                         AT
                                         IO
                                         N
                                         OF
                               TSI TELSYS
CORPORATION


          TSI TelSys Corporation (the
"Corporation"), a corporation organized
and existing under the laws of the Province of New
Brunswick, Country of
Canada, does hereby certify as follows:

FIRST: The Corporation was continued as a New
Brunswick, Canada, corporation on
the 15th day of April 1996, and was first formed as a corporation named
International Contour Technology Inc. under the
Company Act of British
Columbia, Canada, on the 22nd day of September, 1987, which name became TSI
TelSys Corporation under the Company Act of British
Columbia, Canada, on the
27th of October, 1995.

SECOND: The name of the Corporation immediately prior to the filing of this
Certificate of Domestication was TSI TelSys
Corporation.

THIRD: The name of the Corporation under which it is filing a Certificate of
Incorporation is TSI TelSys Corporation.

FOURTH: The principal place of business of the Corporation immediately prior to the filing of this Certificate of Domestication was the Country of the United
States of America.

FIFTH: A Certificate of Incorporation of TSI TelSys
Corporation is being filed
contemporaneously with this Certificate of
Domestication.

IN WITNESS WHEREOF, the Corporation has caused this
Certificate of Domestication to be signed by Garry R.
Bahsler, its Secretary, who is
authorized to sign this Certificate of Domestication
on behalf of the
Corporation, this ___day of December, 1998.
                                    TSI TelSys
Corporation
                                    By:
________________________________
                                        Garry
R. Bahsler, Secretary

                                  Appendix "B"
                         CERTIFICATE OF
INCORPORATION
                                       OF
                            TSI TELSYS
CORPORATION

          FIRST:     The name of the
corporation (the "Corporation") is TSI
TelSys Corporation.

          SECOND:     The address of the Corporation's
registered office in the
State of Delaware is 1013 Centre Road in the city of Wilmington in the county of New Castle. The name of the registered agent at such address is CSC
Corporation.

          THIRD:     The purpose of the corporation is
to engage in any lawful
act or activity for which corporations may be organized under the General
Corporation Law of the State of Delaware.

   FOURTH:     The total number of shares which the
Corporation shall
have authority to issue is 40,000,000 shares of common stock and the par value of each such share is .01 Dollars ($.01) per share;
and 2,000,000 shares of
senior preferred stock and the par value of each such share is Five Dollars
($5.00). The Board of Directors is hereby expressly authorized to adopt, by resolution or resolutions, a certificate of designations to provide for the issuance of any class or of any series of any class of stock, the number of shares of such class or series of any class of stock, and the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, if any.

    FIFTH:     The name and mailing address of the
incorporator are
_________.

   SIXTH:     The names and mailing addresses of the
persons who are to
serve as directors until the first annual meeting of stockholders, or until their successors are elected and qualify, are Joseph
T. Pisula, Dr. Wan Muhamad
Hasni Wan Sulaiman, Paul R. Sevigny, Garry R. Bahsler,
Dr. Abdul Rahman Bin
Abdullah, Azman Hussin and __________.

    SEVENTH:    To the maximum extent permitted by
applicable law as
amended from time to time, the Corporation shall indemnify and advance expenses to any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses
(including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or satisfies the standard of conduct required by applicable law.

    EIGHTH: The liability of the directors of the Corporation to the
Corporation and its stockholders for monetary damages shall be limited to the maximum extent permitted by Delaware law. No amendment or repeal of this paragraph, or the adoption of any provision of the Corporation's charter inconsistent with this paragraph, shall apply to or affect in any respect the rights to limitation of liability of any director of the Corporation with respect to any alleged act or omission which occurred prior to such amendment, repeal or adoption.

          NINTH:     The Board of Directors shall have
the power to adopt,
amend or repeal bylaws.


          IN WITNESS WHEREOF, the undersigned, being the sole incorporator herein named, for the purpose of forming a Delaware corporation, has executed, signed and acknowledged this certificate of incorporation this ____ day of
__________, 1999.

                                    __________________
                                    ____________
                                    Incorporator

                                    Appendix "C"
                                       BYLAWS
                                         OF
                               TSI TELSYS CORPORATION

                                     ARTICLE I

                                   Stockholders

          Section 1.1     Annual Meetings.  An annual
meeting of stockholders
shall be held for the election of directors at such date, time and place, either within or outside of the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

          Section 1.2    Special Meetings.  A special
meeting of stockholders
for any purpose or purposes may be called at any time by the Board of
Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

    Section 1.3     Notice of Meetings.  Whenever
stockholders are
required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these bylaws, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.
If mailed, such notice
shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his/her address as it appears on the records of the corporation.

     Section 1.4     Adjournments.  Any meeting of
stockholders, annual or
special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 1.5     Quorum.  Except as otherwise
provided by law, the
certificate of incorporation or these bylaws, at each meeting of stockholders, the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.4 of these bylaws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes, provided, however, that the foregoing shall not limit the right of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

          Section 1.6     Organization.  Meetings of
stockholders shall be
presided over by the Chairman of the Board, if any, or in his/her absence by the Vice Chairman of the Board, if any, or in his/her absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his/her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

          Section 1.7     Voting; Proxies.  Except as
otherwise provided by the
    certificate of incorporation, each stockholder
                   entitled to vote
at any meeting
of stockholders shall be entitled to one vote for each share of stock held by him/her which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him/her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation.
Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the certificate of incorporation or these bylaws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon which are present in person or represented by proxy at the meeting.

   Section 1.8     Fixing Date for Determination of
Stockholders of
Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 1.9     List of Stockholders
Entitled to Vote. The Secretary
shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

          Section 1.10     Action By Consent of
Stockholders. Unless otherwise
restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Prompt notice of
the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                     ARTICLE II

                                 Board of Directors

          Section 2.1     Number; Qualifications.  The
Board of Directors shall
consist of a minimum of five and a maximum of fifteen members, the number thereof to be determined from time to time by resolution of the Board of
Directors.  Directors need not be stockholders.

    Section 2.2     Election; Resignation; Removal;
Vacancies.  The Board
of Directors shall initially consist of the persons named as directors in the certificate of incorporation, and each director so elected shall hold office until the first annual meeting of stockholders or until his/her successor is elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his/her successor is elected and qualified. Any director may resign at any time upon written notice to the corporation. Any newly created directorship or any vacancy occurring in the
Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he/she has replaced or until his/her successor is elected and qualified.

          Section 2.3     Regular Meetings.  Regular
meetings of the Board of
Directors may be held at such places within or outside of the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

          Section 2.4     Special Meetings.  Special
meetings of the Board of
Directors may be held at any time or place within or outside of the State of
Delaware whenever called by the President, any Vice
President, the Secretary,
or by any member of the Board of Directors. Notice of a special meeting of the
Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.

          Section 2.5     Telephonic Meetings
Permitted.  Members of the Board
of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

          Section 2.6     Quorum; Vote Required for
Action.  At all meetings of
the Board of Directors, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business.
Except in cases in which
the certificate of incorporation or these bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          Section 2.7     Organization.  Meetings of
the Board of Directors
shall be presided over by the Chairman of the Board, if any, or in his/her absence by the Vice Chairman of the Board, if any, or in his/her absence by the
President, or in their absence by a chairman chosen at the meeting. The
Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

          Section 2.8     Informal Action by
Directors. Unless otherwise
restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

          Section 2.9     Committees.  The Board of
Directors may, by
resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.
In the absence or
disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the
Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

          Section 2.10     Committee Rules.  Unless
the Board of Directors
otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.


                                    ARTICLE III
                                      Officers
    Section 3.1      Executive Officers; Election;
Qualifications; Term
of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The
Board of Directors may also choose one or more Vice
Presidents, one or more
Assistant Secretaries, a Treasurer and one or more
Assistant Treasurers.  Each
such officer shall hold office until the first meeting of the Board of
Directors after the annual meeting of stockholders next succeeding his/her election, and until his/her successor is elected and qualified or until his/her earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

          Section 3.2     Powers and Duties of
Executive Officers. The
officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The
Board of Directors may
require any officer, agent or employee to give security for the faithful performance of his duties.


                                    ARTICLE IV

                                       Stock
          Section 4.1     Certificates.  Every holder
of stock shall be
entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the
President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation, certifying the number of shares owned by him/her in the corporation.
Any of or all the
signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he/she were such officer, transfer agent, or registrar at the date of issue.

    Section 4.2     Lost, Stolen or Destroyed Stock
Certificates;
Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his/her legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                    ARTICLE V

                                 Indemnification

    Section 5.1     Right to Indemnification.  The
corporation shall
indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he/she, or a person for whom he/she is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against expenses
(including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful.
The corporation shall
be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the corporation.

          Section 5.2     Prepayment of Expenses.  The
corporation shall pay
the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

          Section 5.3      Claims.  If a claim for
indemnification or payment
of expenses under this Article is not paid in full within sixty days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim: In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

          Section 5.4     Non-Exclusivity of Rights.
The rights conferred on
any person by this Article V shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

      Section 5.5     Other Indemnification.  The
corporation's obligation,
if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

          Section 5.6     Amendment or Repeal.  Any
repeal or modification of
the foregoing provisions of this Article V shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                    ARTICLE VI

                                  Miscellaneous

          Section 6.1     Fiscal Year.  The fiscal
year of the corporation
shall be determined by resolution of the Board of Directors.

          Section 6.2     Seal.  The corporate seal
shall have the name of the
corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

    Section 6.3     Wavier of Notice of Meetings of
Stockholders,
Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

   Section 6.4     Interested Directors; Quorum.  No
contract or
transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his/her or their votes are counted for such purpose, if: (1) the material facts as to his/her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his/her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
(3) the contract or
transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

          Section 6.5     Form of Records.  Any
records maintained
by the
corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

          Section 6.6     Amendment of Bylaws.  These
bylaws may
be altered or
repealed, and new bylaws made, by the Board of Directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.

                                    Appendix "D"

                        TSI TELSYS CORPORATION (the
                             "Company") TEXT OF
                             SPECIAL RESOLUTION
                         AUTHORIZING CHANGE OF COMMON
SHARES


RESOLVED as a Special Resolution that:

1. the Articles of the Company be amended to change the designation of the common shares from without par value to with par value of one cent ($0.01)
United States of America currency per share (the
"Change of Designation") and
to change the limitation on the number of common shares that the Company is authorized to issue by providing that the Company is authorized to issue forty million (40,000,000) common shares (the "Change of Limitation");

2. the Directors of the Company be and they are hereby authorized to effect the said Change of Designation and Change of Limitation of common shares and to take such steps as may be necessary to implement the said Change of Designation and Change of Limitation, including but not limited to, the amendment of the
Articles of Continuation as may be required by the Business Corporations Act
(New Brunswick), and make such other changes to the proposed Change of
Designation and Change of Limitation as may be required by the regulatory authorities or otherwise if such change is deemed in the absolute discretion of the directors to be in the best interests of the Company; and

3. the Directors of the Company be and they are hereby authorized to postpone delivery to the Director under the Business
Corporations Act (New
Brunswick), or to abandon the application for the proposed Change of
Designation and Change of Limitation, without further approval by the shareholders for the Company, at any time prior to the issuance of Articles of
Amendment by the Director under the Business
Corporations Act (New Brunswick)
if such postponement or abandonment is deemed in the absolute discretion of the directors to be in the best interests of the Company.

                       TSI TELSYS CORPORATION (the
"Company")
                            TEXT OF SPECIAL RESOLUTION
                   AUTHORIZING CHANGE OF SENIOR
PREFERRED SHARES


RESOLVED as a Special Resolution that:

1. the Articles of the Company be amended to decrease the authorized capital of the Company by canceling the unissued senior preferred shares, series one and deleting the rights, privileges, restrictions and conditions attaching to the Senior Preferred shares, series one
(the "Cancellation of
Senior Preferred Shares Series One") and to change the designation of the senior preferred shares from without par value to par value of five dollars (5)
United States of America currency per share (the
"Change of Designation") and
to change the limitation on the number of senior preferred shares that the
Company is authorized to issue by providing that the Company is authorized to issue two million (2,000,000) senior preferred shares
(the "Change of
Limitation");

2. the Directors of the Company be and they are hereby authorized to effect the said Cancellation of Senior Preferred Shares
Series One, Change of
Designation and Change of Limitation of senior preferred shares and to take such steps as may be necessary to implement the said
Cancellation of Senior
Preferred Shares Series One, Change of Designation and
Change of Limitation,
including but not limited to, the amendment of the Articles of Continuation as may be required by the Business Corporations Act (New
Brunswick), and make such
other changes to the proposed Cancellation of Senior
Preferred Shares Series
One, Change of Designation and Change of Limitation as may be required by the regulatory authorities or otherwise if such change is deemed in the absolute discretion of the directors to be in the best interest of the Company; and

3. the Directors of the Company be and they are hereby authorized to postpone delivery to the Director under the Business
Corporations Act (New
Brunswick), or to abandon the application for the proposed Cancellation of
Senior Preferred Shares Series One, Change of
Designation and Change of
Limitation, without further approval by the shareholders for the Company, at any time prior to the issuance of Articles of Amendment by the Director under the Business Corporations Act (New Brunswick) if such postponement or abandonment is deemed in the absolute discretion of the directors to be in the best interests of the Company.

                                   RESOLUTION OF
                         TSI TELSYS CORPORATION (the
"Company")

                   AUTHORIZING CANCELLATION OF JUNIOR
PREFRRED SHARES


RESOLVED:

1. the Articles of the Company be amended to decrease the authorized capital of the Company by canceling the unissued junior preferred shares and deleting the rights, privileges, restrictions and conditions attaching to the junior preferred shares (the "Cancellation of Junior
Preferred Shares");

2. the Directors of the Company be and they are hereby authorized to effect the said Cancellation of Junior Preferred Shares and to take such steps as may be necessary to implement the said Cancellation of Junior Preferred Shares, including but not limited to, the amendment of the Articles of Continuation as may be required by the Business Corporations Act (New
Brunswick), and make such
other changes to the proposed cancellation of Junior
Preferred shares as may be
required by the regulatory authorities or otherwise if such change is deemed in the absolute discretion of the directors to be in the best interest of the
Company; and

3. the Directors of the Company be and they are hereby authorized to postpone delivery to the Director under the Business
Corporations Act (New
Brunswick), or to abandon the application for the proposed Cancellation of
Junior Preferred Shares, without further approval by the shareholders for the
Company, at any time prior to the issuance of Articles of Amendment by the
Director under the Business Corporations Act (New
Brunswick) if such
postponement or abandonment is deemed in the absolute discretion of the directors to be in the best interests of the Company.

                                   RESOLUTION OF
                        TSI TELSYS CORPORATION (the
"Company")

                     AUTHORIZING DISCONTINUANCE AND
CONTINUANCE


RESOLVED:

1. The Company discontinue in New Brunswick and continue in Delaware and the Directors of the Company be and they are hereby authorized and directed to make applications pursuant to: (i) section 127 of the Business Corporations Act of New Brunswick (the "NBBCA") to discontinue the Company from New Brunswick
(the "Discontinuance"); and (ii) section 388 of the Delaware General
Corporation Law (the "DGCL") to continue the Company as if it had been incorporated under the DGCL (the "Continuance");

2. the Directors of the Company be and they are hereby authorized to effect the said Discontinuance and Continuance and to take such steps as may be necessary to implement the said Discontinuance and Continuance, including but not limited to filing Articles of Discontinuance as may be required by the
NBBCA and Articles of Continuance under the DGCL, and make such other changes to the proposed discontinuance and continuance as may be required by the regulatory authorities or otherwise if such change is deemed in the absolute discretion of the directors to be in the best interests of the Company; and

3. the Directors of the Company be and they are hereby authorized to postpone delivery to the Director under the NBBCA and the DGCL or to abandon the application for the proposed Discontinuance and Continuance, without further approval by the shareholders for the Company, at any time prior to the issuance of Articles of Continuance by the Director under the DGCL if such postponement or abandonment is deemed in the absolute discretion of the directors to be in the best interests of the Company.

                                   RESOLUTION OF
                       TSI TELSYS CORPORATION (the
"Company")

AUTHORIZING AMENDMENT TO THE KEY EMPLOYEE STOCK OPTION
INCENTIVE PLAN


RESOLVED:

1.     The Company's Key Employee Stock Option
Incentive Plan (the "Plan") be
amended (i) to remove the 10% limitation on the number of options which may be granted to "Insiders" (which are generally defined as executive officers and directors of the Company and its subsidiaries); (ii) to remove the 10% limitation on the number of shares which may be issued to Insiders on the exercise of options within a one year period; and
(iii) to remove the 5%
limitation on the number of shares which may be issued to any one Insider and such Insider's associates within a one year period
(collectively
the "Plan
Amendment"); and

2. the Directors of the Company be and they are hereby authorized to effect the Plan Amendment and to take such steps as may be necessary to implement the
Plan Amendment, including making changes to the proposed Plan Amendment, as may be required by the regulatory authorities or otherwise if such change is deemed in the absolute discretion of the directors to be in the best interests of the
Company.

                                    RESOLUTION OF
                        TSI TELSYS CORPORATION (the
"Company")

                    INCREASE IN THE SIZE OF THE BOARD
                            OF DIRECTORS AND ELECTION
                            OF ____________

   That the size of the Board of Directors shall be increased from six to seven members and that ________ is hereby elected to the Board of Directors of the Company until the next annual meeting of shareholders of the Company or until his successor is elected or appointed.

                                    Appendix "E"

       Section 131 of the New Brunswick Business
Corporations Act

131(1) Subject to sections 132 and 166, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 128(4)(d) that affects the holder or if the corporation resolves to

   (a) amend its articles under section 113 to add,
                       change or
remove
 restrictions on the transfer of shares of a class or
                        series
of the shares
     of the corporation;

   (b) amend its articles under section 113 to add,
                       change or
remove any
 restriction upon the business or businesses that the corporation may carry on;

  (c) amend its articles under section 113 to provide
                         that
meetings of the
     shareholders may be held outside New Brunswick at one or more specified places;

     (d) amalgamate with another corporation, otherwise than under section 123;

     (e) be continued under the laws of another jurisdiction under section
     127;or

 (f) sell, lease or exchange all or substantially all
                          its
property under
     subsection 130(1).

131(2) A holder of shares of any class or series of shares entitled to vote under section 115 may dissent if the corporation resolves to amend its articles in a manner described in that section.

131(3) In addition to any other right he may have, but subject to subsection
(26), a shareholder who complies with this section is entitled, when the action approved by the resolution from which he dissents becomes effective, or an order is made under subsection 128(5), to be paid by the corporation the fair value of the shares held by him in respect of which he dissents, determined as of the close of business on the day before the resolution is adopted or an order is made, but in determining the fair value of the shares any change in value reasonably attributable to the anticipated adoption of the resolution shall be excluded.

131(4) A dissenting shareholder may only claim under this section with respect to all the shares of a class held by him on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

131(5) A dissenting shareholder shall send to the registered office of the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting or of his right to dissent.

131(6) The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has sent the objection referred to in subsection (5) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn his objection.

131(7) A dissenting shareholder shall, within twenty days after he receives a notice under subsection (6), or, if he does not receive such notice, within twenty days after he learns that the resolution has been adopted, send to the corporation a written notice containing

     (a) his name and address;
(b) the number and class of shares in respect of which
                          he
dissents; and
  (c) a demand for payment of the fair value of such
                        shares.

131(8) Not later than the thirtieth day after the sending of a notice under subsection (7), a dissenting shareholder shall send the certificates representing the shares in respect of which he dissents to the corporation or its transfer agent.

131(9) A dissenting shareholder who fails to comply with subsection (8) has no right to make a claim under this section.

131(10) A corporation or its transfer agent shall endorse on any share certificate received under subsection (8) a notice that the holder is a dissenting shareholder under this section and shall return forthwith the share certificates to the dissenting shareholder.

131(11) On sending a notice under subsection (7), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of his shares as determined under this section except where

  (a) the dissenting shareholder withdraws his notice
                        before
the corporation
     makes an offer under subsection (12),

     (b) the corporation fails to make an offer in accordance with subsection
     (12) and the dissenting shareholder withdraws his notice, or

  (c) the directors revoke a resolution to amend the
                       articles
under
     subsection 113(2), terminate an amalgamation agreement under subsection
 122(6), abandon an application for continuance under subsection 127(5), or abandon a sale, lease or exchange under subsection 130(7),

in which case his rights as the holder of the shares in respect of which he had dissented are reinstated as of the date he sent the notice referred to in subsection (7), and he is entitled, upon presentation and surrender to the corporation or its transfer agent of any certificate representing the shares that have been endorsed in accordance with subsection
(10), to be issued a new
certificate representing the same number of shares as the certificate so presented, without payment of any fee.

131(12) A corporation shall, not later than fourteen days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (7), send to each dissenting shareholder who has sent such notice

(a) a written offer to pay for his shares in an amount considered by the directors of the corporation to be the fair value
                       thereof,
accompanied
     by a statement showing how the fair value was determined; or

(b) if subsection (26) applies, a notification that it
                          is
unable lawfully
     to pay dissenting shareholders for their shares.

131(13) Every offer made under subsection (12) for shares of the same class or series shall be on the same terms.

131(14) Subject to subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection
(12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

131(15) Where a corporation fails to make an offer under subsection (12) or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as the Court may allow, apply to the Court to fix a fair value for the shares of any dissenting shareholder.

131(16) If a corporation fails to apply to the Court under subsection (15), a dissenting shareholder may apply to the Court for the same purpose within a further period of twenty days or within such further period as the Court may allow.

131(17) If a corporation fails to comply with subsection (12), then the costs of a shareholder application under subsection (16) are to be borne by the corporation unless the Court otherwise orders.

131(18) Before making application to the Court under subsection (15) or not later than seven days after receiving notice of an application to the Court under subsection (16), as the case may be, a corporation shall give notice to each dissenting shareholder who, at the date upon which the notice is given,

(a) has sent to the corporation the notice referred to
                          in
subsection (7),
and

 (b) has not accepted an offer made by the corporation
                         under
subsection
     (12), if such offer was made,

of the date, place and consequences of the application and of his right to appear and be heard in person or by counsel, and a similar notice shall be given to each dissenting shareholder who, after the date of such first mentioned notice and before termination of the proceedings commenced by the application, satisfies the conditions set out in paragraphs (a) and (b), within three days after he satisfies such conditions.

131(19) All dissenting shareholders who satisfy the conditions set out in paragraphs (18)(a) and (b) shall be deemed to be joined as parties to an application under subsection (15) or (16) on the later of the date upon which the application is brought and the date upon which they satisfy the conditions, and shall be bound by the decision rendered by the Court in the proceedings commenced by the application.

131(20) Upon an application to the Court under subsection (15) or (16), the
Court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the Court shall then fix a fair value for the shares of all dissenting shareholders.

131(21) The Court may in its discretion appoint one or more appraisers to assist the Court to fix a fair value for the shares of the dissenting shareholders.

131(22) The final order of the Court in the proceedings commenced by an application under subsection (15) or (16) shall be rendered against the corporation and in favor of each dissenting shareholder who, whether before or after the date of the order, complies with the conditions set out in paragraphs
(18)(a) and (b).

131(23) The Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

131(24) Where subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under subsection
(22), notify
each
dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

131(25) Where subsection (26) applies, a dissenting shareholder, by written notice delivered to the registered office of the corporation within thirty days after receiving a notice under subsection (24), may

 (a) withdraw his notice of dissent, in which case the corporation shall be deemed to consent to the withdrawal and the
                    shareholder is
reinstated to
     his full rights as a shareholder, or
     (b) retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or,
                         in a
liquidation, to
  be ranked subordinate to the rights of creditors of
                          the
corporation but in
     priority to its shareholders.

131(26) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

 (a) the corporation is or would after the payment be
                        unable
to pay its
     liabilities as they become due; or

 (b) the realizable value of the corporation's assets
                         would
thereby be
     less than the aggregate of its liabilities.

131(27) Upon application by a corporation that proposes to take any of the actions referred to in subsection (1), the Court may, if satisfied that the proposed action is not in all the circumstances one that should give rise to the rights arising under subsection (3), by order declare that those rights will not arise upon the taking of the proposed action, and the order may be subject to compliance with such terms and conditions as the Court thinks fit and notice of any such application and a copy of any order made by the Court upon such application shall be served upon the Director.


131(28) The Director may appoint counsel to assist the Court upon the hearing of an application under subsection (27).

                              TSI TELSYS CORPORATION
                                 INDEX TO EXHIBITS
Exhibit
Number       Description

3.1    Articles of TSI TelSys Corporation
5.1    Opinion of Venable, Baetjer & Howard, LLP
regarding
legality of
       securities being registered
8.1    Opinion of Venable, Baetjer & Howard, LLP
regarding U.S.
federal tax
       matters
8.2    Opinion of Clark, Drummie & Company regarding
Canadian tax
matters*
10.1   Employment Agreement dated as of May 20, 1998
between TSI TelSys
       Corporation and Joseph T. Pisula*
10.2   Company Key Employee Stock Option Incentive
Plan
10.3   Agreement of Lease dated November 22, 1995 by
and between Brit Limited
 Partnership and TSI TelSys, Inc., as amended by First
Amendment to Lease
       dated July 2, 1996 by and between TSI TelSys,
Inc. and Brit Limited
  Partnership and by Second Amendment to Lease dated
September 30, 1996,
       by and between TSI TelSys, Inc.
10.4   Subcontract number NAS5-96-010-27 dated July 1,
1997 between Unisys
       Corporation and TSI TelSys, Inc.*
10.5   Contract dated July 8, 1998 between Cornes &
Co. Ltd, Tokyo and TSI
       TelSys, Inc. (Order No. ZLS-2164/97B).*
10.6   Contract dated July 8, 1998 between Cornes &
Co. Ltd., Tokyo and TSI
       TelSys, Inc. (Order No. ZLS-2163/97B).*
21.1   List of Subsidiaries of the Registrant.
23.1   Consent of Clark, Drummie & Company.*
23.2   Consent of Venable, Baetjer & Howard, LLP
(included in Exhibit 5.1).
23.3   Consent of KPMG LLP, Chartered
Accountants.
24.1   Power of Attorney (contained on the
signature page). 27.1   Financial Data Schedule.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment.